UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SL Green Realty Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024

PROXY STATEMENT

APRIL 19, 2024

SL GREEN REALTY CORP.

LETTER TO STOCKHOLDERS
Dear Fellow Stockholders,
As we look back at 2023, the Board is proud of the performance that the SL Green team delivered. Despite the continued challenges facing New York City’s office sector, we persevered and are coming back even stronger. In 2023, we were proud to deliver a total shareholder return of 48%, the highest of our office REIT peers and the third highest of 128 REITs with a market capitalization in excess of $1 billion. We also outperformed the Dow Jones US Office Real Estate Index by nearly 5,000 basis points.
Our major successes this past year included two of the largest real estate transactions in New York City, underscoring the strength of our class-A portfolio. We also substantially completed our redevelopment of One Madison Avenue, another shining example of adaptive reuse of an existing building that will achieve the highest levels of sustainability with a target of LEED v4 Gold.
Our efforts towards creating long-term value are underscored by our ESG principles. In 2023, SL Green’s environmental sustainability endeavors reached a significant milestone as our emissions reduction targets gained approval from the Science Based Target Initiative (SBTi), ensuring they are aligned with the 1.5°C scenario outlined by the UN’s International Panel on Climate Change. Since our validation, SBTi has drafted new industry-specific guidance, which will allow real estate companies to redefine their targets. This shift demonstrates the evolving ESG landscape, which expands reporting requirements. Our sustainable leadership is recognized by our inclusion in the Dow Jones Sustainability Indexes, our Top 10 Ranking for ESG Disclosure by Bloomberg, and our inclusion in Newsweek’s 2023 America’s Most Responsible Companies list, among others.
Vital to the Board’s oversight responsibilities is ongoing outreach and responsiveness to our stockholders. The Board is proud of our commitment to stockholder engagement and track record of responsiveness to stockholder feedback. We have enhanced our proxy disclosure and delivered on our commitments by enhancing executive compensation and incentive design over the years.
With our future tied to the success of New York City, we are not just a developer shaping the city’s skyline or a dedicated employer, but also a partner building value with our tenants and suppliers and a neighbor giving back to our fellow New Yorkers. SL Green, alongside our employees, continues to support the two organizations we established to give back to the NYC communities where we live and work—Food1st and the SUMMIT Foundation. We also continued our partnership with Summer Youth Employment Program (SYEP), the nation’s largest youth employment program. SL Green employees also joined New York Cares’ Stand with Students education initiative, which has provided resources to New York City children affected by food insecurity and financial hardship.
Our business success and contributions as a good corporate citizen are a reflection of the dedication and hard work of our incredible workforce who continuously rise to overcome challenges. Our strong corporate culture is reflected in achieving Great Place to Work® certification again in 2023. Our employees exemplify the excellence of our organization, for whom we are forever thankful.
Directors Betsy S. Atkins and Edwin T. Burton are not standing for re-election at the 2024 Annual Meeting. We thank Betsy and Ed for their invaluable service on the Board, appreciate their contributions especially through the pandemic and wish them the best in their future pursuits.
The Board would also like to thank Andrew Mathias, who has transitioned from his role as President of SL Green. Andrew was a key figure in SL Green’s success as a public company and in building it into the undisputed market leader in New York City. Fortunately, we will continue to have Andrew’s valuable expertise and experience, as he continues to serve on the Board.
The SL Green Board remains committed to providing robust oversight of Management’s execution of the Company’s strategic priorities, safeguarding stockholder assets and creating long-term, sustainable value.
Sincerely,
John H. Alschuler
Lead Independent Director
Edwin T. Burton, III
Independent Director
Craig M. Hatkoff
Independent Director
Betsy S. Atkins
Independent Director
Lauren B. Dillard
Independent Director
Marc Holliday
Chairman of the Board of Directors,
Chief Executive Officer & Interim President
Carol N. Brown
Independent Director
Stephen L. Green
Director and Chairman Emeritus
Andrew W. Mathias
Director

1
OUR TRACK RECORD OF RESPONSIVENESS
Our Board has always valued stockholder feedback and has embarked on a robust stockholder outreach program over many years. That feedback has served as a key input to Board composition, corporate governance, and executive compensation, as well as environmental and social discussions and decisions at the Board and committee levels. The Board is proud of our track record of responsiveness to stockholder feedback over the years.
	Stockholder Outreach following Annual Meeting
	2023	2022	2021	2020	2019
Offered Engagement to stockholders representing approx.	75%	66%	65%	65%	65%
Had one-on-one discussions with stockholders representing approx.	69%	30%	50%	41%	11%
Directors participated in calls with stockholders representing approx.	38%	29%	36%	41%	11%
In line with stockholder feedback received, the Compensation Committee has significantly redesigned SL Green’s executive and director compensation programs to strengthen the alignment of executive pay with Company performance:
	Stockholder Feedback (“What We Heard”)	Actions (“What We Did”)	Impact of Actions (“Why It’s Important”)	2023 / 2024 Features
Fixed Pay	2018: Base salary and deferred compensation provide overlapping fixed pay elements	✓ Retroactively reduced CEO base salary ✓ Eliminated deferred compensation	✓ Reduces fixed pay ✓ Reduces threshold, target and maximum formulaic bonus ✓ Eliminates multiple fixed pay elements	✓ CEO base salary unchanged since 2018 and is the only fixed pay element
Annual Incentives	2018: Annual incentive should focus on metrics within executives’ control 2018: Discretionary annual equity bonus process not clear 2022: Reduce discretion in annual incentives for NEOs	✓ Replaced TSR with operating metrics ✓ In 2023, implemented 60% performance-based annual incentive for CFO	✓ Strengthens link to operational metrics ✓ Reduces discretion ✓ Improves transparency
✓
100% of CEO annual incentive has formulaic outcome; 60% of CFO annual incentive has formulaic outcome

✓
Up to 100% of annual incentive may be in equity that remains subject to a three-year no-sell restriction

Long-Term Incentives
2018: Retesting feature allows for multiple vesting opportunities
2018: Contracts guarantee equity grants on multi-year basis
2018: Performance period should be longer than one year
2022: Ensure long-term incentives payout in line with stockholder value creation

✓
Eliminated retesting from all long-term incentives

✓
Eliminated guaranteed equity grants

✓
LTIP: annual operating goals with 3-year absolute TSR modifier (50%), and 3-year relative TSR (50%)

✓
In 2023, implemented a vesting cap for relative TSR-based equity

✓
Strengthens rigor of performance-based equity

✓
Eliminates contractual guarantees

✓
Strengthens pay-for-performance link

✓
Improves long-term alignment of executives’ interests

✓
Limits payout at target level when 3-year absolute TSR is negative even if relative TSR outperforms peers

✓ Greater than 60% of CEO’s target equity incentives are in the form of performance-based equity incentives
Other	2018: Compensation program is complicated	✓ Reduced pay elements from 7 to 4	✓ Improves transparency and pay for performance	✓ Simple, transparent compensation structure
	2018: Director compensation is high relative to peers	✓ Reduced director compensation by $65,000 since 2019	✓ Improves alignment of pay relative to peers	✓ Reduced director pay since 2019
	2023: Reduce NEO perquisites cost	✓ Eliminated auto- mobile benefits for NEOs	✓ Aligns perquisites with industry best practices	✓ No excessive benefits for NEOs
✓ 92.3% of Mr. Holliday’s Total Direct Compensation for 2023 was at risk and approximately 12.5% lower than the total compensation amount set forth in the Summary Compensation Table.

2	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
In addition to the compensation changes outlined above, the SLG Board has also effected changes to design, practices, and disclosure related to our Board composition, corporate governance and Environmental & Social matters.
	Board Composition & Corporate Governance	Environmental & Social
2018	✓ Amended bylaws to permit stockholders to amend bylaws by a majority vote	✓ Committed to reduce GHG emissions intensity 30% by 2025 ✓ Achieved CDP score of “B” as first time responder
2019	✓ Transition of Stephen L. Green from Chairman to “Chairman Emeritus”
✓
Committed to >$2M in annual donations to NYC charities

✓
#1 scoring REIT for ESG Disclosures on Bloomberg World Index

✓
Achieved GRESB Green Star designation as a first-time responder and an “A” rating on GRESB’s Public Disclosure Report

2020	✓ Completed declassification of the Board with all directors elected for one-year terms	✓ Launched not-for-profit Food1st to serve first responders and food-insecure New Yorkers, while revitalizing NYC’s restaurants ✓ Released first formal SASB disclosures
2021	✓ Committed to enhancing Board diversity by 2022 annual meeting	✓ Published first formal TCFD report ✓ Donated $6M to more than 70 not-for-profit organizations
2022	✓ Appointed Carol Brown, enhancing Board diversity	✓ Expanded Scope 3 disclosures and committed to emissions reduction through SBTi ✓ Increased racial diversity of all newly hired employees in 2022 to 76%
2023/2024	✓ Continued board succession plan: retirement of John Levy, Ed Burton and Betsy Atkins ✓ Termination of Chairman Emeritus’ retainer ✓ Anticipate appointing a new Board member in 2024
✓
Validated Scope 1 and 2 emissions reduction targets in line with 1.5°C pathway through SBTi

✓
Published updated TCFD Report

✓
Recognized by Newsweek as one of “America’s Most Responsible Companies 2023”

✓
Conducted “ESG Materiality Assessments” to identify highly valued environmental, social, and governance topics important to our business and key stakeholders

2024 PROXY STATEMENT HIGHLIGHTS	3
2024 PROXY STATEMENT HIGHLIGHTS
ROADMAP OF VOTING MATTERS

Election of Directors
•
The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated seven directors for re-election to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualify.

The Board recommends a vote FOR each Nominee. SEE PAGE 11
John H. Alschuler Carol N. Brown Lauren B. Dillard	Stephen L. Green Craig M. Hatkoff	Marc Holliday Andrew W. Mathias

•
Our nominees represent a Board that has a diversity of knowledge, skills, experience and perspectives, as well as diversity of age and gender.

•
Each nominee has key skills that we believe are valuable to the effective oversight of the Company and the execution of our strategy.

Advisory Approval of Executive Compensation
•
At the heart of our executive compensation philosophy is a commitment to variable, incentive-based pay that strives to align stockholder value with the economic interests of our management team.

•
We believe that our executive compensation programs provide appropriate performance-based incentives to attract and retain leadership talent in the highly competitive New York City real estate market, to align management and stockholder interests and to continue to drive our long-term track record of superior return to stockholders.

The Board recommends a vote FOR this proposal. SEE PAGE 41

Ratification of Independent Registered Public Accounting Firm
•
The Audit Committee of the Board has appointed the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

•
The Audit Committee and the Board believe that the appointment of Deloitte & Touche LLP is in the best interest of the Company and its stockholders.

The Board recommends a vote FOR this proposal. SEE PAGE 83

4	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
BUSINESS OVERVIEW AND HIGHLIGHTS

Exceptional 2023 Stock Performance
•
Over 48% One-Year Total Shareholder Return—leading the sector as #1 among Office REITs and NYC Peers

•
Outperformed Dow Jones US Office Real Estate Index by nearly 5,000 basis points

Active, Responsible and Engaged Business Strategy
•
SLG does not subscribe to a traditional “buy and hold” strategy and is a very active transaction-oriented company

•
We are focused principally on the Manhattan market, where we have significant experience and valuable insights

•
We consider sustainability as a value driver and are committed to maintaining our ESG industry leadership while reducing our environmental impact

•
We execute more transactions than many of our competitors over a much longer, multi-year period

•
Accordingly, we frequently capitalize on opportunities in the market, maximizing returns

Delivering Sustained Value for All Our Stakeholders
•
We understand that mitigation of climate change risks and reducing emissions serve as opportunities to maximize the value of our portfolio for our stakeholders, including building tenants, investors and employees

•
We have integrated our ESG framework throughout the business

•
We are governed by environmental and social policies that are intended to guide sustainable operations, contribute to effective risk management and positively impact our stockholders, employees, tenants, and community

•
We have positioned ourselves as leaders in ESG, improving environmental performance through upgrades driven by energy efficiency and executing initiatives centered on the health and wellness of our tenants and occupants

97%	23M
Of Reporting Properties(1) Hold a Green Building Certification (LEED, ENERGY STAR, and/or BOMA 360)	Square Feet Earned the WELL Health- Safety Rating

(1)
Reporting properties are listed on page 2 of SL Green’s 2023 ESG Report found under the “Sustainability—Reports and Resources” section of our corporate website at www.slgreen.com and include properties where SL Green maintained ownership and direct operational control for the full 2022 calendar year. The information found on our website or in our 2023 ESG Report is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC.

2024 PROXY STATEMENT HIGHLIGHTS	5
STOCKHOLDER-FRIENDLY CORPORATE
GOVERNANCE & INDEPENDENT OVERSIGHT
SL Green has a history of strong corporate governance and stockholder-friendly practices.

Diversity Our Board nominees have a diversity of knowledge, skills, experience and perspectives, as well as diversity of age and gender
50% of our independent Board nominees are diverse, including gender and racial/ethnic diversity
Experience Our Board nominees have broad experience serving on public boards in industries relevant to the Company
43% of our Board nominees currently serve or have served on the Boards of other publicly traded companies
Leadership Our Board nominees have strong corporate leadership backgrounds such as being CEO, CFO or holding other executive positions
86% of our Board nominees currently serve or have served as CEO or in senior leadership positions
Annual Director Elections Our directors are elected for one-year terms.

Majority Vote Standard with Director Resignation Policy
In an uncontested election (as is the case for this Annual Meeting), our bylaws provide that a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board.
Further, we have adopted a director resignation policy for directors who fail to receive majority support.

Stockholder Amendments to Bylaws We provide stockholders the right to amend our bylaws by a majority vote without any ownership or holding period limitations.

Proxy Access
A stockholder (or a group of up to 20 stockholders) owning 3% or more of outstanding common stock continuously for at least 3 years may nominate, and include in our proxy materials, director candidates constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws.

6	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Compensation Program Highlights
Simplified Pay Elements with Continued Emphasis on At-Risk Compensation
To align with stockholder feedback, our compensation structure has been updated in recent years to include just four pay elements:
	Pay Element	Key Characteristics
FIXED	Annual Base Salary	Represents the only fixed pay element
No change in CEO base salary since 2018
AT-RISK	Annual Bonus
Determined 100% formulaically for our CEO based on metrics that directly correspond to our strategy
Up to 100% of annual incentive can be received in equity that remains subject to a three-year no-sell restriction

For 2023, CFO annual bonus determined 60% formulaically based on same metrics used to determine CEO annual bonus
Performance-Based Equity Awards
Awards are based (i) 50% on performance against annual operating goals, subject to an absolute TSR modifier over a three-year performance period, and (ii) 50% on relative TSR over a three-year performance period, subject to a vesting cap if absolute TSR is negative

Greater than 60% of CEO’s target equity incentives are in the form of performance-based equity incentives
	Time-Based Equity Awards	Multi-year time-based equity awards that vest based on continued service, and are subject to a no-sell restriction for three years after grant date
Majority of 2023 Pay at Risk
92.3% of Mr. Holliday’s Total Direct Compensation was at risk and approximately 12.5% lower than the total compensation amount set forth in the Summary Compensation Table.

2024 PROXY STATEMENT HIGHLIGHTS	7
ESG HIGHLIGHTS

ESG Oversight
Given the importance of ESG, the Board has specifically designated the oversight of ESG matters, including related strategy and risk to the Nominating and Corporate Governance Committee.

VOLUNTARY REPORTING EXPANSION

Since 2013, we have expanded our voluntary ESG reporting to include the guidelines and frameworks that are best aligned with our industry and stakeholder interests. As demand for ESG reporting continues to grow, our long-term goal is to streamline our participation to the reporting scopes most relevant to our stakeholders.

2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
								TCFD	TCFD	TCFD V2
								S&P CSA	S&P CSA	S&P CSA
								SASB	SASB	SASB
						GRESB	GRESB	GRESB	GRESB	GRESB
					CDP	CDP	CDP	CDP	CDP	CDP
			UNSDG	UNSDG	UNSDG	UNSDG	UNSDG	UNSDG	UNSDG	UNSDG
GRI	GRI	GRI	GRI	GRI	GRI	GRI	GRI	GRI	GRI	GRI

8	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Key ESG Achievements
ESG Leadership	Industry Leadership	Building Certifications	Awards & Accolades
Highest Scoring U.S. Office REIT	Validated Science-Based Targets with SBTi	12 Buildings Certified — 11.4M SF	Partner of the Year Sustained Excellence 2018-2023
Top 20% of all GRESB Participants	Early Adopter for TCFD Global Risk Disclosure	22 Buildings Certified — 20M SF	Green Lease Leader Platinum 2023-2026
R-FactorTM Score Leader (Top 10%)	Mayor’s Carbon Challenge Participant — Goal Achieved	29 Buildings Certified — 26M SF	Newsweek America’s Most Responsible Companies 2023
95th Percentile Ranking of Global Peer Set	Net Zero by 2050 Goal − Aligned	25 LEED Certified Buildings — 25M SF	S&P Global Sustainability Yearbook Member 2022-2024
Top 10 ESG Disclosure Score Among REITs Listed on Russell 1000 Index	NYSERDA Partnership for Workforce Training	8 Buildings Certified — 10M SF	Great Place to Work Certified 2019, 2022-2023

SL GREEN REALTY CORP.One Vanderbilt AvenueNew York, New York 10017-3852	9
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
Date & Time June 3, 2024 10:00 AM, Eastern Time	Location The auditorium at One Vanderbilt Avenue, New York, New York	Record Date March 28, 2024
Dear Stockholder:
You are invited to attend the 2024 Annual Meeting of stockholders of SL Green Realty Corp., a Maryland corporation, which will be held on June 3, 2024 at 10:00 a.m., Eastern Time in the auditorium at One Vanderbilt Avenue, New York, New York. We strongly encourage you to vote your shares by proxy prior to the Annual Meeting.
Items of Business—the Annual Meeting will be held for the following purposes:

To elect the seven director nominees named in the proxy statement to serve on the Board of Directors for a one-year term and until their successors are duly elected and qualify PAGE 11	To hold an advisory vote on executive compensation PAGE 41	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 PAGE 83
Vote FOR	Vote FOR	Vote FOR

In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.
The Board of Directors has fixed the close of business on March 28, 2024 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.
By Order of the Board of Directors,
Voting Your vote is very important to us. Please vote as soon as possible by one of the methods shown below:
	By Internet Visit www.proxyvote.com	By Telephone Call 1-800-454-8683
By Tablet or Smartphone Scan this QR code to vote with your mobile device

Whether or not you plan to attend the Annual Meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the Annual Meeting, you may vote during the Annual Meeting if you wish, even if you previously have signed and returned your proxy card. You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the Annual Meeting. To be admitted to the Annual Meeting, you will be required to present a recent brokerage statement or other evidence of your ownership of our stock as of the record date of the Annual Meeting. Please note that if your shares are held of record by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares voted.

Andrew S. Levine Secretary New York, New York April 19, 2024
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on June 3, 2024. This proxy statement and our 2023 Annual Report to Stockholders are available at http://www.proxyvote.com

10

11
OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 1

ELECTION OF DIRECTORS

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated seven directors for election to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualify.

• John H. Alschuler • Carol N. Brown • Lauren B. Dillard	• Stephen L. Green • Craig M. Hatkoff	• Marc Holliday • Andrew W. Mathias

Each of the nominees is currently serving as a director, and has consented to being named in this proxy statement and to serve as a director if elected. However, if any of the nominees is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person as the Board nominates or the Board may reduce the size of the Board.
Majority Voting Standard
A majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee. For more information on the operation of our majority voting standard in director elections, see the section entitled “Our Board of Directors and Corporate Governance—Corporate Governance—Majority Voting Standard and Director Resignation Policy.”

The Board unanimously recommends a vote “FOR” the election of Messrs. Alschuler, Green, Hatkoff, Holliday and Mathias and Mses. Brown and Dillard.

12	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
INFORMATION REGARDING THE DIRECTOR NOMINEES
The following table, matrix and biographical descriptions set forth certain information with respect to the nominees for election as directors at the 2024 Annual Meeting, based upon information furnished by each director.
Name	Other Current Public Board Directorships	Age	Independent	Director Since	Committee Memberships(1)
					AC	CC	NCGC	EC
John H. Alschuler	• Xenia Hotels and Resorts • The Macerich Company	76		1997			M	M
Carol N. Brown		54		2022		M	M
Lauren B. Dillard		48		2016	M	C
Stephen L. Green		86		1997				M
Craig M. Hatkoff	• Jaguar Global Growth Corporation I • Captivision Inc.	70		2011	M		C
Marc Holliday		57		2001				C
Andrew W. Mathias		50		2014				M
C = Chair	AC = Audit Committee	NCGC = Nominating and Corporate Governance Committee
M = Member	CC = Compensation Committee	EC = Executive Committee

(1)
If our full slate of director nominees is elected at the Annual Meeting, then following the Annual Meeting, Board committee membership will be as follows: Audit Committee—Lauren B. Dillard (Chair), Carol N. Brown and Craig M. Hatkoff; Compensation Committee—Lauren B. Dillard (Interim Chair), John H. Alschuler and Carol N. Brown; Nominating and Corporate Governance Committee—Craig M. Hatkoff (Chair), John H. Alschuler and Carol N. Brown; and Executive Committee—Marc Holliday (Chair), John H. Alschuler, Steven L. Green and Andrew W. Mathias. Ms. Dillard will chair the Compensation Committee on an interim basis following the Annual Meeting, pending the appointment of a replacement chairperson.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	13
The matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of skills of our director nominees.
Skills, Experiences and Attributes	Alschuler	Brown	Dillard	Green	Hatkoff	Holliday	Mathias
Executive Leadership
Finance/Capital Markets
Risk Management
Public Company Board Service/Corporate Governance
REIT/Real Estate Industry
Experience Over Several Business Cycles
Talent Management
Academia
Accounting
Government/Regulatory Experience
Technology/Cybersecurity
Diversity
Following the Annual Meeting, our Board will include two female directors, including one racially/ethnically diverse director.

14	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Director Nominees

JOHN H. ALSCHULER Lead Independent Director Director Since: 1997 Age: 76 SL Green Board Service: • Nominating and Corporate Governance Committee • Executive Committee

Mr. Alschuler’s achievements in academia and business, as well as his extensive knowledge of commercial real estate, New York City’s economy, commercial and other markets in New York City and national and international markets for real estate, and his expertise in inter-governmental relations, provide the Board with the ability to assess the real estate market and the Company’s business from a knowledgeable and informed perspective, from which he provides valuable insights into the Company’s business.

Professional Experience
•
Executive Chairman of Therme Group US, a privately-held company which designs, builds and operates large scale well-being facilities, since 2022

•
Chair of HR&A Advisors Inc., an economic development, real-estate and public policy consulting organization, from 2008 to 2021

•
Adjunct Associate Professor, Graduate School of Architecture, Planning & Preservation at Columbia University, teaching real estate development

•
Board of Directors of the Center for an Urban Future, Friends of the High Line Inc., and the Sag Harbor Cinema Arts Center, each a 501(c)(3) tax-exempt organization

•
B.A. degree from Wesleyan University and Ed.D. degree from the University of Massachusetts at Amherst

Other Public Board Directorships
•
Xenia Hotels and Resorts, Inc. since 2015

•
The Macerich Company since 2015

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/ Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Academia
Government/Regulatory Experience

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15

CAROL N. BROWN Independent Director Director Since: 2022 Age: 54 SL Green Board Service: • Compensation Committee • Nominating and Corporate Governance Committee

Ms. Brown’s extensive experience in academia, including teaching and writing in the areas of property, land use planning, real estate transactions, and housing law, contribute a unique and valuable perspective to the Board.

Professional Experience
•
Professor at the University of Richmond School of Law since 2012, teaching Property Law Survey, Housing Law, Land Use Planning, and Real Estate Transactions

•
Former Professor at the University of North Carolina School of Law from 2008 to 2012 and Associate Professor from 2007 to 2008

•
Former Associate Professor of Law at the University of Alabama School of Law, and Assistant Professor from 2001 to 2004

•
Former Associate at Sirote & Permutt, P.C. in Birmingham, Alabama focusing on general business, real estate, and consumer finance

•
Former Associate at McGuire, Woods, Battle & Bootle, L.L.P. in Richmond, Virginia focusing on labor and employment discrimination

•
Former Judicial Law Clerk for the Honorable Sharon L. Blackburn, United States District Court, Northern District of Alabama

•
B.A. from Duke University and J.D./L.L.M. from Duke University School of Law

Skills, Experiences and Attributes
Risk Management	REIT/Real Estate Industry
Academia	Government/Regulatory Experience
Technology/Cybersecurity	Diversity

16	SL GREEN REALTY CORP. 2024 PROXY STATEMENT

LAUREN B. DILLARD Independent Director Director Since: 2016 Age: 48 SL Green Board Service: • Audit Committee • Compensation Committee, Chair

Ms. Dillard’s sophisticated understanding of tax, real estate, investment programs, finance, compensation and corporate governance, all viewed through the lens of over fifteen years of global private equity experience and together with her considerable operational expertise, provide the Board and the Company with deep and practical insight on a broad range of matters.

Professional Experience
•
Senior Managing Director and Chief Financial Officer of Vista Equity Partners, a leading global investment firm focused exclusively on enterprise software, data and technology-enabled businesses, since April 2022

•
Executive Vice President of Investment Intelligence of Nasdaq, Inc., a global technology firm serving the capital markets and other industries, from June 2019 to April 2022

•
Managing Director for the Carlyle Group, a global alternative asset manager, from 2011 to May 2019, head of Carlyle’s Investment Solutions Group from December 2015 to May 2019, and member of Carlyle’s Management Committee; joined Carlyle in 2002

•
Chief Operating Officer and Chief Financial Officer of Carlyle’s Investment Solutions Group from 2013 to December 2015; former head of Global Tax Department and head of Global Equity Programs; and member of Carlyle’s Transaction Team where she played a significant role in transactions, including Carlyle’s initial public offering

•
Served in the Real Estate and Financial Services Group of the Tax Practice of Arthur Andersen, LLP prior to 2002

•
B.S. in business administration from the University of Richmond

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/ Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Accounting
Technology/Cybersecurity	Diversity

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	17

STEPHEN L. GREEN Director Director Since: 1997 Age: 86 SL Green Board Service: • Executive Committee

In addition to his industry-wide reputation, Mr. Green’s extensive skills and experience in real estate, including founding our predecessor company, provide the Board with invaluable knowledge of and expertise in our business and industry. This experience, particularly his experience having led our predecessor and the Company, contributes depth and context to the Board’s discussions of the Company’s business.

Professional Experience
•
Chairman Emeritus at the Company since January 2019

•
Chairman of the Board of the Company from 1997 through January 2019

•
Former executive officer working in conjunction with our Chief Executive Officer and overseeing the Company’s long-term strategic direction; formerly served as our Chief Executive Officer

•
Founded our predecessor, S.L. Green Properties, Inc., in 1980; prior to our initial public offering in 1997, Mr. Green was involved in the acquisition of over 50 Manhattan office buildings containing in excess of 10.0 million square feet

•
Chairman of the Board of Gramercy Capital Corp. from August 2004 to June 2009

•
At-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York

•
Member of the Board of Directors of Streetsquash, Inc., a Section 501(c)(3) tax-exempt organization

•
Previously member of the Board of Directors of Stemedica Cell Technologies, Inc., August 2007 to April 2009; Chairman of the Real Estate Board of New York’s Tax Committee

•
B.A. degree from Hartwick College and J.D. degree from Boston College Law School

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

18	SL GREEN REALTY CORP. 2024 PROXY STATEMENT

CRAIG M. HATKOFF Independent Director Director Since: 2011 Age: 70 SL Green Board Service: • Audit Committee • Nominating and Corporate Governance Committee, Chair

Mr. Hatkoff has in-depth expertise and knowledge of real estate, capital markets, finance, private investing, entrepreneurship, and executive management through his work with Chemical Bank, Victor Capital Group, and Capital Trust. As a result of the foregoing, Mr. Hatkoff provides the Board with unique insight into the financial markets generally, valuation analysis, strategic planning, and unique financing structures and alternatives. He also possesses entrepreneurial, brand marketing, social media, technology and innovation, and senior leadership experience through his private investments and service on the Boards of numerous educational and charitable organizations. Mr. Hatkoff also has extensive Board and Board committee experience at other public companies, including his prior service at Taubman Centers, Inc. and his long-standing service to Capital Trust, Inc., which enables him to provide significant insight as to governance and compliance-related matters particular to real estate companies.

Professional Experience
•
Vice Chairman of Capital Trust, Inc., a real estate investment management company that was listed on the New York Stock Exchange, and one of the largest dedicated real estate mezzanine lenders, from 1997 to 2000, and served on its Board of Directors from 1997 to 2010

•
Trustee of the New York City School Construction Authority, the agency responsible for the construction of all public schools in New York City, from 2002 to 2005

•
Founder and a managing partner of Victor Capital Group, L.P. from 1989 until its acquisition by Capital Trust, Inc. in 1997

•
Former co-head of the real estate investment banking unit at Chemical Bank, where he was a pioneer in commercial mortgage securitization

•
Co-founder of the Tribeca Film Festival; Chairman of Turtle Pond Publications LLC, which is active in children’s publishing and entertainment, and private investor in other entrepreneurial ventures

•
Adjunct Professor at Columbia Business School

•
Colgate University Entrepreneur of the Year (2024)

•
Other Current or Previous Non-Profit Directorships: Sesame Workshop; Rock & Roll Hall of Fame; Mandela Institute for Humanity; Desmond Tutu Peace Foundation, Wildlife Direct; Tribeca Film Institute

•
Former member of the Board of Directors of Taubman Centers, Inc., 2004 to January 2019 and Colony Capital, Inc. from February 2019 to February 2021

Other Public Board Directorships
•
Jaguar Global Growth Corporation I since February 2022

•
Captivision since November 2023

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	Public Company Board Service/ Corporate Governance
REIT/Real Estate Industry	Experience Over Several Business Cycles
Talent Management	Academia
Accounting	Technology/Cybersecurity

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	19

MARC HOLLIDAY Chairman of the Board, Chief Executive Officer & Interim President Director Since: 2001 Age: 57 SL Green Board Service: • Executive Committee, Chair

Mr. Holliday’s extensive experience and skills in real estate and finance, as well as his role as Chief Executive Officer and Interim President of the Company, provide the Board with valuable knowledge of and expertise in our business and industry. Furthermore, Mr. Holliday’s role as Chairman and Chief Executive Officer facilitates communication between the Board and the Company’s senior management.

Professional Experience
•
Chief Executive Officer of the Company since January 2004; Chairman of the Board since January 2019; Interim President of the Company since January 2024

•
Joined the Company as Chief Investment Officer in July 1998; stepped down as President in April 2007 following promotion of Andrew Mathias to that position

•
President and Chief Executive Officer of Gramercy Capital Corp., from August 2004 to October 2008

•
Managing Director and Head of Direct Originations for New York-based Capital Trust Inc., a mezzanine finance company, where he was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages

•
Served in various management positions, including Senior Vice President at Capital Trust, Inc.’s predecessor, Victor Capital Group, L.P. from 1991 to 1997

•
Chairman of the Board of Directors of NYRA, Executive Committee member of the Real Estate Board of New York Board of Governors, and a former member of the Board of Directors of Columbia University

•
B.S. degree in Business and Finance from Lehigh University in 1988 and M.S. degree in Real Estate Development from Columbia University in 1990

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

20	SL GREEN REALTY CORP. 2024 PROXY STATEMENT

ANDREW W. MATHIAS Director Director Since: 2014 Age: 50 SL Green Board Service: • Executive Committee

Mr. Mathias’ extensive experience in real estate, including commercial real estate investment, and in-depth knowledge of the New York City real estate market, as well as his former role as President of the Company, provide the Board with valuable knowledge of our business and industry.

Professional Experience
•
Founder of Edge Park Mgmt. LLC, a general investment and advisory services firm, since January 2024

•
Advisor to the Company since January 2024

•
President of the Company from April 2007 until December 2023

•
Joined the Company in March 1999 as Vice President and was promoted to Director of Investments in 2002

•
Chief Investment Officer of the Company from January 2004 until January 2011

•
Chief Investment Officer of Gramercy Capital Corp. from August 2004 to October 2008

•
Worked at Capital Trust, Inc. and its predecessor, Victor Capital Group, L.P.

•
Worked on the high yield and restructuring desk at Bear Stearns and Co.

•
Member of the Board of Directors for the Regional Plan Association, which works to improve the prosperity, infrastructure, sustainability and quality of life of the New York-New Jersey-Connecticut metropolitan region

•
B.S. degree in Economics from the Wharton School at the University of Pennsylvania

Skills, Experiences and Attributes
Executive Leadership	Finance/Capital Markets
Risk Management	REIT/Real Estate Industry
Experience Over Several Business Cycles	Talent Management
Government/Regulatory Experience

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	21
Board Refreshment and Diversity
Led by our Nominating and Corporate Governance Committee, the Board engages in ongoing director succession planning, including a focus on refreshing the membership and leadership of the Board and its Committees and enhancing the level of diversity. In January 2019, the leadership of the Board was transitioned from Stephen L. Green, our founder and Chairman of the Board for over 20 years, to Marc Holliday, who also serves as our Chief Executive Officer and Interim President. Mr. Green continues to serve as a director and as our Chairman Emeritus.
In March 2022, we added Carol N. Brown to our Board as an independent director, for a total of three women on the Board, including one racially/ethnically diverse director. As part of our Board succession planning, Ms. Atkins and Mr. Burton have not been renominated for election and will retire from our Board at our 2024 Annual Meeting of stockholders. We appreciate their years of dedication and service to the Company. In connection with their departures, we anticipate appointing a new Board member during 2024.
Diversity Our Board nominees have a diversity of knowledge, skills, experience and perspectives, as well as diversity of age and gender	Experience Our Board nominees have broad experience serving on public boards in industries relevant to the Company	Leadership Our Board nominees have strong corporate leadership backgrounds such as being CEO, CFO or holding other Executive positions
50% of our independent Board nominees are diverse, including gender and racial/ethnic diversity	43% of our Board nominees currently serve or have served on the Boards of other publicly traded companies	86% of our Board nominees currently serve or have served as CEO or in senior leadership positions
Identification of Director Candidates
HOW WE IDENTIFY AND CONSIDER DIRECTOR NOMINATIONS
Identify Potential Candidates
Our Nominating and Corporate Governance Committee solicits and considers suggestions from our directors and management regarding possible nominees. Our Nominating and Corporate Governance Committee also may procure the services of outside sources or third parties to assist in the identification of director candidates. Candidates may also be identified by stockholders.

In-Depth Committee Review
The Nominating and Corporate Governance Committee:
•
Considers experience, qualifications, and diversity, including with respect to gender, race, ethnicity, nationality, country of origin or cultural background and perspectives

•
Meets with candidates and conducts interviews

–
In considering a potential nominee, each member of the Nominating and Corporate Governance Committee has the opportunity to interview potential nominees in person or by telephone and to submit questions to such potential candidate.

•
Review independence and potential conflicts

Recommend Candidates to Full Board	The Nominating and Corporate Governance Committee presents potential candidates to full Board for open discussion.
Review by Full Board	The full Board is responsible for approving potential candidates.

22	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
NCGC Director Recruitment Process
Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates and recommends director nominees to the Board to be considered for election at our Annual Meeting of stockholders. Our Nominating and Corporate Governance Committee adopted a written policy on the criteria and process of identifying and reviewing director candidates. Each director candidate must have:
1.
education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the Company’s business or to its status as a publicly owned company;

2.
an unblemished reputation for integrity;

3.
a reputation for exercising good business judgment; and

4.
sufficient available time to be able to fulfill his or her responsibilities as a member of the Board and of any committees to which he or she may be appointed.

The Nominating and Corporate Governance Committee ensures that the potential nominee is not an employee or agent of and does not serve on the board of directors or similar managing body of any of our competitors and determines whether the potential nominee has an interest in any transactions to which we are a party.
In making recommendations to the Board, our Nominating and Corporate Governance Committee also considers such factors as it deems appropriate, in light of the skills, qualifications and background of the Board’s current composition and the opportunities and challenges the Board anticipates in the future. The Nominating and Corporate Governance Committee may consider the following:
•
the candidate’s diversity, including with respect to gender, race, ethnicity, nationality, country of origin, or cultural background and perspectives;

•
the candidate’s industry knowledge and experience;

•
any actual or potential conflicts of interest and whether the candidate meets the NYSE independence criteria;

•
the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board;

•
qualifications to serve on appropriate Board committees (including financial acumen);

•
technological literacy;

•
strategic insight;

•
ability to introduce the Company to business or other opportunities;

•
reputation in the corporate governance community;

•
risk management skills; and

•
the candidate’s knowledge in the area of cybersecurity.

In 2022, the Nominating and Corporate Governance Committee engaged Spencer Stuart to help us identify potential nominees to our Board and requested that Spencer Stuart present diverse candidates in their slate of recommendations, including gender and ethnic/racial diversity. We appointed Carol N. Brown to our Board in March 2022.
Stockholder Recommendations of Director Candidates
Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating all other candidates. Any recommendations by stockholders are to follow the procedures outlined under “Other Information—Other Matters—Stockholder Proposals and Nominations” in this proxy statement and should provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications and the candidate’s written consent to being considered as a director nominee.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	23
BOARD STRUCTURE AND INDEPENDENCE
Board Leadership Structure
The Board currently consists of nine members. The current leadership structure of the Board consists of Marc Holliday, who serves as the Chairman of the Board and our Chief Executive Officer and Interim President, John Alschuler, who serves as our Lead Independent Director, and the independent directors who serve as Chairs for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board. With 20 years of experience leading the Company, Mr. Holliday is uniquely qualified to serve as the Chairman of the Board, and the Board believes that Mr. Holliday’s combined role as Chairman of the Board and Chief Executive Officer, together with the participation of other members of management and independent directors in its leadership structure, helps promote unified leadership and direction for the Company and the Board while also ensuring appropriate independent oversight of management by the Board.
Lead Independent Director
The Board believes that having a Lead Independent Director improves the overall functioning of the Board and strengthens the ability of the independent directors to effectively exercise independent oversight of management during periods when the Chairman of the Board is not an independent director. The Lead Independent Director is appointed by the independent directors on the Board, and has a number of responsibilities that help facilitate communication among our independent directors and between our independent directors and our Chief Executive Officer and Chairman, and ensure appropriate independent oversight of management by the Board.

JOHN H. ALSCHULER Lead Independent Director since 2010

Role of the Lead Independent Director
In addition to presiding at executive sessions of independent directors, the Lead Independent Director has the responsibility to:
1.
consult with the Chairman of the Board and Chief Executive Officer as to an appropriate schedule and agenda for each Board meeting, seeking to ensure that the independent directors can perform their duties effectively and responsibly;

2.
ensure that the independent directors have adequate resources, especially by way of full, timely and relevant information to support their decision making;

3.
advise the Chief Executive Officer and Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

4.
recommend to the Board and the Board Committees the retention of advisers and consultants who report directly to the Board;

5.
ensure that independent directors have adequate opportunities to meet and discuss issues in sessions of the independent directors without management present and, as appropriate, call meetings of the Independent Directors;

6.
serve as Chairman of the sessions of the independent directors;

7.
serve as principal liaison between the independent directors and the Chief Executive Officer and Chairman of the Company and between the independent directors and senior management;

8.
communicate to management, as appropriate, the results of private discussions among independent directors;

9.
chair the meetings of the Board when the Chairman is not present;

10.
with respect to questions and comments directed to the Lead Independent Director or to the independent directors as a group, determine the appropriate means of response, with such consultation with the Chief Executive Officer and Chairman and other directors as the Lead Independent Director may deem appropriate; and

11.
perform such other duties as the Board from time to time may delegate.

24	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Board and Committee Self-Evaluations
The Board believes that good governance can only be achieved through rigorous self-evaluation. Each year, our Nominating and Corporate Governance Committee establishes formal self-assessment procedures that are consistent with our Governance Principles, NYSE listing requirements and best practices identified during prior self-evaluations. The Board also engages with stockholders and third party advisers throughout the year to discuss corporate governance practices, and to ensure that the Board and its committees follow practices that are optimal for the Company and its stockholders while also delivering superior total return.
Board Evaluation Process

Initiate Process	Conduct Evaluation	Implement Conclusions
NCGC establishes Board and committee self-evaluation process, including incorporation of process improvements from previous review cycles	Directors meet to formally discuss the functioning of the Board and any committees on which they serve to identify areas for improvement. Independent directors meet separately with outside counsel	The Board and each committee implement proposed governance improvements with assistance of management and third party advisors, as needed
Director Independence
Our Governance Principles provide that a majority of our directors serving on the Board must be independent as required by the listing standards of the NYSE. In addition, the Board adopted director independence standards that assist the Board in making its determinations with respect to the independence of directors. The Board has reviewed all relevant facts and circumstances and considered all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Party Transactions”). Based upon this review, the Board has determined that each of the following director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE and our director independence standards: Mses. Carol N. Brown and Lauren B. Dillard and Messrs. John H. Alschuler, and Craig M. Hatkoff. In addition, the Board previously determined that John S. Levy, who served as a director until June 2023, and Ms. Betsy S. Atkins and Mr. Edwin T. Burton who are not standing for reelection were independent under the listing standards of the NYSE and our director independence standards. The Board has determined that Messrs. Stephen L. Green, Marc Holliday and Andrew W. Mathias, our three other directors, are not independent.
Executive Sessions of Non-Management Directors
Our Governance Principles require the non-management directors serving on the Board to meet in an executive session at least annually without the presence of any directors or other persons who are part of our management. In accordance with such requirement, the independent directors meet in executive sessions from time to time on such a basis. The executive sessions are regularly chaired by our Lead Independent Director.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	25
Communications with the Board
We have a process by which stockholders and/or other parties may communicate with the Board, individual directors (including the independent directors) or independent directors as a group. Any such communications may be sent to the Board or any named individual director (including the independent directors), by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. Mr. Levine will direct all such communications to the intended recipient or recipients. Any such communications may be made anonymously.
Director Attendance
The Board held six meetings during fiscal year 2023, and all directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the periods they served during fiscal year 2023. In addition to participating in formal meetings, our Board members regularly communicate with each other, members of management and advisors and take action by written consent.
We encourage each member of the Board to attend each annual meeting of stockholders. Three of our directors attended the annual meeting of stockholders held on June 5, 2023.
BOARD COMMITTEES
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at www.slgreen.com under the “Investors—Corporate Governance” section. Further, we will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to Andrew S. Levine, Secretary, at SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. From time to time, the Board also may create additional committees for such purposes as the Board may determine. The information found on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC.

26	SL GREEN REALTY CORP. 2024 PROXY STATEMENT

AUDIT COMMITTEE Members Edwin T. Burton, III (Chair) Betsy S. Atkins Lauren B. Dillard Craig M. Hatkoff Meetings in 2023: 12

Principal Responsibilities:
Our Audit Committee’s primary purposes are to:
•
Select and appoint our independent registered public accounting firm

•
Assist the Board in its oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company’s financial statements; the performance of the people responsible for the Company’s internal audit function; and the performance of the Company’s independent registered public accounting firm

•
Prepare the report that is required to be included in this proxy statement by the rules of the SEC

•
Provide an open avenue of communication among the Company’s independent registered public accounting firm, its internal auditors, its management and the Board

Each member of the Audit Committee is independent within the meaning of the rules of the NYSE and the SEC and each of them meets the financial literacy standard required by the rules of the NYSE.
Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this annual proxy statement.
Audit Committee Financial Expert
The Board determined that each of Edwin T. Burton, III and Lauren B. Dillard qualify as an “audit committee financial expert,” as defined in Item 407(d) of SEC Regulation S-K.

Our management is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.
Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements prior to the filing of our Annual Report on Form 10-K, reviewing our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and annually auditing the effectiveness of our internal control over financial reporting and other procedures.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	27

COMPENSATION
COMMITTEE
Members
Lauren B. Dillard (Chair)
Carol N. Brown
Edwin T. Burton III
Meetings in 2023: 2
In addition to participating in formal meetings, our Compensation Committee members regularly communicate with each other, members of management and advisors and take action by written consent.

Principal Responsibilities:
Our Compensation Committee’s primary purposes are to:
•
Determine how the Company’s Chief Executive Officer should be compensated

•
Administer the Company’s employee benefit plans and executive compensation programs

•
Determine compensation of our executive officers other than our Chief Executive Officer

•
Produce the report on executive compensation that is required to be included in this proxy statement

•
Solicit recommendations, with respect to the compensation of our executive officers, from our Chief Executive Officer regarding total compensation for all executive officers other than the Chief Executive Officer and review his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items between cash and equity compensation

Each member of the Compensation Committee is independent within the meaning of the rules of the NYSE.

Our Compensation Committee retained Gressle & McGinley LLC as its independent outside compensation consulting firm and engaged Gressle & McGinley LLC to provide our Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendations concerning executive compensation. Gressle & McGinley LLC regularly participates in Compensation Committee meetings. See “Executive Compensation—Compensation Discussion and Analysis.”

28	SL GREEN REALTY CORP. 2024 PROXY STATEMENT

NOMINATING
AND
CORPORATE
GOVERNANCE
COMMITTEE
Members
Craig M. Hatkoff (Chair)
John H. Alschuler
Betsy S. Atkins
Carol N. Brown
Meetings in 2023: 2
In addition to participating in formal meetings, our Nominating and Corporate Governance Committee members regularly communicate with each other, members of management and advisors and take action by written consent.

Principal Responsibilities:
Our Nominating and Corporate Governance Committee’s primary purposes are to:
•
Identify individuals qualified to fill vacancies or newly-created positions on the Board

•
Recommend to the Board the persons it should nominate for election as directors at annual meetings of the Company’s stockholders

•
Recommend directors to serve on all committees of the Board

•
Develop and recommend to the Board governance principles applicable to the Company

•
Oversee ESG matters, including related risk and strategy

Each member of the Nominating and Corporate Governance Committee is independent within the meaning of the rules of the NYSE.

EXECUTIVE
COMMITTEE
Members
Marc Holiday (Chair)
John H. Alschuler
Stephen L. Green
Andrew W. Mathias
Meetings in 2023: 0
Our Executive Committee was not required to take any actions by written consent during fiscal year 2023, as all matters within its authority were approved by the Board.

Principal Responsibilities:
Subject to the supervision and oversight of the Board, our Executive Committee is responsible for, among other things:
•
The approval of our acquisition, disposition and financing of investments

•
The authorization of the execution of certain contracts and agreements, including those relating to our borrowing of money

•
The exercise, in general, of all other powers of the Board, except for such powers that require action by all directors or the independent directors under our articles of incorporation or bylaws or under applicable law

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	29
CORPORATE GOVERNANCE
Corporate Governance Highlights

Board Independence and Composition
•
Majority independent Board and 100% independent Nominating and Corporate Governance, Audit and Compensation Committees

•
Lead Independent Director role with robust responsibilities

Board and Board Committee Practices • Board and committee self-evaluations • Risk oversight by full Board and Audit Committee • ESG oversight • Robust stockholder engagement	Stockholder Rights • Annual election of all directors • Majority voting standard for director elections • Stockholder ability to amend bylaws by majority vote • Proxy access bylaw provision
Board Oversight of Strategy
One of the most important functions of the Board relates to its role in formulating and overseeing the execution of our business strategy. In order to do this, the Board:
•
actively participates with management in the formulation and refinement of our business strategy to help ensure that our strategic goals are thoughtfully constructed and well-articulated;

•
periodically meets with our management and external advisors in full day or multi-day sessions focused on long-term strategic planning;

•
no less than quarterly, receives updates from management regarding internal progress toward strategic goals and changes in market conditions and external strategic opportunities and challenges in order to assist our management in refining its business strategy and reacting to particular opportunities or challenges that arise;

•
monitors and evaluates performance through these regular updates and by actively engaging in dialogues with our senior management team;

•
discusses aspects of our business strategy at every meeting, and includes key elements of our strategy in the work performed by the committees of the Board; and

•
oversees financial and operational performance, non-financial measures, including sustainability, social and governance goals.

The Board believes that, through these ongoing efforts, it is able to focus on our performance over the short, intermediate and long term to secure the continuing health and success of the business for our stockholders.

30	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Enterprise Risk Management Oversight

Board
The Board is responsible for overseeing the Company’s risk management process. Both directly and through its committees, the Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. The Board is routinely apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. In particular, the Board focuses on overseeing risks relating to the financial health of the Company, including the structure, composition and amount of our debt, broad market and portfolio conditions, status of development projects, ESG issues, succession planning and other material risks facing the Company.

Audit Committee
•
Oversees the Company’s risk management process

•
Reviews with management (a) Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) disclosure controls and internal controls over financial reporting and (c) the Company’s compliance with legal and regulatory requirements

•
Reviews major legislative and regulatory developments that could have a material impact on the Company’s contingent liabilities and risks

Compensation Committee
•
Considers potential risks to the Company in its determinations of the overall structure of our executive compensation program, our ability to attract, retain and motivate our management team, the specific goals it establishes for our executives and the influence of incentive compensation on risk-taking

Nominating and Corporate Governance Committee
•
Considers potential risks to the Company related to the composition of the Board, including succession planning and diversity, ESG matters, compliance with corporate governance guidelines and adoption of new policies and governance guidelines

Management
The Company’s management is responsible for day-to-day risk management, including the primary monitoring and testing function for company-wide policies and procedures, and day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that the Board leadership structure supports this approach.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	31

OVERSIGHT OF CYBERSECURITY
Included in our Board’s oversight and approach to risk management is a focus on cybersecurity. Our cybersecurity program, which is applied across all levels of the Company, is designed to protect our information assets and operations from external and internal cyber threats by seeking to mitigate and manage risks while helping to ensure business resiliency.
Cybersecurity Oversight
The Board oversees our risk management process directly and through its committees. Pursuant to the Audit Committee charter, the Audit Committee provides compliance oversight to our risk assessment and risk management policies and the steps management has taken to monitor and mitigate such exposures and risks.
Our Senior Director, Information Security & Network Systems, in coordination with the Senior Vice President, Information Technology, is responsible for leading the assessment and management of cybersecurity risks, and regularly reviewing and assessing cybersecurity initiatives. They are informed about and monitor the prevention, detection, mitigation, and remediation of cybersecurity incidents.
The Senior Vice President, Information Technology reports to the Board, the Audit Committee and management on cybersecurity risk assessment, policies, incident prevention, detection, mitigation, and remediation of cybersecurity incidents on an as needed basis.
Risk and Vulnerability Management
We take a risk-based approach to cybersecurity and have implemented policies that are designed to address cybersecurity threats and incidents, including those related to third-party service providers. We assess risks from cybersecurity threats, monitor our information systems for potential vulnerabilities and test those systems pursuant to our cybersecurity standards, processes and practices, as part of our overall risk management system.
External Assurance
We leverage external resources and advisors as needed to reinforce our cybersecurity capacity. External consultants perform testing exercises to further assess our cybersecurity program on an annual basis, or more frequently if circumstances warrant such testing.
Risk Mitigation and Strategy
With growing risks associated with cybersecurity, we mitigate our exposure by offsetting the potential costs involved with recovery after a cyber-related security breach or similar event by purchasing cyber liability insurance coverage.
Our cybersecurity strategy is guided by prioritized risk, the National Institute for Standards and Technology (NIST) Cybersecurity Framework, and emerging business needs. We maintain a cybersecurity incident response plan, as well as a monitoring program, to support senior leadership and the Board.
Security Assessments
We periodically employ internal software tools as well as external agencies to test the efficacy of our security protocols. Any weaknesses found are addressed through corrective action plans and systematic changes.
Cybersecurity Awareness
To ensure our employees are equipped with strategies to combat cybersecurity threats, our employees are provided cybersecurity awareness training, which includes topics on our policies and procedures for reporting potential incidents. All employees also receive security awareness tips to help identify phishing, deceptive emails, and corrupt links.

32	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Stockholder Outreach
The Board believes that engaging in stockholder outreach is an essential element of strong corporate governance. We strive for a collaborative approach to issues of importance to investors and continually seek to better understand the views of our investors on key topics.
Who We Engage	Offered Engagement with Approximately	How We Engage

Over the past several years, the chairs of the Compensation and Nominating and Governance Committees and members of our senior management team have engaged with many of our largest institutional investors.
We held in-person and virtual meetings, conducted calls and otherwise engaged with investors on topics including our business strategy and executive compensation as well as governance and ESG matters.
Following the 2023 annual meeting, the Company:

Offered Engagement with approximately	Had Direct one-on- one discussions with approximately	Directors participated in calls with stockholders representing approximately
75% of Outstanding Shares	69% of Outstanding Shares	38% of Outstanding Shares

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	33

Our Track Record of Responsiveness
Our Board has always valued stockholder feedback and has embarked on a robust stockholder outreach program for many years. That feedback has served as a key input to Board composition, corporate governance, and executive compensation, as well as environmental and social discussions and decisions at the Board and committee levels. The Board is proud of our track record of responsiveness to stockholder feedback as outlined below, and as further discussed under Executive Compensation, below.

	Board Composition & Corporate Governance	Environmental & Social
2018	✓ Amended bylaws to permit stockholders to amend bylaws by a majority vote	✓ Committed to reduce GHG emissions intensity 30% by 2025 ✓ Achieved CDP score of “B” as first time responder
2019	✓ Transition of Stephen L. Green from Chairman to “Chairman Emeritus”
✓
Committed to >$2M in annual donations to NYC charities

✓
#1 scoring REIT for ESG Disclosures on Bloomberg World Index

✓
Achieved GRESB Green Star designation as a first-time responder and an “A” rating on GRESB’s Public Disclosure Report

2020	✓ Completed declassification of the Board with all directors elected for one-year terms	✓ Launched not-for-profit Food1st to serve first responders and food-insecure New Yorkers, while revitalizing NYC’s restaurants ✓ Released first formal SASB disclosures
2021	✓ Committed to enhancing Board diversity by 2022 annual meeting	✓ Published first formal TCFD report ✓ Donated $6M to more than 70 not-for-profit organizations
2022	✓ Appointed Carol Brown, enhancing Board diversity	✓ Expanded Scope 3 disclosures and committed to emissions reduction through SBTi ✓ Increased racial diversity of all newly hired employees in 2022 to 76%
2023/2024	✓ Continued Board succession plan: retirement of John Levy, Ed Burton and Betsy Atkins ✓ Termination of Chairman Emeritus’ retainer ✓ Anticipate appointing a new Board member in 2024
✓
Validated Scope 1 and 2 emissions reduction targets in line with 1.5°C pathway through SBTi

✓
Published updated TCFD Report

✓
Recognized by Newsweek as one of “America’s Most Responsible Companies 2023”

✓
Conducted “ESG Materiality Assessments” to identify highly valued environmental, social, and governance topics important to our business and key stakeholders

34	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Stockholder Amendments to Bylaws
Our bylaws provide our stockholders the right to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter. As amended, our bylaws do not place any limitations on stockholder proposals to amend our bylaws beyond the advance notice provisions that apply to all stockholder proposals. Accordingly, all of our stockholders now have the right to propose any amendments to our bylaws that are permitted by applicable law and, if any such amendment is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter, it will become effective.
Declassified Board
Our Board is fully declassified, and our directors are elected for one-year terms as of our 2020 annual meeting.
Proxy Access
We have adopted a proxy access bylaw provision, enabling our stockholders to include their own director nominees in our proxy materials along with candidates nominated by the Board, so long as stockholder-nominees meet certain requirements, as set forth in our bylaws. For more information on our proxy access bylaw, see the section entitled “Other Information—Other Matters—Stockholder Proposals and Nominations.”
Majority Voting Standard and Director Resignation Policy
We have a majority voting standard for director elections. In an uncontested election (as is the case for this Annual Meeting), our bylaws provide that a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” a nominee. With respect to a contested election, a plurality of all of the votes cast is sufficient for the election of directors. For this purpose, a contested election is deemed to occur at any meeting of stockholders for which the Secretary determines that the number of nominees or proposed nominees exceeds the number of directors to be elected at such meeting as of the seventh day preceding the date the Company files its definitive proxy statement for such meeting with the SEC (regardless of whether or not thereafter revised or supplemented).
If a nominee who currently is serving as a director receives a greater number of votes “against” his or her election than votes “for” such election in an uncontested election, Maryland law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Governance Principles, any nominee for election as a director in an uncontested election who receives a greater number of votes “against” his or her election than votes “for” such election must, within ten business days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the resignation and, within 60 days following the date of the stockholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of the resignation.
The Board will then take formal action on the recommendation no later than 90 days following the date of the stockholders’ meeting at which the election occurred. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and such additional factors, information and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board’s decision within four business days after the decision is made. The Board also will provide, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	35
Environmental Social & Governance (ESG)
Our ultimate sustainability goal is to create long-term social, cultural, financial, and environmental benefits for our stakeholders—our investors, our partners, our tenants, our employees, and our community members. The success of our sustainability program is driven by the guidance from our Board of Directors and the leadership of our executive management team. We depend on our best-in-class team to fully integrate and apply the organization’s ESG principles into day-to-day operations.
Delivering Value for All Our Stakeholders
Employees	Tenants	Community	Stockholders
We feel that an equitable and inclusive workplace is positively linked to performance. We are committed to fostering a corporate culture that enables our employees to meet their full potential.	Our long-standing relationships and continued collaboration with our tenants are essential to long-term improvement of our portfolio’s ESG performance, while providing our tenants with unique offerings to track and foster sustainability.	SL Green’s success is linked to a thriving New York City. We support a variety of causes that address the physical, mental, and emotional needs of our community. We also create thousands of jobs and positive community impact.	Our ongoing ESG efforts help attract and retain diverse, high-performing talent, maximize our portfolio and give back to our NYC community, elements which are essential to delivering long-term stockholder value.

ESG Oversight
•
Reflecting its importance to our long-term strategic plan, the Board has designated the oversight of ESG matters, including related strategy and risk, to the Nominating and Corporate Governance Committee.

•
At the management level, ESG and DEI initiatives are overseen by Edward V. Piccinich, SL Green’s Chief Operating Officer.

•
Annual ESG reporting is conducted in accordance with GRI, CDP, GRESB, SASB, and TCFD frameworks.

•
Environmental performance data is assured by a third party.

•
Physical environmental risk factors and transition risks related to environmental legislation are mitigated by energy management, long-term capital investments in energy efficiency, and tenant programs focused on sustainability. More information can be found in the 2023 TCFD Report.

Climate Strategy and Goals
Our climate strategy ensures that our goals are outcome-driven and transparent. We deploy tactics that reduce our climate impact.
1. Emissions Avoidance & Capital Improvements
2. Operationalizing Energy Efficiency
3. Workforce Training & Development
4. Energy Demand Management & Curtailment
5. Embodied Carbon Reduction
6. Renewable Energy Credits & Carbon Offsets

SCOPE 1, 2, AND 3—CAPITAL GOODS TARGETS: Validated by SBTi

2023: SLG emissions reduction targets were validated by SBTi.
SLG is committed to reduce absolute Scope 1 and Scope 2 emissions 50.4% and
Scope 3 (Capital Goods) emissions 30% by 2031 from a 2019 base year.

36	SL GREEN REALTY CORP. 2024 PROXY STATEMENT

Human Capital Management
•
Certified as a Great Place to Work with 92% of SL Green employees indicating they are proud to work for SL Green in a 2023 employee engagement survey

•
40% of employees have worked at SL Green for >7 years, and 62% of open corporate management positions were filled by internal promotions

•
Market-leading benefits program spanning healthcare, 401(k) match, employee stock purchase plan, disability and advanced fertility coverage, wellness and life insurance

•
Investments in human capital development through training programs, tuition reimbursement and ongoing education

•
Zero tolerance, anti-discrimination and anti-harassment policies and training

•
Racial minorities represent 59% and women represent 41% of all SL Green employees in 2023

•
Implemented a diversity focused recruitment platform in 2023; 69% of all 2023 new hires identify as racially diverse

Corporate Philanthropy
•
Over $23M in financial support contributed to over 500 charitable organizations in New York City and beyond over the past 11 years

•
Co-founded FOOD1st to address NYC food insecurity; delivered over 1,000,000 meals since April 2020

•
Under the Governor’s Committee on Scholastic Achievement, a non-for-profit that connects high school students from underperforming New York communities with corporate mentors, SL Green employees volunteer as mentors, intended to provide local high school students with the knowledge of what is required to succeed in the “real world.”

•
Ongoing donation of one percent of gross ticket sales at SUMMIT, One Vanderbilt’s immersive observatory experience, to New York focused charities through the SUMMIT Foundation

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	37
Governance Principles
The Board adopted Governance Principles that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Governance Principles are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Governance Principles and will recommend, as appropriate, proposed changes to the Board. Although there is no one-size-fits all approach to corporate governance, we believe that our Governance Principles are aligned with the expectations of our stockholders, including the Investor Stewardship Group (ISG) and the ISG Corporate Governance Principles.
Code of Ethics
The Board adopted a Code of Ethics that applies to our directors, executive officers and employees. The Code of Ethics is available on our website at https://slgreen.gcs-web.com/corporate-governance. The Code of Ethics is designed to assist our directors, executive officers and employees in complying with legal requirements and in resolving moral and ethical issues that may arise, and in complying with our policies and procedures. Among the areas addressed by the Code of Ethics are legal compliance, conflicts of interest, use and protection of the Company’s assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination, harassment and health and safety. We intend to disclose on our corporate website, at the address listed above, any amendment to, or waiver of, any provisions of this Code applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.
Whistleblowing and Whistleblower Protection Policy
We have adopted a Whistleblowing and Whistleblower Protection Policy pursuant to which our employees must report if they observe, suspect or become aware of a violation of applicable laws, regulations, or business ethics standards, and pursuant to which the Audit Committee established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chair of our Audit Committee, c/o Andrew S. Levine, Secretary, SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852. Any such communications may be made anonymously.
Additional Information
You are encouraged to visit the “Investors—Corporate Governance” section of our corporate website at www.slgreen.com to view or obtain copies of our committee charters, Code of Ethics, Governance Principles and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with, or furnish to, the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Ethics, Governance Principles and director independence standards by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, New York, New York 10017-3852, Attention: Investor Relations.
Lobbying, Political Contributions and Trade Associations
The Company believes that participation in the public policy process is an important and essential means of enhancing stockholder value. Our efforts in this area are directly overseen by our chief executive officer and reviewed periodically by the full Board and on an ongoing basis by our legal department to ensure compliance with applicable laws.

38	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
DIRECTOR COMPENSATION
Director Compensation Process
We review our director compensation annually, including engagement of FTI Consulting to evaluate the structure and competitiveness of our non-employee director compensation and recommend changes as appropriate. Based on these reviews, since 2019, we have reduced the value of the annual stock grant to directors by $65,000, or 21.7%, from $300,000 to $235,000, and reduced the cash retainer paid for serving as our Lead Independent Director by $15,000, or 17.6%, from $85,000 to $70,000.
Most recently, in December 2023, the Compensation Committee again conducted a full review of our director compensation in consultation with FTI Consulting. No changes were implemented as a result of that review.
Elements of Director Compensation
Only non-employee Directors are compensated for service on the Board. During the fiscal year ended December 31, 2023, the fees for non-employee Directors were:
Annual cash retainers
Cash retainer	$50,000
Additional cash retainer if serving as the Lead Independent Director	$70,000
Additional cash retainer if serving as a chair of the Audit Committee	$25,000
Additional cash retainer if serving as a chair of the Compensation Committee	$20,000
Additional cash retainer if serving as a chair of the Corporate Governance Committee	$5,000
Meeting fees
For each meeting of the Board or a committee of the Board	$1,500
For each special meeting of the Audit Committee held independently of Board meetings	$4,000
Stock grant
Valued at the grant date with shares fully vested on such grant date.	$235,000
The annual fees and meeting fees generally are payable quarterly in cash. Each director may elect to receive some or all of these fees in stock and, as noted below, may elect to defer some or all of these fees.
Under our Non-Employee Directors’ Deferral Program, our non-employee directors were entitled to elect to defer up to 100% of their annual fees, meeting fees and annual stock grant. At each director’s election, cash fees deferred under the program could be credited in the form of either phantom stock units, account credits that accrue earnings or losses based on a 30-day SOFR-based rate at the beginning of each month plus 2.10% (or based on such other rate or the performance of such investments as may be determined in advance by the Board) or measurement fund credits that track the performance of one or more open-ended mutual funds selected by the director. Stock grants deferred under the program are credited in the form of phantom stock units. Subject to limitations contained in the program, on a fixed date each quarter, a director may convert phantom stock units into account credits or measurement fund credits or vice versa or change the mutual funds that some or all of the director’s measurement fund credits track. All cash fees credited as, and conversions of or into, phantom stock units or measurement fund credits are based on the fair market value of our common stock or the applicable mutual fund on the date the cash fees otherwise would have been paid or the date of the conversion, as applicable. Unless otherwise elected by a director, a director’s phantom stock units, account credits and measurement fund credits are payable on the earlier of the January 1st coincident with or next following the director’s termination of service from the Board, or a change in control of the Company, as defined by the program. Phantom stock units are payable in an equal number of shares of our common stock; provided that we may elect to instead settle a director’s phantom stock units by paying the director cash in an amount equal to the value of such shares of common stock. Account credits and measurement fund credits are payable in cash. Under the program, each director is entitled to receive dividend equivalents that are paid currently on the director’s phantom stock units, unless the director elected to defer payment of such dividend equivalents and have them concurrently reinvested into additional phantom stock units.

OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	39
2023 Director Compensation
Directors of the Company who are also employees receive no additional compensation for their services as directors. The following table sets forth information regarding the compensation paid to our non-employee directors for their service during the fiscal year ended December 31, 2023.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)
John H. Alschuler	$79,500	$235,000	—	—	$314,500
Betsy S. Atkins	$75,500	$235,000	—	—	$310,500
Carol N. Brown	$63,500	$235,000	—	—	$298,500
Edwin T. Burton, III	$100,500	$235,000	—	—	$335,500
Lauren B. Dillard	$131,500	$235,000	—	—	$366,500
Stephen L. Green	$59,000	$235,000	—	$216,672(4)	$510,672
Craig M. Hatkoff	$83,500	$235,000	—	—	$318,500
John S. Levy(5)	$28,000	$235,000	—	—	$263,000

(1)
Mr. Levy deferred all of his 2023 cash compensation and Mr. Alschuler deferred $33,750 of his 2023 cash compensation pursuant to our Non-Employee Directors’ Deferral Program. Mr. Levy elected to receive his deferred 2023 cash compensation in the form of phantom stock units and Mr. Hatkoff elected to receive $6,250 of his 2023 cash compensation in the form of shares of our common stock. Accordingly, our non-employee directors received the following phantom stock units or shares of our common stock with respect to the portion of their 2023 cash compensation that they elected to defer or receive in stock, as applicable: Mr. Levy received 1,004 units and Mr. Hatkoff received 183 shares.

(2)
Amounts shown reflect the full grant date fair value on the date of grant of shares of our common stock or phantom stock units granted to the directors in 2023, excluding shares of our common stock and phantom stock units credited in lieu of annual fees and meeting fees.

(3)
There were no stock options granted to members of the Board in 2023.

(4)
Represents monthly retainer fees paid pursuant to the chairman emeritus agreement we entered into with Mr. Green in connection with his retirement as Chairman of the Company in January 2019, as amended by a letter agreement in March 2022. Under the letter agreement, Mr. Green received reduced monthly retainer fees for 2022 and 2023, and ceased to receive any retainer fee beginning January 1, 2024. Further information on the agreement can be found in the section entitled “Certain Relationships and Related Party Transactions—Chairman Emeritus Agreement” on page 88.

(5)
Mr. Levy retired as a director in June 2023.

Director compensation has been unchanged since 2019, when we reduced the value of the annual stock grant to directors by $65,000, or 21.7%, from $300,000 to $235,000 and reduced the cash retainer paid for serving as our Lead Independent Director by $15,000, or 17.6%, from $85,000 to $70,000.

40
EXECUTIVE OFFICERS
The following sets forth biographical information regarding our executive officers who are not also directors.

MATTHEW J. DILIBERTO Chief Financial Officer Executive Officer Since: 2015 Age: 49

•
Mr. DiLiberto joined the Company in September 2004 and currently serves as the Company’s Chief Financial Officer, overseeing the finance, accounting, tax, investor relations and corporate capital markets functions of the organization.

•
Mr. DiLiberto previously served as the Company’s Chief Accounting Officer & Treasurer from 2007 to 2014.

•
From June 2000 to September 2004, Mr. DiLiberto was with Roseland, New Jersey-based Chelsea Property Group, now a division of Simon Property Group, a REIT focused on the development and ownership of premium outlet centers, where he was a Controller and Director of Information Management.

•
From August 1998 to June 2000, Mr. DiLiberto worked at New York-based Vornado Realty Trust, a diversified REIT with ownership interests in office, retail, and other property types, where he worked as a Senior Financial Analyst focusing on accounting and controls as well as the preparation of high-level management reports and SEC filings.

•
Prior to joining Vornado Realty Trust, Mr. DiLiberto worked as a Business Assurance Associate at Coopers and Lybrand, LLP (now PricewaterhouseCoopers LLP).

•
Mr. DiLiberto currently serves as Vice Chairman of the Board of Directors of the FDNY Foundation, and has been a firefighter in New Jersey since 1997.

•
Mr. DiLiberto received a B.S. degree in Accounting from The University of Scranton.

ANDREW S. LEVINE General Counsel Executive Officer Since: 2007 Age: 65

•
Mr. Levine has served as our Chief Legal Officer and General Counsel since April 2007 and as our General Counsel, Executive Vice President and Secretary since November 2000.

•
Prior to joining the Company, Mr. Levine was a partner in the REIT and Real Estate Transactions and Business groups at the law firm of Pryor, Cashman, Sherman & Flynn, LLP.

•
Prior to joining Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine was a partner at the law firm of Dreyer & Traub.

•
Mr. Levine received a B.A. degree from the University of Vermont and a J.D. degree from Rutgers School of Law, where Mr. Levine was an Editor of the Law Review.

•
He currently serves as a member of the Advisory Committee for Rutgers Center for Corporate Law and Governance.

41
EXECUTIVE COMPENSATION
PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, and related SEC rules, we are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.

At our 2023 annual stockholder meeting, our stockholders voted, on a non-binding, advisory basis, by an affirmative vote of a majority of all votes cast, that the Company should continue to hold future non-binding advisory votes on executive compensation on an annual basis. On June 5, 2023, the Board determined that it will include future advisory votes on the compensation of our named executive officers in the Company’s annual meeting proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the 2029 annual meeting of stockholders.

Accordingly, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The affirmative vote of a majority of all the votes cast with respect to this proposal will be required to approve this proposal.

The results of this advisory vote are not binding on the Compensation Committee, the Company or the Board. Nevertheless, we value input from our stockholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

The Board unanimously recommends a vote “FOR” the above resolution regarding the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion in this Proxy Statement.

42	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
COMPENSATION DISCUSSION AND ANALYSIS
This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative and quantitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.
Throughout this proxy statement, the individuals who served as our Chief Executive Officer, President, Chief Financial Officer and General Counsel during our 2023 fiscal year are referred to as the “named executive officers,” “our NEOs” or our “executives.”
Mr. Mathias’s term as President ended when his employment agreement expired on December 31, 2023, and was not renewed by the Company. Where indicated, we exclude Mr. Mathias from the discussion in this Compensation Discussion and Analysis section because Mr. Mathias received amounts that became payable in 2024 pursuant to the terms of his employment agreement in lieu of 2023 compensation approved by the Compensation Committee (the “Committee”). See “—Potential Payments Upon Termination or Change in Control” below for a summary of the employment agreement as well as a summary of the non-renewal and advisory agreement that we entered into with Mr. Mathias to ensure a smooth transition.
Executive Summary
Named Executive Officers

Marc Holliday Chief Executive Officer, Chairman of the Board and Interim President	Andrew Mathias Former President	Matthew J. DiLiberto Chief Financial Officer	Andrew S. Levine Chief Legal Officer and General Counsel
Compensation Objectives and Philosophy
We have adopted a pay-for-performance executive compensation philosophy that rewards the achievement of annual and long-term goals of both the Company and individual executives, while achieving the following objectives:
ALIGNMENT Provide performance-based incentives that create a strong alignment of management and stockholder interests	TALENT Attract and retain top talent in a market that is highly competitive for New York City commercial real estate management	MOTIVATION Motivate our executives to achieve superior performance	BALANCE Achieve an appropriate balance between risk and reward in our compensation programs that does not create incentives for unnecessary or excessive risk taking	EFFICIENCY Foster the dedication required to succeed against our competitors, while maintaining low overall general and administrative expense

EXECUTIVE COMPENSATION	43
2023 Performance Highlights
48.41% One-Year TSR Best One-Year TSR of all Office and NYC Peers(1)	+4,902 basis points One-Year Outperformance vs. US Office REIT Index
$5.48 Normalized FFO Per Share(2)	5.8% Same Store Cash NOI(2) Growth
1.8M square feet Manhattan Office Leasing Volume	$248M Normalized Funds Available for Distribution(2)
2023 GOALS AND ACHIEVEMENTS
The 2023 Goals were presented at our Institutional Investor Conference on December 5, 2022.
Goals for 2023		How We Did
Sign 1.7M Square Feet of Manhattan Office Leases		Signed 1.8M Square Feet of Manhattan Office Leases
Manhattan Same Store Occupancy 92.4%	X	Achieved 90.0% Occupancy at Year End
Manhattan Office Mark-To-Market (2.5%)—+2.5%		0.8% Mark-to-Market on Signed Leases
Complete $3.5B Share Repurchase Program ($122M)	X	No Share Repurchases in 2023
Acquisitions >$200M		$400 Million of Strategic Acquisitions
Dispositions >$2.0B	X	$1.1 Billion of Strategic Dispositions
Debt and Preferred Equity Originations >$200M	X	No Originations
Debt and Preferred Equity Originations at 12% Return	X	Estimated Return of 0%
One Madison: Sign Leases >265,000 Square Feet	X	Signed 53,000 Square Feet of Leases
One Madison: Temporary Certificate of Occupancy by Oct.		Achieved in September 2023
760 Madison: Turnover Retail Space to Armani by Q4		Achieved in Q4 of 2023
760 Madison: Sign 50% of Condominium Sale Contracts		Signed 50% of Condominium Sale Contracts
245 Park: Sell Joint Venture Interest of 75%	—	25% of Sale Deferred
15 Beekman: Turnover Dormitory Space to Pace by Q3		Achieved in Q3 of 2023
Same Store Cash NOI(1) Growth >3.0%		Achieved Growth of 5.8%
Reduce Debt by $2.5B	X	Reduced Debt by approximately $0.9B
One-Year TSR Performance >10%		TSR Performance of 48.41%
Exceed DJ U.S. Real Estate Office Index by 250 basis points		Outperformed Index by 4,902 Basis Points
GRESB Score of 90	X	GRESB Score of 88
Obtain Downstate Casino License	—	Delayed to 2024
Summit Attendance of 1.8M Visitors		Achieved 2.1M Visitors
Identify Second Summit Location	X	Delayed

(1)
Source: Bloomberg.

(2)
Refer to Appendix A to this proxy statement for reconciliations of Normalized FFO Per Share, Normalized Funds Available for Distribution and Same Store Cash NOI. Same Store Cash NOI is presented excluding lease termination income.

For 2023, the goals established as part of our performance-based compensation programs in January 2023 and at our December 2022 Institutional Investor Conference established a roadmap for the year ahead. However, as in prior years, the Company remained agile and prioritized short-term and long-term stockholder return ahead of certain goals, such as share repurchases and achieving targeted liquidity and debt reductions, that became less attractive as conditions evolved over the course of the year. These steps were taken even where pursuing such other goals might have increased the payout of earned performance-based awards and annual bonuses.

44	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Compensation Program Overview
At the heart of our executive compensation philosophy is a commitment to variable, incentive-based pay that aligns stockholder value with the economic interests of our management team. The percentages below reflect the total direct compensation awarded to our named executive officers for 2023, which we believe best reflects the actual compensation decisions made by the Committee. We do not include our former President as an “Other NEO” for purposes of the percentages below.
Majority of 2023 Pay at Risk
Majority of 2023 Compensation Paid in Equity
	CEO	Other NEOs
Equity Compensation • Performance-Based Equity Awards • Time-Based Equity Awards • Annual Bonus Received in Equity	83%	84%
Cash Compensation • Base Salary • Annual Bonus Received in Cash	17%	16%
Board Commitment to Stockholder Engagement; Consideration of Say on Pay Vote
As part of its annual review, the Committee has included a robust stockholder outreach program for several years. The feedback received from stockholders has served as a key input to compensation design and structural upgrades implemented since 2018. The success of the engagement program is evidenced by the significant changes adopted as a direct result of the feedback received and the significant changes implemented in response to stockholder feedback over the last several years as outlined in the table below. The Committee considers stockholder support for the annual advisory vote on executive compensation (“Say on Pay”), including the vote outcome at the 2023 annual meeting, as a gauge of stockholder satisfaction with our executive compensation program and pay outcomes. As in prior years, the Committee, following the 2023 annual meeting, conducted its stockholder outreach and remains firmly committed to further enhancing our compensation programs.
Following our 2023 annual meeting, Directors, including the Chair of our Compensation Committee, led several stockholder discussions, as well as the conversations with proxy advisors. We contacted stockholders collectively representing 75% of outstanding shares and the Company had substantive conversations with all stockholders who responded to our outreach, which represented 69% of outstanding shares.

EXECUTIVE COMPENSATION	45
In aggregate, over the past 5 years, SL Green has engaged with stockholders as outlined in the table below.
	Stockholder Outreach following Annual Meeting
	2023	2022	2021	2020	2019
Offered Engagement to stockholders representing approx.	75%	66%	65%	65%	65%
Had one-on-one discussions with stockholders representing approx.	69%	30%	50%	41%	11%
Directors participated in calls with stockholders representing approx.	38%	29%	36%	41%	11%
In line with stockholder feedback received, the Compensation Committee has significantly redesigned SL Green’s executive and director compensation programs to strengthen the alignment of executive pay with Company performance:
	Stockholder Feedback (“What We Heard”)	Actions (“What We Did”)	Impact of Actions (“Why It’s Important”)	2023 / 2024 Features
Fixed Pay	2018: Base salary and deferred compensation provide overlapping fixed pay elements	✓ Retroactively reduced CEO base salary ✓ Eliminated deferred compensation	✓ Reduces fixed pay ✓ Reduces threshold, target and maximum formulaic bonus ✓ Eliminates multiple fixed pay elements	✓ CEO base salary unchanged since 2018 and is the only fixed pay element
Annual Incentives	2018: Annual incentive should focus on metrics within executives’ control 2018: Discretionary annual equity bonus process not clear 2022: Reduce discretion in annual incentives for NEOs	✓ Replaced TSR with operating metrics ✓ In 2023, implemented 60% performance-based annual incentive for CFO	✓ Strengthens link to operational metrics ✓ Reduces discretion ✓ Improves transparency
✓
100% of CEO annual incentive has formulaic outcome; 60% of CFO annual incentive has formulaic outcome

✓
Up to 100% of annual incentive may be in equity that remains subject to a three-year no-sell restriction

Long-Term Incentives
2018: Retesting feature allows for multiple vesting opportunities
2018: Contracts guarantee equity grants on multi-year basis
2018: Performance period should be longer than one year
2022: Ensure long-term incentives payout in line with stockholder value creation

✓
Eliminated retesting from all long-term incentives

✓
Eliminated guaranteed equity grants

✓
LTIP: annual operating goals with 3-year absolute TSR modifier (50%), and 3-year relative TSR (50%)

✓
In 2023, implemented a vesting cap for relative TSR-based equity

✓
Strengthens rigor of performance-based equity

✓
Eliminates contractual guarantees

✓
Strengthens pay-for-performance link

✓
Improves long-term alignment of executives’ interests

✓
Limits payout at target level when 3-year absolute TSR is negative even if relative TSR outperforms peers

✓ Greater than 60% of CEO’s target equity incentives are in the form of performance-based equity incentives
Other	2018: Compensation program is complicated	✓ Reduced pay elements from 7 to 4	✓ Improves transparency and pay for performance	✓ Simple, transparent compensation structure
	2018: Director compensation is high relative to peers	✓ Reduced director compensation by $65,000 since 2019	✓ Improves alignment of pay relative to peers	✓ Reduced director pay since 2019
	2023: Reduce NEO perquisites cost	✓ Eliminated auto- mobile benefits for NEOs	✓ Aligns perquisites with industry best practices	✓ No excessive benefits for NEOs
✓ 92.3% of Mr. Holliday’s Total Direct Compensation for 2023 was at risk and approximately 12.5% lower than the total compensation amount set forth in the Summary Compensation Table.

46	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Our 2023 Executive Compensation Program
Elements of Compensation
Since 2019, our executive compensation program has been updated in line with stockholder feedback to comprise only the following four pay elements:
	Percentage (all NEOs)	Pay Element	Purpose and Key Characteristics
FIXED		Annual Base Salary	Competitive annual base salaries encourage the retention and attraction of talented leadership, and reflect the scope of each executive officer’s duties and responsibilities
Other than our CFO, we have not increased any of our NEO’s base salaries since 2019. In 2018, we reduced our CEO’s base salary by $100,000 to its current level
AT-RISK		Annual Bonus
Annual bonuses incentivize our named executive officers based on the achievement of annual financial and strategic goals
Our executives may receive all or a portion of annual bonuses in the form of fully vested equity that is subject to a three-year no-sell provision
Our CEO’s annual bonus is 100% formulaic and performance-based
Our General Counsel’s annual bonus, while discretionary, was based on the same performance criteria that were used for our formulaic annual bonus program, as well as specific company goals and objectives for 2023 that were presented at our annual investor conference in December 2022

Starting in 2023, our CFO’s annual bonus is 60% formulaic and performance-based using the same criteria as our CEO, with the remaining 40% limited based on the calculation of the formulaic component
Our General Counsel is expected to begin participating in a formulaic bonus program in connection with the extension of his next employment agreement

Performance-Based Equity Awards
Performance-based equity awards provide long-term incentives based on Company performance with the value derived directly linked to stockholder value creation
50% of the awards are currently based on performance against annual operating goals subject to a three-year absolute TSR performance modifier
50% of the awards are based on three-year relative TSR performance, subject to a vesting cap when three-year absolute TSR is negative even if relative TSR outperforms peers

Greater than 60% of CEO’s target equity incentives are in the form of performance-based equity incentives
Time-Based Equity Awards
Time-based equity awards that are granted annually based on an assessment of each executive’s performance during the most recent fiscal year and other factors provide a retention tool and ensure the alignment of the interests of our executives with those of long-term stockholders
The value of equity awards is based on the market value of our common stock

This simplified, performance-focused structure is the result of a multi-year stockholder engagement effort. These elements of compensation are built into the employment agreements with our CEO, former President, CFO and General Counsel, which were in effect during 2023. The Committee believes that multi-year employment agreements that provide for relatively consistent levels of target at-risk, primarily equity-based, compensation strike a valuable balance between giving our senior management team certainty and visibility into annual compensation while also significantly incentivizing and rewarding superior performance.
Variable and at-risk pay is the cornerstone of our pay-for-performance philosophy and allows the Committee to reward superior performance, while the substantial long-term equity incentive portions of our compensation programs serve to align the interests of our named executive officers with those of our long-term stockholders.

EXECUTIVE COMPENSATION	47
Summary of 2023 Compensation
The Committee makes compensation decisions intended to recognize our executives for their contributions to our financial and operating performance, ensure retention and motivation of key leaders in a highly competitive environment and align the economic interests of our management team with our stockholders. In each case, the Committee allocates the various elements of compensation described above based on our pay-for-performance compensation philosophy and by reference to the terms of the employment agreements we have entered into with each of our named executive officers.
TOTAL DIRECT COMPENSATION FOR 2023
We present the “Total Direct Compensation” for each of our named executive officers (other than our former President), which reflects the actual amounts awarded by the Committee for a given year. We believe this presentation provides investors with the most accurate understanding of the compensation decisions made by the Committee for 2023. We do not include our former President in this discussion, because portions of his 2023 compensation were dictated by the terms of his expiring employment agreement, which was not renewed as described below.

The methodology used to make compensation decisions and the amounts of compensation awarded for 2023 were generally consistent with the methodology and amounts used for 2022. Due to the timing of time-based equity award grants and bonus determinations, certain amounts reported in the Summary Compensation Table for 2023 do not match the compensation actually approved by the Committee.

	2023 Direct Compensation
Name	Base Salary	Annual Bonus(1)	Performance- Based Equity Awards(2)	Time-Based Equity Awards(2)	Total(3)
Marc Holliday	$1,250,000	$2,908,333	$7,500,000	$4,500,000	$16,194,797
Matthew J. DiLiberto	$600,000	$1,700,000	$555,556	$1,400,000	$4,268,756
Andrew S. Levine	$580,000	$900,000	$555,556	$1,300,000	$3,348,756

(1)
Determined 100% formulaically for Mr. Holliday, on a partially formulaic (60%) and partially discretionary (40%) basis for Mr. DiLiberto and on a discretionary basis for Mr. Levine.

(2)
Represents target values of equity awards.

(3)
Includes the following compensation categorized as “Other Compensation” as reflected in the Summary Compensation Table: Mr. Holliday—$36,464; Mr. DiLiberto—$13,200; and Mr. Levine—$13,200, respectively.

48	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Using our CEO’s 2023 compensation, the table below illustrates the differences between Total Direct Compensation and the Summary Compensation Table that appears later in this proxy statement. In addition, this table compares our CEO’s 2022 Total Direct Compensation to his 2023 Total Direct Compensation.

The Total Direct Compensation approved by the Committee for Mr. Holliday for 2023 was approximately 12.5% lower than the total compensation amount set forth in the Summary Compensation Table. In addition, despite our sector leading performance for 2023, our CEO’s Total Direct Compensation remained substantially consistent relative to 2022 compensation, with the modest 5% year-over-year increase driven entirely by amounts earned under our formulaic annual bonus program.

2022/2023 CEO Direct Compensation vs. 2023 Summary Compensation Table
Element of Compensation	2022 Total Direct Compensation	2023 Total Direct Compensation	2023 Summary Compensation Table
Base Salary	$1,250,000	$1,250,000	$1,250,000
Annual Bonus(1)	$2,102,187	$2,908,333	$2,747,106
Annual Performance-Based Award(2)	$7,500,000	$7,500,000	$9,920,005
Annual Time-Based Award(2)	$4,500,000	$4,500,000	$4,554,596
Other Compensation	$75,060	$36,464	$36,464
Total	$15,427,247	$16,194,797	$18,508,171

(1)
The “Total Direct Compensation” columns represent the bonus amount earned in a formulaic manner. Because Mr. Holliday’s 2023 annual bonus was paid 50% in cash and 50% in equity, the “Summary Compensation Table” column reflects the actual value of the cash portion of the bonus and, for the remaining 50% granted in equity, the grant date value of LTIP units granted in December 2023. The “Summary Compensation Table” column also includes the value of LTIP units granted in January 2023 as a true-up for 2022 based on actual 2022 performance.

(2)
The “Total Direct Compensation” columns reflect the target notional value awarded consistent with Mr. Holliday’s employment agreement. The “Summary Compensation Table” column reflects the grant date value of the award.

ANNUAL BASE SALARY
To better align with competitive market rates, we increased the base salary of our CFO to $600,000 in 2023, from $575,000 in 2022, in connection with entering into a new employment agreement in March 2023. We otherwise made no changes to the base salaries of our named executive officers for 2023 and the amounts for 2023 reflected the minimum amounts set forth in each executive’s employment agreement.
We have not increased the base salaries of any of our NEOs since 2019, with the exception of our CFO. In 2018, we reduced our CEO’s base salary by $100,000 to its current level.
ANNUAL BONUS ELIGIBILITY
Formulaic Annual Bonus—CEO and CFO. Our annual bonus program is 100% formulaic for our CEO and 60% formulaic for our CFO. The percentages of base salary that can be earned under the program are set forth in each executive’s employment agreement. For 2023, each of our CEO and CFO were eligible to earn the following percentages of their respective base salary (with linear interpolation used to determine the percentage earned for performance that falls between threshold, target and/or maximum):
Executive	Threshold	Target	Maximum
Marc Holliday	50%	200%	300%
Matthew J. DiLiberto	50%	175%	250%

Based on our performance relative to the objective bonus criteria established in January 2023, Mr. Holliday earned approximately 116% of his 2023 target bonus and Mr. DiLiberto earned approximately 111% of the formulaic component of his 2023 target bonus.

The specific performance criteria for our formulaic annual bonus program are determined in January of each year by the Committee and are set forth below under “2023 Performance Summary.”

EXECUTIVE COMPENSATION	49
Discretionary Annual Bonus—CFO and General Counsel. For 2023, the employment agreement in effect with our CFO provides for a discretionary annual bonus equal to 40% of his total bonus opportunity. After calculating the formulaic component described above, such formulaic amount is then divided by 0.6, less the amount of the as-calculated formulaic component, to establish a non-formulaic bonus opportunity. Our CFO may then earn between 0% and 100% of the non-formulaic component as determined in the discretion of the Committee. For 2023, the Committee awarded $533,000 as the discretionary bonus, which is less than the maximum value ($778,000) of that component. The employment agreement with our General Counsel does not currently provide for formulaic percentages of base salary that can be earned and is 100% discretionary.
For 2023, our CFO and General Counsel received the discretionary portions of their respective bonuses based on the same performance criteria that were used for our CEO and CFO’s formulaic annual bonus program, as well as specific company goals and objectives for 2023 that were presented at our annual investor conference in December 2022 and summarized earlier in this proxy statement.
The relevant performance, criteria, goals, and objectives included financial goals, achievement of leasing and occupancy targets, investing activities such as strategic acquisitions and dispositions and share repurchases, execution of our debt and preferred equity platform, asset and corporate level leverage, joint venture and development milestones and furtherance of our other corporate goals and initiatives, many of which are key drivers of stockholder value. Despite a challenging operating environment, we successfully executed many aspects of our strategic vision against the backdrop of a New York City commercial real estate market and office REIT sector that saw many peers struggle. Our investment thesis was validated in 2023 as we saw our stock price perform on both an absolute basis, where we delivered a total return of over 48%, and a relative basis, where we outperformed the Dow Jones U.S. Real Estate Office Index by nearly 5,000 basis points. In addition, we significantly exceeded our anticipated 2023 same store NOI growth, achieving growth of 5.8%, almost double our stated goal of 3.0%. However, the Committee also considered our longer-term performance and, in particular, our negative multi-year stock price performance over the last three years.
In addition to our financial and operational successes, we also achieved many of the other business goals we set out to achieve for 2023, including achieving key milestones relating to our One Madison, 760 Madison and 15 Beekman projects and signing approximately 1.8M square feet of Manhattan office leases. When determining discretionary bonus amounts, the Committee also took into account a number of other strategic initiatives. In particular, the Committee noted that senior management remained agile and prioritized short-term and long-term stockholder return ahead of certain goals, such as share repurchases and achieving targeted liquidity and debt reduction, that became less attractive as conditions evolved over the course of the year. These steps were taken even where pursuing such other goals might have increased the payout of earned performance-based awards and annual bonuses.

The Committee recognized the significant contributions of our CFO and General Counsel to the organizational successes that we achieved during the year, and, in particular, the impact of elevated inflation and interest rates on our balance sheet and operating environment. Nevertheless, the Committee chose to award a discretionary bonus to our CFO of only approximately 69% of his total non-formulaic maximum opportunity, and to our General Counsel that was slightly lower than the bonus he received for 2022.

Aggregate Annual Bonus Amounts
The table below summarizes the aggregate bonus amounts received by our named executive officers for 2023 on a formulaic, discretionary and aggregate basis. Mr. Holliday elected to receive 50% of his bonus in the form of LTIP units and Messrs. DiLiberto and Levine received 100% of their bonuses in the form of LTIP units based upon the discretion of the Committee. In lieu of an annual bonus for 2023, Mr. Mathias received payments pursuant to his employment agreement in connection with the non-renewal of such agreement.
Executive	Formulaic	Discretionary	Total Bonus
Marc Holliday	$2,908,333	—	$2,908,333
Matthew J. DiLiberto	$1,167,000	$533,000	$1,700,000
Andrew S. Levine	—	$900,000	$900,000

50	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
ANNUAL EQUITY AWARDS
We grant our named executive officers performance-based LTIP units and time-based LTIP units annually in connection with their employment agreements and, in some cases, at the discretion of the Committee. For 2023, our annual long-term incentive equity award program consisted of grants of performance-based equity awards with multi-year performance criteria and time-based equity awards that vest based on continued service. We grant performance-based awards prospectively for each compensation year when we establish performance goals to incentivize our executives to deliver accretive value to stockholders. We grant time-based awards retrospectively based on each executive’s contributions to our achievements during the prior year.
Target Amounts. The target amounts of performance-based equity awards and time-based equity awards for our named executive officers are set forth below:
	Target Equity Award Amounts
Executive	Performance-Based	Time-Based	Total
Marc Holliday	$7,500,000	$4,500,000	$12,000,000
Andrew Mathias	$6,000,000	$3,500,000	$9,500,000
Matthew J. DiLiberto	$555,556	$1,400,000	$1,955,556
Andrew S. Levine	$555,556	$1,300,000	$1,855,556
Earned performance-based LTIP units granted based on the target amounts set forth above will vest 100% for Messrs. Holliday and Mathias on December 31, 2025. The time-based LTIP units granted to Messrs. Holliday, DiLiberto and Levine, respectively, pursuant to each executive’s employment agreement are subject to vesting over three years, two years and one year, with each award vesting ratably, if applicable, on January 1st of each year following the grant date, subject to continued employment. The shorter vesting periods for the time-based LTIP units grants to Messrs. DiLiberto and Levine align with the expiration of their respective employment agreements. Because the term of his employment concluded prior to January 2024 when the annual grants would have been made under his employment agreement, Mr. Mathias did not receive an annual time-based equity award for 2023.

For 2023, with the exception of the target annual time-based award for our former President, we granted equity awards in line with the target amounts set forth above. The Committee considered management’s overall performance in the context of our longer-term stock performance. In light of our disappointing multi-year stock price performance over the last three years, the Committee elected not to grant awards above target, notwithstanding our extraordinary, office sector-leading TSR in 2023.

Our employment agreements with Messrs. DiLiberto and Levine in effect for 2023 did not provide for target annual performance-based equity grants, but both participate, at the Committee’s discretion, in our annual long-term performance-based equity program. Earned performance-based LTIP units granted for 2023 will vest 50% on each of December 31, 2025 and December 31, 2026, for Messrs. DiLiberto and Levine.

EXECUTIVE COMPENSATION	51
For detailed 2023 pay outcomes for each of our named executive officers, excluding our former President, see the NEO scorecards below.
How We Establish Performance Goals—Formulaic Annual Bonus and Equity Awards
Emphasis on At-Risk Pay Elements
In line with stockholder feedback, we have continued our commitment to rigorous performance-based incentives. For 2023:
✓
92.3% of CEO compensation was performance-based and at-risk

✓
84.5% of other NEO compensation was performance-based and at-risk (excluding our former President)

This design allows the Committee to reward superior performance, while the substantial long-term equity incentive portions of our compensation programs serve to align the interests of our named executive officers with those of our stockholders.

Performance Metrics Reflect Complexities of Our Business
The Committee has carefully selected performance criteria across not just a range of financial and corporate goals but also a range of performance periods. In aggregate, these criteria aim to account for the complexities of operating our business over both the short-term and the long-term.

No One-Size-Fits-All Solution
While establishing performance goals, the Committee has designed incentives that incentivize our executive officers to strive for excellence no matter the time horizon.
This is accomplished by rationally linking the sum of the component parts of our compensation structure not just to the way our executive officers think about our business but also to the way that our stockholders think about value.

	Annual Bonus	Annual Equity Awards (Operational Component)	Annual Equity Awards (Relative Component)
Period	One year	One year with three-year modifier	Three years
Objectives	• Normalized FFO per share • Annual same-store cash NOI growth • Dividend growth • G&A expense • One Madison TCO
•
Normalized funds available for distribution

•
Combined Net Debt Reduction

•
Manhattan same store office leased occupancy

•
Manhattan office leasing volume

•
Liquidity

•
Absolute TSR (three-year modifier)

•
TSR relative to the constituents of an office REIT index

•
TSR relative to a group of NYC peers

•
Subject, in each case, to a vesting cap at target if absolute TSR is negative over three-year period even if relative TSR outperforms peers

Shorter Performance Period (performance metrics within management’s scope and visibility)	Longer Performance Period (performance metrics that align with the creation of stockholder value)

In the aggregate, our compensation program is heavily weighted towards at-risk and performance-based compensation with rigorous performance targets, most of which is in the form of equity and subject to vesting over a three-year period. We utilize a blend of performance periods in our compensation program that maintains this overall long-term focus while also accounting for the challenges we face in forecasting for periods greater than 12 months. The aggressive recycling and deployment of capital through opportunistic acquisitions and dispositions, together with our focus on transformational development projects like One Vanderbilt Avenue and One Madison Avenue, make it difficult to project and incentivize long-term financial and operating results.

52	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
RIGOROUS METHODOLOGY FOR SETTING PERFORMANCE GOALS
Each year, the Committee, in consultation with management and other advisors, takes the same four step approach to establishing our performance goals and administering our performance-based equity programs. The methodical process through which we establish performance goals is strong evidence of our focus on building a culture of alignment and accountability for our management team. This alignment is achieved year after year in the context of a rigorous process that connects internal budgeting, external guidance and compensation opportunities.
The Committee does not look to comparisons of forward-looking performance goals versus prior year goals or results as part of this process.
ASSESS	PROJECT	ESTABLISH	MEASURE
At the beginning of each year, we assess the current economic and competitive landscape we face to
identify trends, challenges and opportunities that we anticipate will impact our performance during the coming year.	Management establishes formal guidance and internal projections based on current conditions and without consideration of prior year forecasts, which may result in narrower or wider ranges depending on anticipated volatility.	The Committee establishes rigorous performance goals based on management’s guidance and internal projections that are integrally related to our projections (i.e., to achieve maximum performance, we generally must exceed the projected range).	Following the end of the year, we measure performance and payout formulaic bonuses (as applicable) and performance-based equity awards based on performance relative to the goals. We do not change our objective goals mid-year, even in extreme circumstances such as the COVID-19 pandemic.

Goals are established each year on a forward-looking basis as a snapshot of current economic and competitive conditions. Depending on anticipated economic volatility, our guidance may be narrower or wider at the time that goals are set, which, in turn, may result in corresponding adjustments to that year’s threshold, target and maximum performance hurdles that must be achieved. However, performance under our formulaic bonus program and annual performance-based equity awards generally must at least equal or exceed the top of our guidance range or internal projections to achieve maximum performance levels.

EXECUTIVE COMPENSATION	53
2023 Performance Summary
The performance goals established by the Committee at the beginning of each year by the Committee motivate financial and operational outperformance in line with Company guidance and internal projections. The criteria used for annual cash bonuses and performance-based equity remained substantially the same across 2021, 2022 and 2023 because they were, and continue to be, key drivers to stockholder value creation.
Threshold, target and maximum levels were set on the basis of our rigorous and consistent pay-for-performance compensation philosophy.
For all of our formulaic annual cash bonus awards and performance-based equity awards, linear interpolation is used to determine the percentage earned for performance that falls between threshold, target and/or maximum. The tables below set forth our 2023 performance relative to 2023 performance criteria.
2023 Formulaic Annual Bonus Goals
Performance Criteria / Reason Selected	Weighting	Guidance/ Goal	Threshold	Target	Maximum
Normalized FFO per Share • Widely-used non-GAAP measure of earnings performance for REITs, used both by investors and our management, and a key financial measure for which we provide guidance	20%	$5.45
Annual Same Store Cash NOI Growth(2) • A key metric used in commercial real estate to evaluate the operating performance of properties. Same-store cash NOI compares the operating performance of the properties owned by us in a similar manner in both reporting periods (year over year)	20%	3.0%
Dividend Growth • A key measure of the income we return to stockholders each year	20%	N/A
G&A Expense (in millions) • Corporate overhead is a key efficiency metric impacting the overall profitability and value of the Company	20%	$92.20
Obtain One Madison Avenue Temporary Certificate of Occupancy • A vital strategic goal for 2023, the achievement of which would accelerate the execution of our 2023 capital strategy	20%	(3)	Achieved September 2023(3)

(1)
Determined in December 2023 based on a combination of actual results and estimates of full year results.

(2)
Excluding lease termination income.

(3)
Threshold, target and maximum performance were established based on a series of date ranges, with threshold performance being a Temporary Certificate of Occupy (“TCO”) obtained between December 1, 2023 and January 15, 2024; target performance being a TCO obtained between October 16, 2023 and November 30, 2023; and maximum performance being a TCO obtained between September 1, 2023 and October 15, 2023. Our initial goal at the outset of the project was to obtain the TCO for One Madison Avenue in December 2023.

54	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Based on our performance relative to these formulaic goals, our CEO and CFO earned the following amounts of annual bonus, representing 100% of Mr. Holliday’s 2023 bonus and 60% of Mr. DiLiberto’s total bonus opportunity for 2023:
Executive	Target 2023 Formulaic Annual Bonus ($)	Actual 2023 Formulaic Annual Bonus (% of Target)	Actual 2023 Formulaic Annual Bonus ($)
Marc Holliday	$2,500,000	116.33%	$2,908,333
Matthew J. DiLiberto(1)	$1,050,000	111.14%	$1,167,000

(1)
For the remaining 40% of Mr. DiLiberto’s 2023 bonus opportunity, a discretionary bonus potential of $778,000 was calculated pursuant to his employment agreement, as amended, based on the amount of formulaic bonus that was earned, of which Mr. DiLiberto was awarded $533,000 by the Committee.

EXECUTIVE COMPENSATION	55
2023 Operational Component Performance Goals
(50% of Annual Equity Award)
The operational component of our annual performance-based equity awards measures our performance against five objective criteria over a one-year performance period, which remain subject to an absolute TSR modifier (either up or down 12.5%) based on our absolute TSR performance over a three-year performance period.

The objective criteria used for 2023 were the same as for 2022, except that we replaced the Debt/EBITDA Ratio metric with the Combined Net Debt Reduction metric to better align with our strategic business goals for 2023.

One-Year Operational Objectives
Performance Criteria / Reason Selected	Weighting	Guidance/ Goal	Threshold (50%)	Target (100%)	Maximum (200%)
Normalized Funds Available for Distribution • A key measurement of our ability to fund our dividends that is driven by the effective management of our portfolio and our business	20%	$221.3M
Combined Net Debt Reduction • A measure that reflects the health of our balance sheet and the execution of a key strategic business objective	20%	$2.5B
Manhattan Same Store Office Leased Occupancy • A measure of how effectively we manage properties owned by us in a similar manner in both reporting periods (year over year)	20%	92.40%
Manhattan Office Leasing Volume • A measure of our ability to execute our leasing platform in the highly competitive New York City real estate market	20%	1.7M SF
Liquidity • A measurement of our ability to meet our financial obligations and effectively operate our business	20%	$1.57B
Three-year Absolute TSR Modifier
Performance Criteria / Reason Selected	Weighting	Guidance/ Goal	Threshold	Target	Maximum
Absolute TSR per Year(1) • Absolute TSR is a pure measurement of value delivered to stockholders who were invested in our stock for the three-year performance period	+/- 12.5%	N/A

(1)
Calculated as of December 31, 2023, assuming our performance continued through the full three-year performance period.

56	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
2023 Relative Component Performance Goals
(50% of Annual Equity Award)
The relative component of our annual performance-based equity awards measures our performance against two peer sets over a three-year performance period.
The relative component is weighted equally between our performance relative to Office REIT Peers and NYC REIT Peers. As of December 31, 2023, based on our one-year TSR relative to the Office REIT Peers and the NYC REIT Peers, our performance would have placed us at maximum performance for both portions of the relative component.
Performance Criteria / Reason Selected	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)
Relative TSR vs. Office REIT Peers(1) • A comparison of the returns of a hypothetical investor seeking exposure to office REITs as an asset class and reflects how we performed versus other companies in our sector	50%
Relative TSR vs. NYC REIT Peers(2) • A comparison of our performance against companies with office and/or retail commercial real estate portfolios concentrated in the New York City market, which we believe are most directly comparable to the Company due to the market dynamics of New York City that uniquely impact owners and operators of commercial real estate	50%

(1)
The Office REIT Peer Group is comprised of the constituents of the Dow Jones US Real Estate Office Index.

(2)
The NYC Peer Group is comprised of the following companies: Acadia Realty Trust, Empire State Realty Trust, Inc., Veris Residential, Inc. (formerly Mack-Cali Realty Corporation), Paramount Group, Inc. and Vornado Realty Trust.

FINAL RESULTS—2021-2023 PERFORMANCE-BASED AWARDS
The performance period for the 2021 annual performance-based equity awards concluded on December 31, 2023. Under the program, 200% of the target operational component was initially earned, which amount was reduced by 12.5% following application of the three-year absolute TSR modifier at the end of the performance period. We also earned 225% of target for the one-half of the relative component that could be earned based on our performance relative to the constituents of the SNL Office REIT Index prior to the discontinuation of such index and approximately 75% of target of the relative component that could be earned based on our performance relative to the NYC REIT Peers.
The table below summarizes the final value of these awards as of the conclusion of the performance period:
Executive	Target Value of Grant	Number of Units Earned at Target	Earned Units as of December 31, 2023	Realized Value as of December 31, 2023(1)	Realized Value as a Percentage of Target Value as of December 31, 2023
Marc Holliday	$7,500,000	126,277	205,355	$9,275,885	123.7%
Andrew Mathias	$6,000,000	101,023	164,285	$7,420,753	123.7%
Matthew J. DiLiberto	$555,556	9,356	15,213	$687,171	123.7%
Andrew S. Levine	$555,556	9,356	15,213	$687,171	123.7%

(1)
Based on a per share price of $45.17, which was the closing stock price on the NYSE of one share of our common stock on
December 29, 2023.

EXECUTIVE COMPENSATION	57

The final payout for our 2021 annual performance-based equity award highlights the rigor of the program, our pay-for-performance philosophy and the alignment between our executives and our stockholders. Despite achieving maximum performance (200%) initially for the operational component, which represents 50% of the total opportunity and is the portion of the award most within the control of management, the realized value of the award was only 123.7% of the initial target value of the award due to below target performance for TSR components of the award.

2023 NEO Scorecards
The following scorecards summarize each element of compensation received by our NEOs (other than our former President) for 2023 as of December 31, 2023.

We did not include our former President in this discussion because Mr. Mathias received amounts that became payable in 2024 pursuant to the terms of his employment agreement in lieu of 2023 compensation approved by the Committee following our non-renewal of such employment agreement. See “—Potential Payments Upon Termination or Change in Control” below for a summary of the employment agreement as well as a summary of the non-renewal and advisory agreement that we entered into with Mr. Mathias to ensure a smooth transition.

For purposes of framing the compensation decisions and pay outcomes, we present the “Total Direct Compensation,” or TDC, amounts awarded for 2023 and contrast such amounts to SEC-mandated disclosure rules for the Summary Compensation Table, or SCT, for 2023. We believe this presentation provides investors with a clearer understanding of the compensation decisions made by the Committee.

Due to the timing and required reporting of certain elements of our compensation program, the 2023 Total Direct Compensation of our NEOs, which reflects the amounts actually approved by the Committee, is lower than the compensation reported in the Summary Compensation Table for our CEO and higher than the compensation reported in the Summary Compensation Table for our CFO.

58	SL GREEN REALTY CORP. 2024 PROXY STATEMENT

MARC
HOLLIDAY
Chief Executive Officer, Chairman of the Board and Interim President
Mr. Holliday’s 2023 compensation exemplifies our pay-for-performance philosophy and recognizes the key role played by our CEO in the extraordinary year we had. Our achievements under Mr. Holliday’s leadership included the successful execution of a number of our strategic goals despite a challenging operating environment, as well as the delivery of strong returns on an absolute TSR basis and also on a relative basis against both the Office REIT Index and our closest NYC peers.
Nevertheless, Total Direct Compensation remained substantially consistent year-over-year due to the Committee’s measured, multi-year approach to executive compensation, which aligns with the long-term nature of our business.
The Total Direct Compensation for Mr. Holliday in 2023 is approximately 12.5% lower than the Summary Compensation Table amount, with the difference driven primarily by the accounting value of annual performance-based equity awards when compared to the notional value approved by the Committee.

2023 Performance and Compensation—
Total Direct Compensation vs. Summary Compensation Table
TDC	SCT	Element of Compensation
8% $1,250,000	7% $1,250,000	Annual Base Salary Mr. Holliday’s base salary was equal to the minimum set forth in his employment agreement. There has been no change to his base salary since it was retroactively reduced in 2018.
18% $2,908,333	15% $2,747,106
100% Formulaic Annual Bonus
Determined formulaically based on performance relative to preset objective bonus criteria established by the Committee in January 2023. The TDC amount reflects the earning of 116% of the target bonus amount.
The SCT amount reflects the cash portion of the bonus ($1,454,167), plus the grant date value of the portion of the bonus ($1,142,926) paid in equity at Mr. Holliday’s election, plus the grant date value of LTIP units issued in 2023 as a true-up for his 2022 annual bonus based on actual 2022 performance ($150,013).
Mr. Holliday elected to receive 50% of the bonus in the form of equity. The corresponding 34,467 LTIP units granted in December 2023 were fully vested upon grant, but remain subject to a three-year no-sell restriction.

46% $7,500,000	53% $9,920,005
Performance-Based Equity Awards
The TDC amount reflects the target notional value of $7,500,000, consistent with the target amount set forth in Mr. Holliday’s employment agreement. The SCT amount reflects the grant date value of the awards.
The award relates to the following number of LTIP units:

2023 Performance-Based Award— Number of LTIP Units Granted
Threshold	Target	Maximum	Projected Earned as of 12/31/2023
104,809	223,593	503,085	362,221

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2025, based on our absolute and relative TSR, with earned LTIP units vesting in full as of December 31, 2025.

28% $4,500,000	25% $4,554,596
Time-Based Equity Awards
The Committee granted time-based awards in January 2024 based on the Company’s 2023 performance. The awards had a target value of $4,500,000, equal to the minimum target amount in Mr. Holliday’s employment agreement.
The corresponding 97,096 LTIP units will vest in three equal installments on January 1, 2025, January 1, 2026 and January 1, 2027, subject to continued employment.
The SCT amount reflects the grant date value of the awards.

100% $16,194,797	100% $18,508,171	Both totals include $36,464 of “Other Compensation,” as reflected in the Summary Compensation Table.

EXECUTIVE COMPENSATION	59

MATTHEW J.
DILIBERTO
Chief Financial Officer
Mr. DiLiberto’s 2023 compensation recognizes the Company’s strong financial and operating year as well as Mr. DiLiberto’s pivotal role in managing our balance sheet and liquidity position to succeed in a dynamic, competitive and unpredictable NYC real estate market. In a year that saw continued disruptions of lending markets and an environment of unprecedented inflation and interest rate volatility, Mr. DiLiberto was a vital part of our outstanding TSR performance, as well as our achievement of the operational metrics that drive long-term stockholder value.
The Total Direct Compensation amount for Mr. DiLiberto in 2023 is approximately 31% higher than the Summary Compensation Table amount for 2023 due primarily to the form and timing of Mr. DiLiberto’s annual bonus, which was paid fully in equity that was granted in January 2024, and therefore will not appear in the Summary Compensation Table until our 2025 proxy statement.

2023 Performance and Compensation—
Total Direct Compensation vs. Summary Compensation Table
TDC	SCT	Element of Compensation
14% $600,000	19% $600,000
Annual Base Salary
Mr. DiLiberto’s base salary was equal to the minimum amount set forth in the employment agreement he entered into in March 2023, which reflected a $25,000 market-based increase over his 2022 base salary.

40% $1,700,000	19% $622,393
Annual Bonus
Determined 60% formulaically, with the remaining 40% of his total bonus opportunity determined on a discretionary basis after calculation of the formulaic component. For 2023, Mr. DiLiberto earned $1,167,000 on a formulaic basis, resulting in a discretionary bonus potential of $778,000, of which he was then awarded $533,000, resulting in an aggregate annual bonus of $1,700,000.
Mr. DiLiberto received 100% of the bonus in the form of equity. The corresponding 40,534 LTIP units granted in January 2024 were fully vested upon grant, but remain subject to a three-year no-sell restriction. Because these LTIP units were granted in 2024, the value of the awards will be reported in next year’s Summary Compensation table.
The SCT amount reflects the grant date value of equity granted in January 2023 representing only a portion of his 2022 annual bonus.

13% $555,556	24% $778,011
Performance-Based Equity Awards
The TDC amount reflects the target notional value of $555,556 approved by the Committee in January 2023. The SCT amount represents the grant date value of the awards.
The award relates to the following LTIP units:

2023 Performance-Based Award— Number of LTIP Units Granted
Threshold	Target	Maximum	Projected Earned as of 12/31/2023
7,764	16,563	37,265	26,831

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2025, based on our absolute and relative TSR, with earned LTIP units vesting 50% as of December 31, 2025 and 50% as of December 31, 2026.

33% $1,400,000	38% $1,252,297
Time-Based Equity Awards
The Committee granted time-based awards in January 2024 based on the Company’s 2023 performance. The awards had a target value of $1,400,000, equal to the minimum target amount set forth in Mr. DiLiberto’s employment agreement. The corresponding 30,208 LTIP units vest in two equal installments on January 1, 2025 and 2026 subject to continued employment.
The SCT amount represents the grant date value of equity awards granted in March 2023 in connection with entering into Mr. DiLiberto’s employment agreement.

100% $4,268,756	100% $3,265,901	Both totals include $13,200 of “Other Compensation,” as reflected in the Summary Compensation Table.

60	SL GREEN REALTY CORP. 2024 PROXY STATEMENT

ANDREW S.
LEVINE
Chief Legal Officer and General Counsel
Mr. Levine’s 2023 compensation reflects the value delivered by the Company’s sophisticated in-house legal team, led by our General Counsel, which supports the complex and diverse business and corporate initiatives that we undertook during 2023, and which are expected to position the Company for future success in the coming years. In particular, Mr. Levine continued to provide key insight into all aspects of the Company’s strategic decision-making throughout the year. The General Counsel position is a critical member of a senior management team that executed on the Company’s ambitious strategy for 2023 and guided the Company through a challenging operating environment to deliver extraordinary returns to stockholders.
The Total Direct Compensation approved by the Committee for Mr. Levine for 2023 is substantially consistent with the Summary Compensation Table amounts, with minor differences relating to grant date valuation of equity awards compared to the amounts approved by the Committee.

2023 Performance and Compensation—
Total Direct Compensation vs. Summary Compensation Table
TDC	SCT	Element of Compensation
17% $580,000	17% $580,000	Annual Base Salary Mr. Levine’s base salary was equal to the minimum set forth in his employment agreement. There has been no change to base salary since 2019.
27% $900,000	24% $815,556
Annual Bonus
Bonus, while not formulaic, was determined on the basis of the objective criteria used for our formulaic annual bonus program, the achievements of the Company during 2023 and an assessment of Mr. Levine’s performance in areas under his responsibilities.
Mr. Levine received 100% of the bonus in the form of equity. The corresponding 21,459 LTIP units granted in January 2024 were fully vested upon grant, but remain subject to a three-year no-sell restriction. Because these LTIP units were granted in 2024, the value of the awards will be reported in next year’s Summary Compensation table.
The SCT amount reflects the grant date value of equity granted in January 2023 for 2022 annual bonus.

17% $555,556	23% $778,011
Performance-Based Equity Awards
The TDC amount reflects the target notional value of $555,556 approved by the Committee in January 2023. The SCT amount represents the grant date value of the awards.
The award relates to the following LTIP units:

2023 Performance-Based Award— Number of LTIP Units Granted
Threshold	Target	Maximum	Projected Earned as of 12/31/2023
7,764	16,563	37,265	26,831

The actual number of LTIP units earned will be determined based on Company performance measured after the end of the full performance period ending December 31, 2025, based on our absolute and relative TSR, with earned LTIP units vesting 50% as of December 31, 2025 and 50% as of December 31, 2026.

39% $1,300,000	36% $1,245,618
Time-Based Equity Awards
The Committee granted time-based awards in January 2024 based on the Company’s 2023 performance. The awards had a target value of $1,300,000, equal to the minimum target amount set forth in Mr. Levine’s employment agreement. The corresponding 28,050 LTIP units will vest on January 1, 2025, subject to continued employment.
The SCT amount represents the grant date value of equity award granted in 2023 for 2022 performance.

100% $3,348,756	100% $3,432,385	Both totals include $13,200 of “Other Compensation,” as reflected in the Summary Compensation Table.

EXECUTIVE COMPENSATION	61
Other Compensation Policies and Information
How We Determine Executive Compensation
The Committee determines compensation for our named executive officers and is currently comprised of three of our independent directors, Lauren B. Dillard (Chair), Carol N. Brown and Edwin T. Burton, III. If our full slate of director nominees is elected at the Annual Meeting, then following the Annual Meeting, Committee membership will be as follows: Lauren B. Dillard (Interim Chair), John H. Alschuler, and Carol N. Brown. Ms. Dillard will chair the Compensation Committee on an interim basis following the Annual Meeting, pending the appointment of a replacement chairperson.
The Committee receives input from a number of sources each year to inform its final compensation determinations for our named executive officers. These final determinations are made solely by the Committee.
Results	The Committee considers and analyzes the data and information provided by its independent compensation advisor, our CEO and FTI Consulting, as well as input from members of the Board of Directors and stockholders, and then makes final compensation decisions for our named executive officers in its sole discretion
Stockholder Engagement
•
The Committee Chair engages with a significant number of stockholders holding a substantial percentage of outstanding shares and considers all feedback it receives on current and prior compensation practices

Full Board	• The Committee regularly reports to the full Board to ensure management accountability with business objectives and alignment with stockholders
Committee and Chief Executive Officer
•
The Committee reviews named executive officer’s annual performance targets and criteria, the Company’s absolute and relative TSR, the individual NEO’s execution of the Company’s long-term strategy, peer benchmarking and other market data provided by independent compensation consultants in formulating compensation recommendations

•
At the request of the Committee, our CEO also receives and reviews this market data and provides recommendations for the Committee’s consideration regarding the compensation of other named executive officers

Consultants
Gressle & McGinley LLC
–
Retained as the Committee’s independent outside compensation adviser and regularly participates in compensation committee meetings

–
Provides updates and relevant data throughout the year on market conditions in light of our goals and objectives, including current market and peer group pay practices and then-existing policies of certain of our institutional investors, ISS, Glass Lewis and other governance groups

–
Offers the Committee independent analysis and recommendations concerning executive compensation

–
Does not provide any additional services to the Company

FTI Consulting
–
Retained by management as a general business advisor, including for compensation matters, and in connection with the preparation of the Pay Versus Performance disclosure in this proxy statement (FTI Consulting had relationships with certain officers of the Company during 2023)

62	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Compensation Practices
We believe that our executive compensation programs provide appropriate performance-based incentives to attract and retain leadership talent in the highly competitive New York City real estate market, to align management and stockholder interests and to continue to drive our long-term track record of superior return to stockholders. The following are key features of our executive compensation programs, reflecting changes we have adopted following our extensive stockholder outreach:
WHAT WE DO	WHAT WE DON’T DO
Pay for performance and create alignment with stockholders

Include robust hurdles in our incentive plans

Pay a vast majority of total compensation for our CEO and other named executive officers in equity

Follow robust equity ownership guidelines for our directors and named executive officers

Impose a clawback policy with respect to incentive payments

Require a double trigger for cash severance and accelerated vesting in connection with a change in control

No dividends or distributions paid on unearned equity awards subject to performance-based vesting

No signing bonuses for NEOs upon entering into employment agreements

No excise tax gross-up provisions

No repricing of stock options

No single trigger cash severance or accelerated vesting in connection with a change in control

Don’t allow directors or officers to hedge our securities

Peer Group Benchmarking
In 2023 as in prior years, the Committee reviewed various peer compensation information in connection with its compensation decisions, primarily focused on the chief executive officer’s compensation. This peer information was not used to target a particular percentile for our Chief Executive Officer’s total compensation for 2023, but rather to confirm that our Chief Executive Officer’s total compensation for 2023 was within an appropriate range of the total compensation, considering relative size and performance.
The Committee reviewed total compensation information for the chief executive officers of a peer group, with an emphasis on the REIT industry. The peer group included a number of New York City-based peer companies. That decision is based on the unique characteristics of the New York City real estate marketplace, which is where we conduct substantially all of our business, and which is one of the most competitive in the world, from both a business and compensation perspective. However, among the top 15 New York City real estate companies—in terms of Manhattan office-space ownership—only a handful of those companies, including SL Green, are public.

EXECUTIVE COMPENSATION	63
With respect to size, we ranked at or above the median of our selected peers with respect to total enterprise value and total revenue as of December 31, 2023. The following companies were included in the peer group that the Committee reviewed:
Peer Group
Source: S&P Capital IQ. Data as of December 31, 2023.
In the market for talent and compensation, the Committee views SLG as most comparable to real estate companies and companies in complex financial services-related industries such as top performing hedge funds, international investors, large private firms and others that may have equal or greater financial resources, including access to cost-efficient capital. Many of these most direct competitors are private companies, however, and are not required to publicly disclose their compensation arrangements, though the Committee believes that the top real estate principals of these non-REIT companies typically receive substantially higher compensation than their counterparts at public REITs. Nonetheless, to ensure the rigor of our compensation program benchmarking, we have limited our peer group to companies for which there is sufficient publicly available information to thoroughly and completely evaluate the comparability of any given peer company.

Given limited publicly available information on the private companies with which we most directly compete for real estate talent, we have elected to include only public REITs in our compensation peer group.

Analysis of Risk Associated with Our Executive Compensation Plans
In setting compensation, we consider the risks to our stockholders and to achievement of our goals that may be inherent in the executive compensation program. We concluded that it is not reasonably likely that our compensation policies and practices will have a material adverse effect on us.
In reaching our conclusion, we considered the following aspects of our executive compensation plans and policies among others:
•
We evaluate performance based upon the achievement of a variety of business objectives and goals.

•
We use a balanced equity compensation mix comprised of performance-based and time-based full value equity awards. This approach lessens the likelihood that executives will take unreasonable risks to keep their equity awards “in-the-money,” as may be the case with equity compensation programs that rely solely on leveraged market-based equity compensation vehicles such as stock options.

•
We provide a significant portion of incentive compensation in the form of long-term incentive awards. The amounts that ultimately may be earned are tied to how we perform over a multi-year period, which focuses management on sustaining our long-term performance.

•
We structure payouts under our performance-based awards based on achieving a minimum level of performance, so that some compensation is awarded at levels below full target achievement rather than an “all-or-nothing” approach.

•
We provide a significant portion of each executive’s annual compensation in the form of equity-based compensation. In addition, executives are required to maintain sizable holdings of equity in the Company under the terms of our equity ownership guidelines. This practice aligns an appropriate portion of our executives’ personal wealth to our long-term performance.

64	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
•
We adopted a policy for recoupment of incentive payments made to our executives, including our named executive officers, which requires recovery of incentive-based compensation that is earned, granted or vested based on the achievement of financial reporting measures in the event of a required accounting restatement.

Accordingly, although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our executive compensation programs are appropriately structured and do not pose a material risk to the Company.
Executive and Director Equity Ownership Guidelines
In furtherance of the Committee’s ongoing efforts to foster an ownership culture among our senior leadership team, we adopted equity ownership guidelines for our named executive officers and non-employee directors, as set forth below:
Named Executive Officers and Non-Employee Directors	Multiple of Base Salary or Annual Cash Retainer
Chief Executive Officer	8x
Other Named Executive Officers	6x
Non-Employee Directors	5x
All of our named executive officers hold a significant amount of equity in our Company and are highly incentivized to create sustainable, long-term stockholder value.
Named Executive Officers	Actual Equity Ownership— Multiple of Base Salary(1)
Marc Holliday	54x
Matthew J. DiLiberto	20x
Andrew S. Levine	22x

(1)
As of March 8, 2024.

Outstanding Annual Equity Award Performance Summary (2021-2023)
Operational Awards	Actual Percentage Earned as of 12/31/2023	Actual / Projected Absolute TSR Modifier as of 12/31/2023
2023 Operational Component	88.00% (Actual)	+12.5% (Projected)
2022 Operational Component	141.29% (Actual)	-12.5% (Projected)
2021 Operational Component	200.00% (Actual)	-12.5% (Actual)
Relative Awards	Actual / Projected Percentile Rank as of 12/31/2023	Actual / Projected Percentage Earned as of 12/31/2023
2023 Relative TSR vs. Office REIT Peers	97th Percentile (Projected)	225.00% (Projected)
2023 Relative TSR vs. NYC REIT Peers	92nd Percentile (Projected)	225.00% (Projected)
2022 Relative TSR vs. Office REIT Peers	81st Percentile (Projected)	225.00% (Projected)
2022 Relative TSR vs. NYC REIT Peers	25th Percentile (Projected)	0.00% (Projected)
2021 Relative TSR vs. Office REIT Peers	83rd Percentile (Actual)	225.00% (Actual)
2021 Relative TSR vs. NYC REIT Peers	42nd Percentile (Actual)	75.49% (Actual)
Our 2022 and 2021 annual performance-based equity awards generally have the same structure as the 2023 performance-based equity awards described above in “— Compensation Discussion and Analysis—Our 2023 Executive Compensation Program.” The 2022 and 2021 awards are described in full in our proxy statements relating to our 2022 and 2021 fiscal years.
For additional information regarding the number of LTIP units relating to each of our outstanding annual performance-based equity awards held by each of our named executive officers, see “—Executive Compensation Tables—Outstanding Equity Awards at Fiscal Year End 2023.”

EXECUTIVE COMPENSATION	65
Perquisites and Other Personal Benefits
Our Chief Executive Officer receives certain life insurance benefits. We do not provide any other significant perquisites or personal benefits to our named executive officers. Effective January 1, 2023, we discontinued all automobile perquisites for our named executive officers. The costs of these benefits constituted less than one percent of the applicable executive’s compensation.
Employment Agreements
As noted above, we have employment agreements with each of our named executive officers. Each of the employment agreements with our named executive officers provide for, among other things, severance payments and benefits and acceleration of equity awards in connection with certain qualified terminations. In return, each of our named executive officers has agreed to non-compete, non-solicitation, non-interference and confidentiality provisions. For each of our executives, we believe that, because the severance level is negotiated up front, it makes it easier for us to terminate these executives without the need for protracted negotiations over severance. We also believe that providing pre-negotiated severance benefits for all of our executives in the event they are terminated without cause or terminate their employment for good reason following a change in control helps to further align the interests of our executives and our stockholders in the event of a potentially attractive proposed change-in-control transaction following which one or more of our executives may be expected to be terminated. See “—Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” for a summary of the employment agreements with our named executive officers.
Compensation Recovery Policy
Effective as of October 2, 2023, the Board adopted a clawback policy that complies with Rule 10D-1 under the Exchange Act, adopted by the SEC in October 2022. The clawback policy requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the clawback policy and in the three-year fiscal period preceding the date the Company was required to prepare the restatement that is in excess of the amount that would have been received had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The clawback policy has been filed as an exhibit to our Annual Report on Form 10-K.
Anti-hedging Policy
The Board has adopted a policy prohibiting all of our executive officers and directors from engaging in hedging transactions with respect to our securities. Pursuant to this policy, our executive officers and directors may not engage in hedging transactions with respect to our securities (including, without limitation, partnership interests in our operating partnership) through puts, calls, covered calls, synthetic purchases, collars, other derivative securities of the Company or otherwise at any time. Prior to the adoption of this policy, none of our executive officers or directors were engaging in any hedging transactions with respect to our securities, and this policy was adopted to formally reflect the practices that our executive officers and directors had already been observing. The Company does not have any practices or policies regarding the ability of any other employees to purchase financial instruments or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Other Matters—LTIP units and Class O LTIP units
We issued a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP units, for the equity bonuses that we granted to our named executive officers for 2023 and as equity awards granted in connection with new or extended employment agreements or the provisions of such agreements. LTIP units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP units are structured as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. LTIP units are not entitled to distributions prior to being earned based on achievement against the performance-based hurdles contained in these plans. Once earned, these LTIP units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

66	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
In addition to the LTIP units described above that we issued in lieu of shares of restricted stock, we also have issued another class of units of limited partnership interest in our operating partnership that are intended to be similar to stock options from an economic perspective, which we refer to as Class O LTIP units. Class O LTIP units are also intended to qualify as “profits interests” for U.S. federal income tax purposes. During 2023, we did not grant any Class O LTIP units.
Like stock options, Class O LTIP units operate in a manner that generally permits holders to realize the benefit of any increase in the per share value of our common stock above the value at the time the Class O LTIP units are granted. At the time of the grant of Class O LTIP units, the operating partnership establishes a conversion threshold, the vesting terms and the mandatory conversion date, if any, for the Class O LTIP units. The conversion threshold corresponds to the exercise price of a stock option while the mandatory conversion date corresponds to the expiration date of a stock option. Similar to the exercise price for stock options, the conversion threshold will equal the per unit value of the common units of our operating partnership on the grant date. Class O LTIP units will receive 10% distributions relating to periods between grant and vesting upon vesting, and will receive 10% distributions from vesting to their conversion as opposed to holders of non-qualified stock options who will not receive any distributions relating to periods between grant and exercise.
Once Class O LTIP units have vested, they may be converted into common units of our operating partnership by the holder at any time prior to their mandatory conversion date in a manner that is similar to a net exercise of stock options. Upon exercise of this conversion right, the Class O LTIP units will convert into a number of common units of the operating partnership that have an aggregate value equal to the aggregate spread of the Class O LTIP units that are converted. The “spread” for each Class O LTIP unit will equal the excess, if any, of the value of our operating partnership’s assets per common unit on the conversion date above the per unit value at the time the Class O LTIP unit was granted (i.e., the conversion threshold). Any Class O LTIP units that have not been voluntarily converted prior to the mandatory conversion date established at the time the Class O LTIP units were granted will automatically convert into common units on such mandatory conversion date, or be forfeited if the value of our operating partnership’s assets per common unit is less than the conversion threshold for the Class O LTIP units.
LTIP units and Class O LTIP units are intended to offer executives substantially the same long-term incentive as shares of restricted stock and stock options, respectively, with more favorable U.S. federal income tax treatment available for “profits interests” under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Similarly, holders of non-qualified stock options are taxed upon exercise. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit or Class O LTIP unit or conversion into common units but only when he or she chooses to liquidate the common units into which his or her LTIP units or Class O LTIP units convert. Therefore, an executive who wishes to hold his or her equity awards for the long term can generally do so in a more tax-efficient manner with LTIP units or Class O LTIP units. In light of the increased tax efficiency, we have chosen to use LTIP units and Class O LTIP units for grants to our executives. We believe that the use of LTIP units and Class O LTIP units has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock, and (iv) further aligned the interests of our executives with the interests of our stockholders.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of SL Green Realty Corp. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Submitted by our Compensation Committee
Lauren B. Dillard (Chair)	Carol N. Brown	Edwin T. Burton, III

EXECUTIVE COMPENSATION	67
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding the compensation paid to the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2023 fiscal year and two of our most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2023, or collectively, the “named executive officers.”
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Marc Holliday Chief Executive Officer, Chairman of the Board and Interim President	2023	$1,250,000	—	$15,767,540	—	$1,454,167	$36,464	$18,508,171
	2022	$1,250,000	—	$14,284,701	—	$1,051,094	$75,060	$16,660,855
	2021	$1,250,000	—	$18,099,677	—	$1,681,250	$57,130	$21,088,057
Andrew Mathias Former President(3)	2023	$950,000	—	$11,657,025	—	—	$13,200	$12,620,225
	2022	$950,000	—	$11,685,931	—	—	$55,570	$12,691,501
	2021	$950,000	—	$14,929,026	—	—	$50,522	$15,929,548
Matthew J. DiLiberto Chief Financial Officer	2023	$600,000	—	$2,652,701	—	—	$13,200	$3,265,901
	2022	$575,000	$725,000	$2,488,387	—	—	$12,200	$3,800,587
	2021	$550,000	$925,000	$2,318,872	—	—	$11,600	$3,830,472
Andrew S. Levine Chief Legal Officer and General Counsel	2023	$580,000	—	$2,839,185	—	—	$13,200	$3,432,385
	2022	$580,000	—	$3,935,842	—	—	$12,200	$4,528,042
	2021	$580,000	—	$2,783,700	—	—	$11,600	$3,375,300

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the full grant date fair value of stock awards and option awards issued to the executives in 2023, 2022 and 2021, respectively. In accordance with SEC disclosure requirements, the amounts for 2023 include the full grant date fair value of our 2023 annual performance-based equity awards, which were as follows: Mr. Holliday—$9,920,005; Mr. Mathias—$7,935,992; Mr. DiLiberto—$778,011; and Mr. Levine—$778,011, respectively. The grant date fair value of such awards is computed in accordance with ASC 718, “Compensation-Stock Compensation,” or “ASC 718,” by the use of Monte Carlo simulation models that consider the probable outcomes of the market-based performance conditions governing such awards. The Monte Carlo simulation model for the awards granted during 2023 used an assumed stock price volatility level of 55% on our common stock and a risk-free interest rate of 3.97%.

Assuming that maximum performance is achieved under our 2023 annual performance-based equity awards, the value at the grant date of the awards would each have been as follows: Mr. Holliday—$19,766,210; Mr. Mathias—$15,812,968; Mr. DiLiberto—$1,464,142; and Mr. Levine—$1,464,142, respectively. See “— Compensation Discussion and Analysis—Our 2023 Executive Compensation Program” for a description of the terms of these performance-based awards.
(2)
The table and footnotes below show the components of this column for 2023, which include certain perquisites such as Company 401(k) matching contributions.

Name	All Other Compensation ($)
Marc Holliday	$36,464(a)
Andrew Mathias	$13,200(b)
Matthew J. DiLiberto	$13,200(b)
Andrew S. Levine	$13,200(b)

(a)
Represents (i) the Company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($13,200) and (ii) life insurance premiums ($23,264). The Company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

(b)
Represents the Company’s matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($13,200). The Company’s 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

(3)
Does not include amounts that became payable in 2024 pursuant to the terms of employment agreement. See “—Potential Payments Upon Termination or Change in Control.”

68	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
2023 Grants of Plan-Based Awards
The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2023.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marc Holliday	01/30/2023	01/30/2023	—	—	—	—	—	—	134,156(1)	$4,554,596
	01/30/2023	01/30/2023	—	—	—	—	—	—	4,888(2)	$150,013
	01/30/2023	01/30/2023	—	—	—	104,809(3)	223,593(3)	503,085(3)	—	$9,920,005
	12/11/2023	12/11/2023	—	—	—	—	—	—	34,467(4)	$1,142,926
	N/A	N/A	$625,000(5)	$2,500,000(5)	$3,750,000(5)	—	—	—	—	—
Andrew Mathias	01/30/2023	01/30/2023	—	—	—	—	—	—	104,344(1)	$3,542,479
	01/30/2023	01/30/2023	—	—	—	—	—	—	5,818(2)	$178,554
	01/30/2023	01/30/2023	—	—	—	83,848(3)	178,875(3)	402,467(3)	—	$7,935,992
	N/A	N/A	$475,000(5)	$1,662,500(5)	$2,375,000(5)	—	—	—	—	—
Matthew J. DiLiberto	03/02/2023	03/02/2023	—	—	—	—	—	—	42,422(1)	$1,252,297
	01/30/2023	01/30/2023	—	—	—	—	—	—	20,280(4)	$622,393
	01/30/2023	01/30/2023	—	—	—	7,764(3)	15,563(3)	37,265(3)	—	$778,011
	N/A	N/A	$300,000(5)	$1,050,000(5)	$1,500,000(5)	—	—	—	—	—
Andrew S. Levine	01/30/2023	01/30/2023	—	—	—	—	—	—	38,756(1)	$1,245,618
	01/30/2023	01/30/2023	—	—	—	—	—	—	26,574(4)	$815,556
	01/30/2023	01/30/2023	—	—	—	7,764(3)	15,563(3)	37,265(3)	—	$778,011

(1)
Represents grants of LTIP units awarded in connection with our respective employment agreements with Messrs. Holliday, Mathias, DiLiberto and Levine. For Messrs. Holliday, Mathias and DiLiberto, the LTIP units vest in three equal installments vesting on each of January 1, 2024, January 1, 2025 and January 1, 2026, and, for Mr. Levine, the LTIP units vest in two equal installments on each of January 1, 2024 and January 1, 2025, subject in each case to continued employment.

(2)
Represents LTIP units granted as a true-up adjustment pursuant to the formulaic component of our annual bonus program on account of actual 2022 performance.

(3)
Represents LTIP units granted as 2023 annual performance-based equity awards that were subject to performance-based vesting hurdles. The amount shown in the “Threshold” column of the table reflects the total number of LTIP units that would be earned at threshold performance with respect to both the operating performance metrics and the relative TSR metrics, after giving effect to the maximum downward modifier. The amount shown in the “Maximum” column reflects the total number of LTIP units that would be earned at maximum performance with respect to both the operating performance metrics and the relative TSR metrics, after giving effect to the maximum upward modifier. See “—Compensation Discussion and Analysis—Our 2023 Executive Compensation Program” for a description of the terms of these performance-based awards and the Company’s estimated performance as of December 31, 2023.

(4)
This grant of LTIP units vested immediately upon grant, but remains subject to a three-year restriction on transfer from the date of grant.

(5)
Represents cash payouts that were possible pursuant to the formulaic component of our annual bonus program for 2023. See “—Compensation Discussion and Analysis—Our 2023 Executive Compensation Program” for a description of these awards.

Grants of all equity awards were made pursuant to the Fifth Amended and Restated 2005 Stock Option and Incentive Plan. LTIP units that are only subject to time-based vesting based on continued employment through a specified date (and have not been forfeited) generally entitle executives to receive cash dividends, dividend equivalents or distributions whether or not then vested. LTIP units that are subject to performance-based vesting hurdles do not entitle the holder to receive distributions prior to the achievement of these hurdles. If and when performance-based vesting occurs, the holders are entitled to receive a combination of cash payments and distributions with respect to all LTIP units that are earned equal to the amounts that would have been received if the earned LTIP units had been entitled to receive full distributions from the beginning of the applicable performance period.
See “Potential Payments Upon Termination or Change in Control” below, for a discussion regarding potential acceleration of the equity awards and a description of the material terms of each named executive officer’s employment agreement.

EXECUTIVE COMPENSATION	69
Outstanding Equity Awards at Fiscal Year-End 2023
The following table sets forth certain information with respect to outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2023.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units or Other Rights that Have Not Vested(2)
Marc Holliday	52,500(4)	—	$99.86	06/17/2026	371,220	$16,768,007	346,010	$15,629,272
	52,500(4)	—	$105.73	06/17/2027	—	—	—	—
Andrew Mathias	—	—	—	—	291,972	$13,188,375	276,809	$12,503,463
Matthew J. DiLiberto	15,000(4)	—	$106.05	01/11/2027	65,639	$2,964,914	25,630	$1,157,707
Andrew S. Levine	15,000(4)	—	$106.05	01/11/2027	73,769	$3,332,146	25,630	$1,157,707

(1)
For each of our named executive officers, includes the following:

Executive	2023 Operational Performance- Based LTIP Units(a)	2022 Operational Performance- Based LTIP Units(b)	2021 Performance- Based LTIP Units(c)	2023 Time-Based Employment Agreement LTIP Units	2022 Time-Based Employment Agreement LTIP Units	2021 Time-Based Employment Agreement LTIP Units	2022 One Madison LTIP Units
Marc Holliday	86,083	62,822	—	134,156(d)	40,831(e)	47,328(f)	—
Andrew Mathias	68,867	50,258	—	104,344(d)	31,758(e)	36,745(f)	—
Matthew J. DiLiberto	6,377	4,653	7,607	42,422(d)	—	—	4,580(g)
Andrew S. Levine	6,377	4,653	7,607	38,756(h)	11,796(i)	—	4,580(g)

(a)
Represents the number of LTIP units that were earned for 2023 operational performance that are not subject to forfeiture regardless of our absolute TSR performance over the three-year period ending December 31, 2025. The LTIP units will vest 100% for Messrs. Holliday and Mathias on December 31, 2025, and 50% on each of December 31, 2025 and December 31, 2026 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment.

(b)
Represents the number of LTIP units that were earned for 2022 operational performance that are not subject to forfeiture regardless of our absolute TSR performance over the three-year period ending December 31, 2024. The LTIP units will vest 100% for Messrs. Holliday and Mathias on December 31, 2024, and 50% on each of December 31, 2024 and December 31, 2025 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment.

(c)
Represents the sum of (i) the number of LTIP units that were earned for 2021 operational performance, as modified by our absolute TSR performance over the three-year period ending December 31, 2022 and (ii) the number of LTIP units that were earned based on our TSR performance relative to our NYC Peer Group over the three-year period ending December 31, 2022. The LTIP units vested 100% for Messrs. Holliday and Mathias on December 31, 2023, and 50% for Messrs. DiLiberto and Levine, with the remaining 50% scheduled to vest on December 31, 2024 subject, in each case, to continued employment. LTIP units that vested on December 31, 2023 are reflected in the “2023 Options Exercised and Stock Vested” table, below. See “—Compensation Discussion and Analysis—Our 2023 Executive Compensation Program” and “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2021-2023)” for a description of the terms of these performance-based awards and the Company’s performance as of December 31, 2023.

(d)
For Messrs. Holliday and DiLiberto, represents LTIP units that vested one-third on January 1, 2024 and LTIP units that are scheduled to vest one-third on January 1, 2025 and one-third on January 1, 2026, subject to continued employment. For Mr. Mathias, all of the LTIP units vested on January 30, 2024 in connection with the non-renewal of his employment agreement.

(e)
For Mr. Holliday, represents LTIP units that vested one-third on January 1, 2023 and one-third on January 1, 2024 and LTIP units that are scheduled to vest one-third on January 1, 2025, subject to continued employment. For Mr. Mathias, all of the LTIP units vested on January 30, 2024 in connection with the non-renewal of his employment agreement.

(f)
For Mr. Holliday, represents LTIP units that vested on January 1, 2024. For Mr. Mathias, the LTIP units vested on January 30, 2024 in connection with the non-renewal of his employment agreement.

(g)
Represents LTIP units that were awarded as one-time, long-term incentive grants in connection with our One Madison

70	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
development project that vested one-third on December 31, 2022 and one-third on December 31, 2023, and LTIP units that are scheduled to vest one-third on December 31, 2024, subject to continued employment.
(h)
Represents LTIP units that vested one-half on January 1, 2024 and LTIP units that are scheduled to vest one-half on January 1, 2025, subject to continued employment.

(i)
Represents LTIP units that vested one-third on January 1, 2023 and one-third on January 1, 2024 and LTIP units that are scheduled to vest one-third on January 1, 2025, subject to continued employment.

(2)
Based on a price of $45.17 per share/unit, which was the closing price on the NYSE of one share of our common stock on December 29, 2023. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.

(3)
For each of our named executive officers includes the following:

Executive	2023 Performance- Based LTIP Units(a)	2022 Performance- Based LTIP Units(b)
Marc Holliday	276,137	69,873
Andrew Mathias	220,910	55,899
Matthew J. DiLiberto	20,454	5,176
Andrew S. Levine	20,454	5,176

(a)
Represents the sum of the LTIP units that would be earned if (i) the “maximum” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on absolute TSR, (ii) the “maximum” performance goal were achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to the constituents of the Dow Jones US Real Estate Office Index and (iii) the “maximum” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to NYC peers. Earned LTIP units will vest 100% for Messrs. Holliday and Mathias on December 31, 2025, and 50% on each of December 31, 2025 and December 31, 2026 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment. See “—Compensation Discussion and Analysis—Our 2023 Executive Compensation Program” and “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2021-2023)” for a description of the terms of these performance-based awards and the Company’s projected performance as of December 31, 2023.

(b)
Represents the sum of the LTIP units that would be earned if (i) the “threshold” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on absolute TSR, (ii) the “maximum” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to the constituents of the SNL office index at the time the award was granted and (iii) the “threshold” performance goal was achieved with respect to the portion of the LTIP units eligible to be earned based on TSR relative to NYC peers. Earned LTIP units will vest 100% for Messrs. Holliday and Mathias on December 31, 2024, and 50% on each of December 31, 2024 and December 31, 2025 for Messrs. DiLiberto and Levine, subject, in each case, to continued employment. See “—Compensation Discussion and Analysis—Our 2023 Executive Compensation Program” and “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2021-2023)” for a description of the terms of these performance-based awards and the Company’s projected performance as of December 31, 2023.

(4)
Reflects awards of Class O LTIP units. The conversion threshold for the Class O LTIP units, which is equivalent to the exercise price for a stock option, was determined by reference to the fair market value under our Fifth Amended and Restated 2005 Stock Option and Incentive Plan of one share of our common stock on each applicable grant date. See “—Other Compensation Policies and Information—Other Matters—LTIP units and Class O LTIP units” for a description of Class O LTIP units.

2023 Option Exercises and Stock Vested
The following table sets forth certain information with respect to the exercise of stock options and the vesting of stock, including restricted stock, restricted stock units, LTIP units and similar instruments for each named executive officer during the fiscal year ended December 31, 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Marc Holliday	—	—	328,885	$13,760,479
Andrew Mathias	—	—	235,505	$9,854,698
Matthew J. DiLiberto	—	—	49,896	$1,956,966
Andrew S. Levine	—	—	46,578	$1,880,141

(1)
Amounts reflect the market value of the stock on the day the stock vested.

EXECUTIVE COMPENSATION	71
2023 Nonqualified Deferred Compensation
The following table sets forth certain information regarding non-tax qualified compensation deferred during the year ended December 31, 2023. All of the information below relates to notional stock units that we granted to certain of our named executive officers pursuant to employment agreements we had entered into with them. Pursuant to these employment agreements, we agreed to grant notional stock units with a specified value to certain of our named executive officers each year, which are subject to vesting based on continued employment for the following year. Once vested, these notional stock units represent a contingent right to receive the value of one share of our common stock. Under the terms of the deferred compensation agreements, each participant is also entitled to dividend equivalent rights, to be paid in cash on a current basis, equal to the amount per share of any cash dividend we declare, multiplied by the total number of notional units held by such participant as of the record date for such dividend. Vested notional stock units are settled in cash no later than 30 days following the earliest of (i) the executive’s death, (ii) the date of the executive’s separation from service with us and (iii) the effective date of a change in control.
Under the employment agreements with our Named Executive Officers that were in effect during 2023, we have eliminated nonqualified deferred compensation.
Executive	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(1)(4)
Marc Holliday	—	—	$902,761	$199,571	$2,774,070
Andrew Mathias	—	—	$562,598	$124,372	$1,728,791
Matthew J. DiLiberto	—	—	—	—	—
Andrew S. Levine	—	—	—	—	—

(1)
Awards of notional units constitute “Stock Awards” for purposes of the Summary Compensation Table, and, as a result, the full grant date fair value of these awards computed in accordance with ASC 718, as of the grant date of such awards, are included in the “Stock Awards” column of the Summary Compensation Table for the year in which they were granted. The right to receive dividend equivalents was factored into the determination of the grant date fair value, which means that the value of the dividend equivalents included in “Aggregate Earnings in Last FY” was effectively already included in the Summary Compensation Table.

(2)
The amounts in this column represent the increase or decrease in value of vested notional units from December 31, 2022 through December 31, 2023, as calculated based on the closing stock price on the NYSE of one share of our common stock on December 31, 2022 compared to the closing stock price on the NYSE of one share of our common stock on December 31, 2023, plus the aggregate value of dividend equivalent rights paid with respect to all vested and unvested notional units held by each executive during 2023.

(3)
Represents the aggregate value of dividend equivalent rights paid with respect to all vested and unvested notional units held by each executive during 2023.

(4)
Based on a per share price of $45.17, which was the closing stock price on the NYSE of one share of our common stock on December 29, 2023.

Potential Payments Upon Termination or Change in Control
We have contractual arrangements with our named executive officers that provide for payments, acceleration of vesting or other benefits to our named executive officers upon a termination of employment in certain circumstances or upon a change in control. These include our employment agreements with our named executive officers, our performance-based equity awards and our stock options and Class O LTIP Units. The discussion below describes these contractual arrangements in greater detail.
Employment Agreements
During 2023, we had employment agreements with each of our named executive officers. Each of the employment agreements with our named executive officers provided for, among other things, severance payments and benefits and acceleration of equity awards in connection with the termination of employment in certain circumstances. In return, each of our named executive officers agreed to non-compete, non-solicitation, non-interference and confidentiality provisions. The table below summarizes the material terms of our current employment agreements with each our named executive officers that were in effect during 2023.

72	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
	Marc Holliday	Andrew Mathias	Matthew J. DiLiberto	Andrew S. Levine
Term(1)	1/18/22 – 1/17/25	1/1/22 – 12/31/23	1/1/23 – 1/1/26	1/1/22 – 1/1/25
Annual Salary	$1.25M	$950K	$600K	$580K
Formulaic Annual Bonus(2)	50-300% base salary	50-250% base salary	50-250% base salary	None
Performance-Based LTIP Units	$7.5M (Target)(3)	$6.0M (Target)(3)	None	None
Time-Based LTIP Units	$4.5M (Target)(4)	$3.5M (Target)(4)	$1.4M (Target)(4)	$1.3M (Target)(4)
Other Benefits	$10M of life insurance	None	None	None
Severance Benefits without Change-in-Control (“CiC”) and (in connection with a CiC)(5)
If the executive’s employment is terminated by us without Cause or by the executive for Good Reason during the term, the executive will be entitled to the following payments or benefits, subject to the effectiveness of a mutual release. (For all executives, a Section 280G modified cut-back will apply in connection with a termination in connection with or within 18 months after a CiC.)(6)

•
2.0x / 1.5x the sum of base salary, maximum formulaic bonus and target value of annual time-based equity award (if CiC: 3.0x / 2.5x the sum of base salary, average annual bonus for prior two years and target value of annual time-based award)

•
Pro-rata bonus and pro-rata portion of target value of annual time-based award for partial year

•
Acceleration of all unvested time-based equity awards

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
24 (36 if CiC) / 18 (30 if CiC) months of benefit continuation payments

•
1x (2x if CiC) the sum of base salary and average annual bonus for prior two years (Levine) or prior three years (DiLiberto)

•
The target value of the annual time-based equity awards to be granted in each January remaining in the term, to the extent not yet granted

•
Pro-rata bonus for partial year

•
Acceleration of all unvested time-based equity awards

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
12 (24 if CiC) months of benefit continuation payments

Death / (Disability)(5)
If the executive’s employment is terminated by us upon death or disability during the term, the executive will be entitled to all of the following payments or benefits, plus additional benefits in the case of disability, subject (in the case of disability) to the effectiveness of a mutual release:

•
(If Disability: 1x the sum of base salary, maximum formulaic bonus and target value of annual time-based equity award)

•
Pro-rata bonus for partial year

•
Acceleration of all unvested equity awards (other than performance-based awards)

•
Class O LTIP unit/option exercise period extended to second January 1st following termination

•
Payments/benefits to Mr. Holliday are reduced by life insurance benefit

•
(If Disability: 36 months of benefit continuation/payments)

•
(If Disability: 1x the sum of base salary and average annual bonus for prior two years (Levine) or prior three years (DiLiberto))

•
Pro-rata bonus for partial year

•
Pro-rated target value of the annual time-based equity awards (upon termination prior to final annual time-based grant)

•
Acceleration of all unvested equity awards (other than performance-based awards)

•
Class O LTIP unit/ option exercise period extended to second January 1st following termination

•
(If Disability: 36 months of benefit continuation/payments)

EXECUTIVE COMPENSATION	73
	Marc Holliday	Andrew Mathias	Matthew J. DiLiberto	Andrew S. Levine
Post-Change-in-Control Compensation
Upon a Change-in-Control, for pro-rata payments, and while employed for periods following a Change-in-Control, in lieu of the base salary, annual bonus, and the equity awards described above, each executive will be entitled to the following:

•
Pro-rata bonus based on average annual bonus for prior two years and pro-rata portion of target value of annual time-based award for partial year prior to Change-in-Control

•
Annual cash salary equal to the sum of prior base salary, prior year cash bonus and target value of annual time-based and performance-based equity awards

•
Pro-rata bonus for partial year prior to Change-in-Control based on average annual bonus for prior two years (Levine) or prior three years (DiLiberto)

•
Annual cash salary equal to the sum of prior base salary, prior year cash bonus (or average of three prior fiscal year cash bonuses, for DiLiberto) and, beginning in the year following the most recent grant of a time-based equity award, target value of annual time-based equity awards

Restrictive Covenants	The executive agreed to the following covenants:

Noncompetition with us for 12 months following termination (6 months if employment is terminated in connection with or within 18 months after a Change-in-Control). Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

Noncompetition with us for 6 months after termination, including upon non-renewal of the agreement, provided that if termination occurs upon or following the term, entitled to receive 6 months of salary and bonus. Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

Noncompetition with us for 6 months after termination unless employment is terminated upon non-renewal of the agreement. Non-solicitation, non-disparagement, non-interference and litigation cooperation covenants also apply.

(1)
The terms automatically renew for one year for Messrs. Holliday and Mathias, unless either party provides advance written notice of non-renewal.

(2)
Messrs. Holliday, Mathias and DiLiberto are eligible to participate in an annual formulaic bonus program pursuant to which they will be able to earn from 50-300% (Holliday) and 50-250% (Mathias and DiLiberto) of their base salary based on the achievement of specific goals established in advance by the Committee. For Mr. DiLiberto, this formulaic component represents 60% of his total bonus opportunity, with the remaining 40% to be determined by the Committee. Mr. Levine may be awarded a bonus in an amount determined by the Committee. Bonuses may be paid in equity or cash.

(3)
Each of Messrs. Holliday and Mathias are entitled to receive annual awards of performance-based LTIP units with the target values set forth in the table above. See “Executive Compensation—Compensation Discussion and Analysis—Our 2023 Executive Compensation Program” for details regarding the structure of these awards for 2023. A summary of the terms applicable to these awards in connection with a termination of the executive’s employment is set forth below.

(4)
Each executive is eligible to receive an annual grant of LTIP units subject to time-based vesting conditions. See “Executive Compensation—Compensation Discussion and Analysis—Our 2023 Executive Compensation Program” for details regarding the structure of these awards for 2023. A summary of the terms applicable to these awards in connection with a termination of the executive’s employment is set forth below.

(5)
Performance-based equity awards will be treated in accordance with their terms. See table below for relevant terms to be included in performance-based LTIP units granted pursuant to the employment agreements.

(6)
In the event that any payment or benefit constitutes an excess “parachute payment” under Section 280G of the IRC subject to an excise tax, the executive will not be entitled to a tax gross-up payment; however, the executive’s payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the executive.

The terms Cause, Good Reason and Change-in-Control, as used above, are specifically defined in each executive’s employment agreement. For Messrs. Holliday and Mathias, the term Cause is defined to include a non-renewal of the term of the employment agreement, provided that the cash severance multiple in such instance would be 1.0x instead of 2.0x for Mr. Holliday and 1.5x for Mr. Mathias. The summary above is qualified in its entirety by reference to the copies of the employment agreements with our named executive officers, which have been previously filed by us with the SEC, and are incorporated herein by reference.

74	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Performance-Based Equity Awards
The table below summarizes the treatment of our annual performance-based equity awards, including those granted in 2022 and 2023 that were outstanding at December 31, 2023 (the “Annual Performance-Based Awards”), in connection with a change-in-control and various hypothetical termination scenarios for our named executive officers.
Annual Performance-Based Awards
	Change-in-Control (“CiC”)	Change-in-Control & Termination Without Cause or For Good Reason(1)	Death/Disability & Termination Without Cause or For Good Reason(1)
Holliday / Mathias Awards
•
If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier

•
Relative Component determined as of date of CiC

•
Earned awards remain subject to time-based vesting

•
If one-year performance period ends early, Operational Component deemed achieved at maximum (200%), subject to Absolute TSR modifier

•
Relative Component determined as of date of CiC

•
Earned awards vest in full

• Performance calculated as of end of performance period • Earned awards fully vested
DiLiberto / Levine Awards
•
If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier

•
Relative Component determined as of date of CiC

•
Earned awards remain subject to time-based vesting

•
If one-year performance period ends early, Operational Component deemed achieved at target, subject to Absolute TSR modifier

•
Relative Component determined as of date of CiC

•
Earned awards vest in full

•
Performance calculated as of end of performance period

•
Earned awards fully vest, subject to proration such that no units vest if termination occurs during the first year, one-third vest if the termination occurs during the second year and two-thirds will vest if the termination occurs during the third year

(1)
Accelerated vesting under the Annual Performance-Based Awards is generally subject to the effectiveness of a mutual release, except upon a termination as a result of death or in connection with or within 18 months after a change in control.

Terms of Non-Renewal and Advisory Agreement
In October 2023, as previously disclosed, we provided a notice of non-renewal pursuant to the terms of the employment agreement we had with our former President, Mr. Mathias. Pursuant to the terms of the employment agreement and his outstanding equity award agreements, Mr. Mathias became entitled in January 2024 to the payments and benefits due as a result of such non-renewal that are summarized above, subject to a customary release of claims. In the aggregate, Mr. Mathias became entitled to (i) receive a cash payment of $12,081,610, (ii) the acceleration of 172,847 unvested time-based LTIP units having a value of $7,807,499 based on our closing stock price on the NYSE on December 31, 2023, (iii) the settlement of 38,273 deferred compensation units having a value of $1,773,800 based on the ten-day trailing average closing price of our common stock on the NYSE on December 31, 2023 and (iv) a medical and welfare benefit continuation amount of $94,198. In addition, Mr. Mathias did not forfeit his outstanding performance-based LTIP units, which may be earned and may become vested in the ordinary course based on our performance through the applicable performance periods. In connection with the end of this employment term, Mr. Mathias remains subject to the restrictive covenants set forth above.
To assist with an orderly transition of his responsibilities, we also entered into a consulting arrangement with Mr. Mathias, pursuant to which he will receive a fee of $8,333 per month in exchange for the provision of certain services at our request from January 1, 2024 through December 31, 2024, subject to successive one-year renewal periods. In addition, in connection with the consulting arrangement and his continuing service as a director, Mr. Mathias will be entitled to certain perquisites and benefits consistent with those he received while serving as an officer of the Company. This summary is qualified in its entirety by reference to the copy of the non-renewal and advisory agreement, which has been previously filed by us with the SEC, and is incorporated herein by reference.

EXECUTIVE COMPENSATION	75
Hypothetical Illustration of Payments upon Termination or Change in Control
The following tables show the potential payments and estimated value of the benefits that our named executive officers, other than our former President, would have been entitled to receive upon a termination of their employment by us without cause or by them for good reason or upon the death or disability as of December 31, 2023. Our named executive officers would not have been entitled to any payments or benefits other than those already accrued in the event of a termination of their employment by us for cause or by them without good reason (including upon retirement). The types of events constituting cause, good reason, disability and a change in control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, the payments and estimated value of benefits have been grouped together based on these concepts without regard for any such differences. The potential payments and estimated values set forth below are based on the terms of the employment agreements in effect as of December 31, 2023.
Marc Holliday
Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death(1)
Pro-Rata Bonus	$7,232,344	$7,232,344	$7,232,344	$7,232,344
Cash Severance	$19,000,000	$28,500,000	$9,500,000	—
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$16,768,007	$33,110,597	$16,768,007	$16,768,007
Benefits Continuation(4)	$133,024	$199,535	$199,535	—
Matthew J. DiLiberto
Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death
Pro-Rata Bonus	$1,670,000	$1,670,000	$1,670,000	$1,670,000
Cash Severance	$5,070,000	$7,340,000	$3,670,000	1,400,000
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$2,536,747	$4,385,633	$2,536,747	$2,536,747
Benefits Continuation(4)	$47,227	$94,454	$141,681	—
Andrew S. Levine
Payment/Benefit	Termination without Cause or for Good Reason	Termination w/ Change in Control	Disability	Death
Pro-Rata Bonus	$1,062,500	$1,062,500	$1,062,500	$1,062,500
Cash Severance	$2,942,500	$4,585,000	$2,942,500	$1,300,000
Stock Option / Class O LTIP Unit Vesting(2)	—	—	—	—
LTIP Unit / Stock Unit Vesting(3)	$2,903,979	$4,542,689	$2,903,973	$2,903,973
Benefits Continuation(4)	$47,474	$94,948	$142,421	—

(1)
As we maintained life insurance policies for the benefit of the beneficiaries of Mr. Holliday in the amount of $10 million, as of December 31, 2023, the amount of the payments and benefits to be received by Mr. Holliday in the event of a termination upon death will be reduced by these amounts in accordance with his employment agreement.

(2)
Represents the value of the stock options or Class O LTIP units, if any, that would vest. Assumes that the per share value of the stock options or Class O LTIP units that vest equals (i) $45.17 per share, which was the closing price on the NYSE of one share of our common stock on December 29, 2023, less (ii) the exercise price per share of such stock options or the conversion threshold of such Class O LTIP units.

(3)
Represents the value of the LTIP units, if any, that would vest based on a price of $45.17 per unit, which was the closing price on the NYSE of one share of our common stock on December 29, 2023. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock. Does not include performance-based LTIP units that would only vest to the extent earned

76	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
based on the achievement of performance-based vesting criteria through the end of the performance period. Based on our performance as of December 31, 2022, our named executive officers would have (i) earned a portion of the performance-based LTIP units granted in 2022 and 2023 subject to operational performance hurdles and (ii) earned a portion of the performance-based LTIP units granted in 2022 and 2023 subject to relative TSR performance. See “—Compensation Discussion and Analysis—Other Compensation Policies and Information—Outstanding Annual Equity Award Performance Summary (2021-2023).”
(4)
Benefits continuation amounts are based on the actual expense for financial reporting purposes for the year ended December 31, 2023 for covering an employee under each of our group health plans during the applicable severance period.

In the event a change in control had occurred on December 31, 2023 without the termination of the employment of our named executive officers, Messrs. Holliday, DiLiberto and Levine would have been entitled to the pro-rata bonus payments set forth in the table above. In addition, TSR performance would have been measured pursuant to the Annual Performance-Based Awards, which would have resulted in (i) a portion of the awards granted in 2022 subject to relative TSR performance being earned and (ii) all of the awards granted in 2023 subject to both the absolute TSR modifier and relative TSR performance being earned, which earned awards would have remained subject to vesting based on continued employment, as described above. The aggregate number of LTIP units earned in such event is as follows: Mr. Holliday—333,307; Mr. DiLiberto—24,689; and Mr. Levine—24,689. Upon earning these additional LTIP units, each of our named executive officers would have been entitled to cash payments and distributions with respect to the following number of such LTIP units equal to (i) $6.9184 per unit granted in 2022: Mr. Holliday—57,169; Mr. DiLiberto—4,235; and Mr. Levine—4,235 and (ii) $3.2288 per unit granted in 2023: Mr. Holliday—276,138;Mr. DiLiberto—20,454; and Mr. Levine—20,454. In each case, these amounts equal the amounts that would have been received if such LTIP units had been entitled to receive full distributions from the beginning of the applicable performance period.
The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or change in control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include: accrued salary and vacation pay; earned and accrued, but unpaid, bonuses; distribution of plan balances under our 401(k) plan; life insurance proceeds in the event of death; and disability insurance payouts in the event of disability. All of the cash severance payments described below are to be made as lump sum payments at the time of termination; provided that, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the IRC, the payments are to be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum. As a result of provisions in the named executive officers’ employment agreements, in the event that any payment or benefit to be paid or provided to an executive set forth above would have been subject to the excise tax under Sections 280G of the IRC, the payments and benefits to such executive would have been reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a greater after-tax benefit to the executive. The amounts set forth in the table above have not been adjusted to reflect any such reduction that might be applicable.
Compensation Committee Interlocks and Insider Participation
Lauren B. Dillard (Chair), Carol N. Brown, Edwin T. Burton, III and John S. Levy, a former director, each served on the Compensation Committee during 2023. There are no Compensation Committee interlocks and none of our employees is a member of our Compensation Committee.
Pay Ratio Disclosure Rule
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer, or PEO. The PEO of our Company is Mr. Holliday.
For 2023, the annual total compensation of Mr. Holliday, our PEO, of $18,508,171 as shown in the Summary Compensation Table above, was approximately 313 times the annual total compensation of $59,083 of a median employee calculated in the same manner. We identified the median employee using the annual base salary and target annual cash incentive compensation, as of December 31, 2023, plus any long-term equity incentive awards granted in 2023 for all individuals (excluding our PEO) who were employed by us on December 31, 2023, the last day of our payroll year, whether employed on a full-time or part-time basis.
As of December 31, 2023, 880 of our 1,188 employees were hourly-paid employees involved in building operations, most of whom are subject to collective bargaining agreements. If these employees were not included for purposes of identifying our median employee, the annual total compensation of a median employee would be $163,151 and the annual total compensation of our PEO would be approximately 113 times such amount.

EXECUTIVE COMPENSATION	77
Pay Versus Performance
The information below presents the relationship between the compensation of our named executive officer and certain performance measures in accordance with Item 402(v) of Regulation S-K. For a discussion of our compensation programs and pay for performance philosophy, please refer to the section captioned “Compensation Discussion and Analysis,” above.
Pay Versus Performance Table
	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net (Loss) Income, in thousands ($)	Normalized FFO per Share ($)(5)
Year					Total Stockholder Return ($)(3)	Peer Group Total Stockholder Return ($)(4)
2023	18,508,171	30,796,068	6,439,504(6)	10,630,597(6)	66	71	(599,337)	5.48
2022	16,660,855	(11,758,654)	7,006,710(6)	(2,389,306)(6)	44	68	(76,303)	6.76
2021	21,088,057	32,642,206	7,711,773(6)	11,565,039(6)	90	103	480,632	6.58
2020	15,194,726	9,617,334	6,741,540(6)	4,723,677(6)	71	78	414,758	6.85

(1)
Represents amounts of “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual amount of compensation earned by or paid to Mr. Holliday during each year. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for each year to calculate the amounts set forth in “Compensation Actually Paid to PEO” column in the table above.

Year	Summary Compensation Table Total for PEO ($)	Less Summary Compensation Table Value of Equity Awards ($)(a)	Fair Value of Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2023	18,508,171	(15,767,540)	28,055,437	30,796,068
2022	16,660,855	(14,284,701)	(14,134,808)	(11,758,654)
2021	21,088,057	(18,099,677)	29,653,826	32,642,206
2020	15,194,726	(12,643,310)	7,065,918	9,617,334

(a)
Represents the sum of the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.

(b)
The equity award adjustments for each fiscal year include the following: (i) the addition of the year-end fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value of between the end of the prior fiscal year the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Awards ($)	Total Equity Award Adjustments ($)(i)
2023	18,575,794	4,556,883	1,292,938	2,027,376	—	1,602,445	28,055,437
2022	4,807,388	(14,493,069)	683,334	(2,002,870)	(4,842,970)	1,713,380	(14,134,808)
2021	25,933,302	2,631,512	1,318,015	(1,636,532)	—	1,407,529	29,653,826
2020	8,918,153	(3,385,784)	982,595	—	—	550,954	7,065,918

78	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
(i)
The fair values of time-based equity awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date. Performance-based restricted share units were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718.

(2)
Represents amounts of average “compensation actually paid” as computed in accordance with Item 402(v) of Regulation S-K, not the actual average amount of compensation earned by or paid to our named executive officers other than Mr. Holliday as a group. The table below reflects the adjustments made from the amounts reported in the “Total” column of the Summary Compensation Table for the named executive officers as a group (excluding Mr. Holliday) each year to calculate the amounts set forth in “Compensation Actually Paid to non-PEO NEOs” column in the table above, using the same methodology as set forth in footnote 1(b), above.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Less Average Summary Compensation Table Value of Equity Awards ($)(a)	Average Fair Value of Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	6,439,504	(5,716,304)	9,907,397	10,630,597
2022	7,006,710	(6,036,720)	(3,359,296)	(2,389,306)
2021	7,711,773	(6,677,199)	10,530,465	11,565,039
2020	6,741,540	(4,872,895)	2,855,032	4,723,677

(a)
Represents the sum of the amounts reported in the “Stock Awards” column of the Summary Compensation Table for the applicable fiscal year.

(b)
The equity award adjustments for each fiscal year reflect the same methodology set forth in footnote 1, above. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year(i)	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Awards ($)	Total Equity Award Adjustments ($)
2023	6,660,330	1,494,511	538,835	635,195	—	578,527	9,907,397
2022	1,882,454	(4,551,556)	905,033	(638,835)	(1,544,649)	588,257	(3,359,296)
2021	8,850,588	884,588	853,696	(543,494)	—	485,088	10,530,465
2020	2,947,962	(1,311,858)	1,018,117	—	—	200,812	2,855,032

(i)
The fair values of time-based equity awards are based on the closing price of our shares of common stock as reported on the NYSE on the relevant valuation date. Performance-based restricted share units were valued on the relevant valuation date using a Monte Carlo simulation model in accordance with the provisions of ASC Topic 718.

(3)
TSR is calculated assuming a $100 investment in the Company and the peer group on December 31, 2019, and assuming the reinvestment of any dividends during the applicable measurement period, calculated through the end of the year shown based on share prices.

(4)
Represents the TSR for the benchmarking peer group described in “Compensation Discussion and Analysis,” which includes the following peer companies: Alexandria Real Estate Equities, Inc., Boston Properties, Inc., Douglas Emmett, Inc., Empire State Realty Trust, Inc., Hudson Pacific Properties, Inc., Kennedy-Wilson Holdings, Inc., Kilroy Realty Corporation, Ladder Capital Corp, Paramount Group, Inc. and Vornado Realty Trust.

(5)
Normalized FFO per share represents reported FFO per share as adjusted for non-cash fair value adjustments, gains or losses on the early extinguishment of debt and other adjustments for comparability between periods.

(6)
Non-PEO named executive officers for 2023, 2022, 2021 and 2020 includes Messrs. Mathias, DiLiberto and Levine.

EXECUTIVE COMPENSATION	79
Relationship Between Compensation Actually Paid and Financial Performance
The following graphs illustrate the relationship across our last three completed fiscal years between the amounts disclosed in the Pay Versus Performance Table, above, as “Compensation Actually Paid” to our PEO and the “Average Compensation Actually Paid” to our non-PEO named executive officers and TSR, Peer Group TSR, Net Income and Normalized FFO per share.
COMPENSATION ACTUALLY PAID VS. TSR
COMPENSATION ACTUALLY PAID VS. NET (LOSS) INCOME

80	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
COMPENSATION ACTUALLY PAID VS. NORMALIZED FFO PER SHARE
Tabular List of Performance Measures
The following table lists the performance measures that we consider to be the most important performance measures we use to link compensation actually paid to its named executive officers for the most recently completed fiscal year to our performance.
Performance Measure
•
Normalized FFO per Share

•
Relative TSR

•
Annual Same Store Cash NOI Growth

•
Normalized Funds Available for Distribution

•
Combined Net Debt Reduction

•
Manhattan Same Store Office Leased Occupancy

•
Manhattan Office Leasing Volume

81
AUDIT COMMITTEE MATTERS
Change in Independent Registered Public Accounting Firm
As disclosed in our current report on Form 8-K filed with the SEC on November 29, 2023, management and our Audit Committee undertook and completed a process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2024. The Audit Committee invited several firms to participate in this process, including Ernst & Young LLP (“EY”), the Company’s independent registered accounting firm since 1997. As a result of this process and following careful deliberation, on November 27, 2023, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024, commencing January 1, 2024, and dismissed EY from that role following the completion of EY’s audits of the financial statements for each of the Company and SL Green Operating Partnership, L.P. (“SLGOP”) for the fiscal year ending December 31, 2023.
The audits conducted by EY of the financial statements of the Company and SLGOP as of and for the years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2023 and 2022, there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, among the Company, SLGOP and EY, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference in connection with its report to the subject matter of the disagreement.
In connection with the filing of this proxy statement, the Company furnished a copy of the above disclosures to EY and Deloitte, and has not received a statement from either accounting firm indicating that such firm does not agree with the above statements.
AUDIT COMMITTEE REPORT
The following report of the Audit Committee of the Board will not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference in any such document.
Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with our Audit Committee Charter. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023 filed by the Company with management.
Our Audit Committee reviewed and discussed with Ernst & Young LLP, our former independent registered public accounting firm, the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence.
Based on the review and discussions referred to above, our Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2023 filed by the Company.
The members of our Audit Committee are not engaged professionally in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit

82	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with accounting principles generally accepted in the U.S. or that our registered public accounting firm is in fact independent. The audit committee also appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of such appointment by the stockholders.
Submitted by our Audit Committee
Edwin T. Burton, III (Chair)	Betsy S. Atkins	Lauren B. Dillard	Craig M. Hatkoff

AUDIT COMMITTEE MATTERS	83
PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, the NYSE or the Company’s organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Deloitte & Touche LLP to the stockholders for ratification at the 2024 Annual Meeting. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm. Deloitte & Touche LLP has served as our independent registered public accounting firm commencing with our fiscal year beginning January 1, 2024 and is considered by our management to be well-qualified. See “Audit Committee Matters—Change in Independent Registered Public Accounting Firm” above. Deloitte & Touche LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

A representative of Deloitte & Touche LLP will attend the Annual Meeting, will be given the opportunity to make a statement at the Annual Meeting if he or she so desires and will be available to respond to appropriate questions. A representative of Ernst & Young is not expected to attend the Annual Meeting.

A majority of all of the votes cast with respect to this proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast”. Therefore, abstentions will have no effect on this proposal.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

84	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
PRE-APPROVAL POLICIES AND PROCEDURES OF
OUR AUDIT COMMITTEE
Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee’s or any of its members’ attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected below were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. All services provided by Ernst & Young LLP, our former independent registered public accounting firm, in 2023 were pre-approved by our Audit Committee. Our Audit Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.
FEE DISCLOSURE
	2023 ($)	2022 ($)
Audit Fees	3,576,000	3,547,000
Audit-Related Fees	221,000	87,000
Tax Fees	—	—
All Other Fees	—	—
TOTAL	3,797,000	3,634,000
Audit Fees
Fees, including out-of-pocket expenses, for audit services totaled approximately $3,576,000 in fiscal year 2023 and $3,547,000 in fiscal year 2022. Audit fees include fees associated with our annual audits and related reviews of our annual reports on Form 10-K and quarterly reports on Form 10-Q. In addition, audit fees include Sarbanes-Oxley Section 404 planning and testing, fees for joint venture audits, and services relating to public filings in connection with our preferred and common stock and debt offerings and certain other transactions. Our joint venture partners paid their pro rata share of any joint venture audit fees. Audit fees also include fees for accounting research and consultations.
Audit-Related Fees
Fees for audit-related services totaled approximately $221,000 in 2023 and $87,000 in 2022. The audit-related services principally include fees for operating expense audits and agreed-upon procedures projects.
Tax Fees
There were no fees for tax services, including tax compliance, tax advice and tax planning, in either 2023 or 2022.
All Other Fees
There were no fees for other services not included above in either 2023 or 2022.
Our Audit Committee considers whether the provision by Deloitte & Touche LLP of any services that would be required to be described under “All Other Fees” would be compatible with maintaining Deloitte & Touche LLP’s independence from both management and the Company.

85
STOCK OWNERSHIP INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock, $0.01 par value per share, and our common stock and common units in our operating partnership as of March 31, 2024, unless otherwise noted, for (i) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers who is not a director and (iv) our directors and executive officers as a group. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names.
As of March 31, 2024, the following shares and units were outstanding: (i) 65,858,830 shares of our common stock, (ii) 957,188 common units in our operating partnership (other than the units held by us) and (iii) 3,460,059 LTIP units (excluding unearned performance-based LTIP units, which may be earned based on the achievement of performance-based vesting hurdles).
	Common Stock		Common Stock and Units
Name**	Number of Shares Beneficially Owned(1)	Percent of Common Stock(2)	Number of Shares and Units Beneficially Owned(1)	Percent of Common Stock and Units(2)
5% HOLDERS
BlackRock, Inc.(3)	12,405,640	18.84%	12,405,640	17.65%
The Vanguard Group(4)	10,324,945	15.68%	10,324,945	14.69%
State Street Corporation(5)	4,423,621	6.72%	4,423,621	6.29%
Directors, Nominees for Director and Named Executive Officers
John H. Alschuler(6)	585	*	20,371	*
Betsy S. Atkins(7)	6,779	*	8,532	*
Carol N. Brown(8)	—	*	9,784	*
Edwin T. Burton, III(9)	5,207	*	40,641	*
Matthew J. DiLiberto(10)	3,871	*	206,203	*
Lauren B. Dillard(11)	12,007	*	46,013	*
Stephen L. Green(12)	—	*	850,723	1.21%
Craig M. Hatkoff	2,070	*	2,070	*
Marc Holliday(13)	10,301	*	1,241,834	1.77%
Andrew S. Levine(14)	8,832	*	245,198	*
Andrew Mathias(15)	6,189	*	908,501	1.29%
All Directors and Executive Officers as a Group (11 Persons)(16)	55,842	*	3,579,870	5.08%

*
Less than 1%.

**
Unless otherwise indicated, the business address is One Vanderbilt Avenue, New York, New York 10017-3852.

(1)
The number of shares of common stock “beneficially owned” by each beneficial owner is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes shares of common stock that may be acquired upon the exercise of options that are exercisable on or within 60 days after March 31, 2024. The “Number of Shares and Units Beneficially Owned” includes all shares included in the “Number of Shares Beneficially Owned” column plus (i) the number of shares of common stock for which common units and LTIP units may be redeemed (assuming, in the case of LTIP units, that they have first been converted into common units) regardless of whether such common units and LTIP units are currently redeemable, but excluding unearned

86	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
performance-based LTIP units and (ii) the number of shares of common stock issuable upon settlement of outstanding phantom units. Class O LTIP units are not included in the “Number of Shares and Units Beneficially Owned.” Class O LTIP units are not economically equivalent to common units, but vested Class O LTIP units may be converted in a manner similar to a net exercise of a stock option into a number of common units that will vary based on the value of the common units upon conversion and the conversion threshold for the Class O LTIP units. Common units are generally redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. LTIP units, subject to the satisfaction of certain conditions, may be converted on a one-for-one basis into common units. Holders of common units, LTIP units and phantom units are not entitled to vote such units on any of the matters presented at the 2024 Annual Meeting.
(2)
The total number of shares outstanding used in calculating the percentage of common stock held by each person assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 31, 2024 held by the beneficial owner and that no options held by other beneficial owners are exercised. The total number of shares and units outstanding used in calculating the percentage of common stock and units held by each person (a) assumes that all common units and LTIP units (other than unearned performance-based LTIP units) are vested in full and presented (assuming conversion in full into common units, if applicable) to our operating partnership for redemption and are acquired by us for shares of common stock, (b) does not separately include outstanding common units held by us, as these common units are already reflected in the denominator by the inclusion of all outstanding shares of common stock and (c) assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 31, 2024 and settlement for an equal number of shares of common stock of all phantom units held by the beneficial owner and that no options or phantom units held by other beneficial owners are exercised or settled.

(3)
Based on information provided on a Schedule 13G/A filed with the SEC on January 19, 2024, as of December 31, 2023, by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 11,764,248 shares and sole dispositive power with respect to 12,405,640 shares. The business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)
Based on information provided on a Schedule 13G/A filed with the SEC on February 13, 2024, as of December 29, 2023, by The Vanguard Group, or Vanguard. Vanguard reported shared voting power with respect to 96,950 shares, sole dispositive power with respect to 10,160,385 shares and shared dispositive power with respect to 164,560 shares. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based on information provided on a Schedule 13G/A filed with the SEC on January 30, 2024 as of December 31, 2023, by State Street Corporation. State Street Corporation reported shared voting power with respect to 3,533,781 shares and shared dispositive power with respect to 4,417,247 shares. The business address for State Street Corporation is One Congress Street, Suite 1, Boston, MA 02114.

(6)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 19,786 phantom units.

(7)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 1,753 phantom units.

(8)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 9,784 phantom units.

(9)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 35,434 phantom units.

(10)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 202,332 LTIP units (of which 81,707 LTIP units are subject to vesting). The totals exclude 15,000 Class O LTIP units and all unearned performance-based LTIP units.

(11)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 34,006 phantom units.

(12)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 658,697 common units, 167,134 LTIP units and 24,892 phantom units.

(13)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 1,231,533 LTIP units (of which 355,855 LTIP units are subject to vesting). The totals exclude 105,000 Class O LTIP units and all unearned performance-based LTIP units.

(14)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 236,366 LTIP units (of which 76,543 LTIP units are subject to vesting). The totals exclude 15,000 Class O LTIP units and all unearned performance-based LTIP units.

(15)
Includes, only under the “Number of Shares and Units Beneficially Owned” column, 902,312 LTIP units. The totals exclude all unearned performance-based LTIP units.

(16)
Includes an aggregate of 55,842 shares of common stock. Also includes, only under the “Number of Shares and Units Beneficially Owned” column, 658,697 common units, 2,739,677 LTIP units and 125,655 phantom units. See also Notes (6) – (15) above. Excludes unearned performance-based LTIP units and Class O LTIP units.

STOCK OWNERSHIP INFORMATION	87
Series I Preferred Stock
The following table sets forth the beneficial ownership of our Series I Cumulative Redeemable Preferred Stock, $0.01 par value, as of March 31, 2024, for (i) each of our directors, (ii) each of our named executive officers who is not a director and (iii) our directors and executive officers as a group. None of our executive officers or directors own any shares of our Series I Cumulative Redeemable Preferred Stock except as set forth below. As of March 31, 2024, there were 9,200,000 shares of our Series I Cumulative Redeemable Preferred Stock outstanding.
	Series I Cumulative Redeemable Preferred Stock
Name**	Number of Shares Beneficially Owned	Percent of Outstanding
Matthew J. DiLiberto	13,000	*
Marc Holliday	111,473	1.21%
Andrew S. Levine	15,000	*
All Directors and Executive Officers as a Group (12 Persons)	139,473	1.52%

*
Less than 1%.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied, with the exception of (i) Mr. Levine who inadvertently failed to file timely a Form 4 relating to the gift of shares of common stock on November 17, 2023, which transaction was subsequently reflected on a Form 4 filed on February 7, 2024 and (ii) Mr. Alschuler who failed to timely file a Form 4 relating to the conversion of phantom stock units into other securities held in an alternative investment account pursuant to the Company’s deferred compensation plan on March 1, 2024, which transaction was subsequently reflected on a Form 4 filed on March 12, 2024.

88
CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS
POLICIES AND PROCEDURES WITH RESPECT
TO RELATED PARTY TRANSACTIONS
All related party transactions (generally, transactions involving amounts exceeding $120,000 in which directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding common stock have an interest) are subject to approval or ratification in accordance with the procedures described below.
Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions and provides a recommendation to the independent directors as a group who then determine whether to approve the entry into such related party transaction. If the Company becomes aware of a related party transaction that has not been approved under the Company’s policy, then the related party transaction will be considered and, if the independent directors determine it to be appropriate, ratified, or terminated. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee and the independent directors take into account, among other factors they deem appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
No director may participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director must provide all material information concerning the related party transaction to our Nominating and Corporate Governance Committee and the independent directors.
If a related party transaction will be ongoing, the independent directors may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, the independent directors, on at least an annual basis, review and assess ongoing relationships with such related party to see that our management is in compliance with our independent directors’ guidelines and that such related party transaction remains appropriate.
Related party transactions are disclosed in our SEC filings.
CHAIRMAN EMERITUS AGREEMENT
On December 21, 2018, we and Stephen L. Green, the former Chairman of the Company, entered into a chairman emeritus agreement in connection with Mr. Green’s retirement as Chairman of the Company and transition into the role of Chairman Emeritus.
On March 29, 2022, we entered into a letter agreement with Mr. Green that amended certain terms of the chairman emeritus agreement. Pursuant to the letter agreement, Mr. Green’s monthly retainer fee was reduced and will ultimately be eliminated. For his service during the period from January 1, 2022 through December 31, 2022, Mr. Green received a monthly retainer fee of $36,111, and during the period from January 1, 2023 through December 31, 2023, Mr. Green received a monthly retainer fee of $18,056, in addition to any fees to which Mr. Green was entitled as a non-employee director.
As of January 1, 2024, Mr. Green no longer receives a monthly retainer and no longer provides consulting services to the Company, but will continue to hold the title of Chairman Emeritus. We will also continue to provide Mr. Green with perquisites under the chairman emeritus agreement consistent with those he previously received as Chairman, as modified by the letter agreement. In addition, Mr. Green is entitled, to the extent eligible, to continue to participate in our group health insurance at the expense of the Company or, if Mr. Green is not eligible, monthly cash payments equal to the amount payable by Mr. Green under COBRA for continued participation in our group health insurance under COBRA.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	89
ONE VANDERBILT AVENUE INVESTMENT
In December 2016, we entered into agreements with entities owned and controlled by our Chairman, Chief Executive Officer and Interim President, Marc Holliday, and our former President, Andrew Mathias, pursuant to which they agreed to make an investment in our One Vanderbilt project (inclusive of the property and SUMMIT One Vanderbilt) at the appraised fair market value for the interests acquired. This investment entitles these entities to receive a percentage of any profits realized by the Company from its One Vanderbilt project in excess of the Company’s capital contributions, of approximately 1.27% and 0.85%, respectively, on account of the property and 1.92% and 1.28%, respectively, on account of SUMMIT One Vanderbilt. The entities had no right to any return of capital. Accordingly, subject to previously disclosed repurchase rights, these interests had no value and these entities were not entitled to any amounts (other than limited distributions to cover tax liabilities incurred) unless and until the Company received distributions from the One Vanderbilt project in excess of the Company’s aggregate investment in the project. The entities owned and controlled by Messrs. Holliday and Mathias paid $1.4 million and $1.0 million, respectively, which equaled the fair market value of the interests acquired as of the date the investment agreements were entered into as determined by an independent third party appraisal that we obtained.
Messrs. Holliday and Mathias have the right to tender their interests in the project upon stabilization (50% within three years after stabilization and 100% three years or more after stabilization). In addition, the agreement calls for us to repurchase these interests in the event of a sale of One Vanderbilt or a transactional change of control of the Company. We also have the right to repurchase these interests on the seven-year anniversary of the stabilization of the project or upon the occurrence of certain separation events prior to the stabilization of the project relating to each of Messrs. Holliday’s and Mathias’s continued service with us. The price paid upon a tender of the interests will equal the liquidation value of the interests at the time, with the value being based on the project’s sale price, if applicable, or fair market value as determined by an independent third party appraiser. In 2022, stabilization of the property (but not SUMMIT One Vanderbilt) was achieved. Therefore, Messrs. Holliday and Mathias exercised their rights to tender 50% of their interests in the property (but not SUMMIT One Vanderbilt) for liquidation values of $17.9 million and $11.9 million, respectively, which were paid in July 2022. In 2023, stabilization of SUMMIT One Vanderbilt was achieved.
ONE VANDERBILT AVENUE LEASES
In November 2018, we entered into a lease agreement with the One Vanderbilt Avenue joint venture covering certain floors at the property. In March 2021, the lease commenced and we relocated our corporate headquarters to the leased space. For each of the years ended December 31, 2023 and 2022 we recorded $3.0 million of rent expense under the lease. Additionally, in June 2021, we, through a consolidated subsidiary, entered into a lease agreement with the One Vanderbilt Avenue joint venture for SUMMIT One Vanderbilt, which commenced operations in October 2021. For the year ended December 31, 2023, we recorded $38.9 million of rent expense under the lease, including percentage rent, of which $26.2 million was recognized as income as a component of equity in net loss from unconsolidated joint ventures in our consolidated statements of operations. For the year ended December 31, 2022, we recorded $33.0 million of rent expense under the lease, including percentage rent, of which $22.8 million was recognized as income as a component of equity in net loss from unconsolidated joint ventures in our consolidated statements of operations.
719 Seventh Avenue Transaction
In April 2024, a special purpose entity (the “SPE”), of which our former President and current director, Andrew Mathias, is a partner, entered into an arms-length, structured arrangement to acquire 719 Seventh Avenue, a property held by the Company in its alternative strategy portfolio of non-core assets. The property is encumbered by a mortgage of $50.0 million, which matures in December 2024, and is being conveyed for $30.5 million, plus certain fees payable to the Company. The lender has agreed to accept less than the full principal amount of the mortgage in discharging its lien, while permitting the Company to receive $4.5 million in connection with facilitating the transaction. None of such amounts will be payable to Mr. Mathias. Mr. Mathias is initially expected to own up to 40% of the equity of the SPE representing an investment by Mr. Mathias of up to approximately $7.0 million in the acquisition of the property. The transaction is subject to customary conditions and is expected to close prior to June 30, 2024.

90
OTHER INFORMATION
These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors, or the Board, of SL Green Realty Corp., a Maryland corporation, for use at our 2024 Annual Meeting of stockholders to be held on June 3, 2024 at 10:00 a.m., Eastern Time, in the auditorium at One Vanderbilt Avenue, New York, New York 10017 or at any postponement or adjournment of the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT
THE ANNUAL MEETING
What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?
In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we may furnish proxy materials, including this proxy statement and our 2023 annual report to stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. On or about April 19, 2024, we began mailing a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our 2023 annual report online, as well as instructions on how to vote.
We believe the delivery option that we have chosen this year allows us to provide our stockholders with the proxy materials they need, while lowering the cost of delivery of the materials and reducing the environmental impact of printing and mailing printed copies. If you would like to receive a paper or an e-mail copy of our proxy materials for the 2025 annual meeting or for all future annual meetings, you should follow the instructions for requesting such materials included in the Notice.
Who is entitled to vote at the Annual Meeting?
Holders of record of our common stock, $0.01 par value per share, at the close of business on March 28, 2024, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.
What is the purpose of the Annual Meeting?
At the Annual Meeting, you will be asked to vote on the following proposals:
•
Proposal 1: the election of the seven director nominees named in this proxy statement to serve on the Board for a one-year term and until their successors are duly elected and qualify

•
Proposal 2: the approval of an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K

•
Proposal 3: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024

You also may be asked to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

OTHER INFORMATION	91
What constitutes a quorum?
The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of any business at the Annual Meeting. As of the record date, there were 65,858,830 shares outstanding and entitled to vote at the Annual Meeting.
Each share of our common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
What vote is required to approve each proposal?
For Proposal 1, a majority of all the votes cast with respect to a nominee’s election is required for such nominee to be elected to serve on the Board. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee. Abstentions and broker non-votes are not counted as a vote cast either “for” or “against” a nominee, and therefore, will have no effect on the election of directors. For more information on the operation of our majority voting standard in director elections, see the section entitled “Our Board of Directors and Corporate Governance—Corporate Governance—Majority Voting Standard and Director Resignation Policy.”
A majority of all of the votes cast with respect to the proposal is required for approval of each of Proposals 2 and 3. In respect of Proposals 2 and 3, abstentions and broker non-votes are not counted as votes cast, and therefore will have no effect on the votes for these proposals.
How do I vote?
Voting in Person at the Annual Meeting. If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, and attend the Annual Meeting, you may vote in person at the Annual Meeting. If your shares are held by a bank, broker or other nominee, that is, in “street name,” and you wish to vote in person at the Annual Meeting, you will need to obtain a “legal proxy” from the bank, broker or other nominee that holds your shares of record.
If you received a paper copy of this Proxy Statement. You can vote by valid proxy received by telephone, electronically via the Internet or by mail. The deadline for voting by telephone or electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 2, 2024. If voting by mail, you must:
•
indicate your instructions on the proxy

•
date and sign the proxy

•
promptly mail the proxy in the enclosed envelope

•
allow sufficient time for the proxy to be received before the date of the Annual Meeting

If your shares are held in “street name” such as in a stock brokerage account, by a bank or other nominee, please follow the instructions you received from your broker with respect to the voting of your shares.
If you received a Notice of Internet Availability of Proxy Statement. Please submit your proxy electronically via the Internet using the instructions included in the Notice. The deadline for voting electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 2, 2024.
If you received an e-mail copy of this Proxy Statement. Please submit your proxy electronically via the Internet or telephonically using the instructions included on the Proxy Card. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on June 2, 2024.
If you have any questions regarding how to authorize your proxy by telephone or via the Internet, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.
Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the Annual Meeting.

92	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Can I change my vote after I have voted?
If you cast a vote by proxy, you may revoke it at any time before it is voted by:
•
filing a written notice revoking the proxy with our Secretary at our address;

•
properly signing and forwarding to us a proxy with a later date; or

•
voting during the Annual Meeting

If you attend the Annual Meeting, you may vote whether or not you previously have given a proxy, but your attendance (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in “street name,” only that bank, broker or other nominee can revoke your proxy on your behalf.
You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee, or by attending the Annual Meeting and voting during the meeting. See “How Do I Vote?—Voting During the Annual Meeting” above.
How is my vote counted?
If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for directors named in this proxy statement, “for” advisory approval of the compensation of our named executive officers, and “for” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
How does the Board recommend that I vote on each of the proposals?
The Board recommends that you vote:
Item	Board Recommendation
Proposal 1: Election of Directors
FOR the election of John H. Alschuler, Carol N. Brown, Lauren B. Dillard, Stephen L. Green, Craig M. Hatkoff, Marc Holliday and Andrew W. Mathias as directors to serve on the Board for a one-year term and until their successors are duly elected and qualify

Proposal 2: Approval of an Advisory Resolution Approving the Compensation of Our Named Executive Officers	FOR the approval of an advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K
Proposal 3: The Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024

OTHER INFORMATION	93
What other information should I review before voting?
Our 2023 annual report, including financial statements for the fiscal year ended December 31, 2023, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2023 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which contains additional information about the Company, on our website at http://www.slgreen.com or by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, Attention: Investor Relations. The 2023 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.
How do I change how I receive proxy materials in the future?
Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. If you received a paper copy of the proxy materials or the Notice of Internet Availability of Proxy Materials in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, Attention: Investor Relations, by sending a blank e-mail with the 16-digit control number on your Notice of Internet Availability to sendmaterial@proxyvote.com, via the internet at http://www.proxyvote.com or by telephone at (800) 579-1639. Your election will remain in effect until you change it.
What should I do if I received more than one Notice of Internet Availability of Proxy Materials?
There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please authorize your proxy in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own.
No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.
OTHER MATTERS
Attendance at the 2024 Annual Meeting
All stockholders of record, as well as stockholders that hold their shares through a broker, bank or similar organization, of shares of SLG’s common stock at the close of business on the record date, or their designated proxies, are authorized to attend the 2024 Annual Meeting. You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the Annual Meeting. To be admitted to the Annual Meeting, you will be required to present a recent brokerage statement or other evidence of your ownership of our stock as of the record date of the Annual Meeting. Stockholders will be able to vote and submit questions during the Annual Meeting.

94	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Solicitation of Proxies
We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of MacKenzie Partners, Inc. at an aggregate estimated cost of $15,000 plus out-of-pocket expenses.
Stockholder Proposals and Nominations
Proposals for Inclusion in our 2025 Proxy Materials
SEC rules permit stockholders to submit proposals to be included in our proxy materials if the stockholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Exchange Act. For a stockholder proposal to be considered for inclusion in our proxy materials for the 2025 annual meeting, the proposal must be delivered to our Secretary at the address provided below by December 20, 2024.
Director Nominations Under our Proxy Access Bylaws
Our proxy access bylaw permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. For the 2025 annual meeting, notice of a proxy access nomination must be delivered to our Secretary at the address provided below no later than December 20, 2024 and no earlier than November 20, 2024.
Other Proposals or Nominations to be brought before our 2025 Annual Meeting
Our bylaws permit a stockholder to propose items of business that are not intended to be included in our proxy materials and to nominate candidates other than under our proxy access bylaw if the stockholder complies with the procedures set forth in our bylaws. For the 2025 annual meeting, notice of such proposals or nominations must be delivered to our Secretary at the address provided below no later than March 5, 2025 and no earlier than February 3, 2025.
If the Company moves the 2025 annual meeting to a date that is more than 25 days before or after the date which is the one-year anniversary of this year’s Annual Meeting date (i.e., June 3, 2025), the Company must receive notice of proposals or nominations no later than the close of business on the 10th day following the earlier of the day on which the Company makes a public announcement of the meeting date or the day on which notice of the meeting date is first distributed to stockholders.
Additionally, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to our Secretary at the address provided no later than April 4, 2025.
Address for Submission of Notices and Additional Information
All stockholder nominations of individuals for election as directors or proposals of other items of business to be considered by stockholders at the 2025 Annual Meeting (whether or not intended for inclusion in our proxy materials) must be submitted in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, Attention: Andrew S. Levine, Secretary.
In addition, both the proxy access and the advance notice provisions of our bylaws require a stockholder’s notice of a nomination or other item of business to include certain information. Director nominees must also meet certain eligibility requirements. Any stockholder considering introducing a nomination or other item of business should carefully review our bylaws.

OTHER INFORMATION	95
Householding of Proxy Materials
The SEC adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that such broker will be “householding” communications, including the proxy materials, to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
Stockholders who currently receive only one copy of the proxy materials at their address and would like to receive additional copies and/or stockholders who no longer wish to participate in “householding” and would prefer to receive separate proxy materials in the future should direct their request either to their broker or to the Company in writing to SL Green Realty Corp., One Vanderbilt Avenue, 28th Floor, New York, New York 10017-3852, Attention: Investor Relations or by telephone at (212) 594-2700.
Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their future communications should direct their request either to their broker or to the Company at the address of telephone number above.

A-1
APPENDIX A:
INFORMATION REGARDING CERTAIN FINANCIAL MEASURES
Below is a reconciliation of net income attributable to our stockholders to Normalized Funds from Operations, or FFO, per share for the twelve months ended December 31, 2023 (amounts in thousands, except per share data).
Twelve months ended December 31, 2023
Normalized FFO Reconciliation:
Net loss attributable to SL Green common stockholders	$(579,509)
Add:
Depreciation and amortization	247,810
Joint venture depreciation and noncontrolling interest adjustments	284,284
Net loss attributable to noncontrolling interests	(42,033)
Less:
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(13,368)
Purchase price and other fair value adjustments	(6,813)
Loss on sale of real estate, net	(32,370)
Depreciable real estate reserves and impairments	(382,374)
Depreciation on non-rental real estate assets	4,136
FFO attributable to SL Green common stockholders and unit holders	$341,341
Add:
Non-cash fair value adjustments on mark-to-market derivatives	10,447
Loan loss and other investment reserves, net of recoveries	6,890
Loss on early extinguishment of debt	870
Non-recurring general and administrative charges related to the non-renewal of the Company’s former president	18,700
Normalized FFO attributable to SL Green common stockholders and unit holders	$378,248
Basic ownership interest:
Weighted average REIT common share and common share equivalents	63,809
Weighted average partnership units held by noncontrolling interests	4,163
Basic weighted average shares and units outstanding	67,972
Diluted ownership interest:
Weighted average REIT common share and common share equivalents	64,869
Weighted average partnership units held by noncontrolling interests	4,163
Diluted weighted average shares and units outstanding	69,032
FFO per share:
Basic	$4.98
Diluted	4.94
Normalized FFO per share:
Basic	5.52
Diluted	5.48

A-2	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
Below is a reconciliation of net income attributable to our stockholders to Normalized Funds Available for Distribution, or FAD, for the twelve months ended December 31, 2023 (amounts in thousands, except per share data).
Twelve months ended December 31, 2023
Normalized Funds Available for Distribution Reconciliation:
Net loss attributable to SL Green common stockholders	$(579,509)
Add:
Depreciation and amortization	247,810
Joint venture depreciation and noncontrolling interest adjustments	284,284
Net loss attributable to noncontrolling interests	(42,033)
Less:
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(13,368)
Purchase price and other fair value adjustments	(6,813)
Loss on sale of real estate, net	(32,370)
Depreciable real estate reserves and impairments	(382,374)
Depreciation on non-rental real estate assets	4,136
FFO attributable to SL Green common stockholders and unit holders	$341,341
Add:
Non real estate depreciation and amortization	4,136
Amortization of deferred financing costs	7,837
Non-cash deferred compensation	62,352
FAD adjustment for joint ventures	(81,112)
Straight-line rental income and other non-cash adjustments	(20,188)
Second cycle tenant improvements	(52,300)
Second cycle leasing commissions	(9,335)
Revenue enhancing recurring CAPEX	(1,458)
Non-revenue enhancing recurring CAPEX	(21,530)
Funds Available for Distribution	$229,743
Add:
Non-recurring general and administrative charges related to the non-renewal of the Company’s former president	18,700
Normalized Funds Available for Distribution	$248,443
Below are reconciliations of net income to operating income, same-store cash net operating income and same-store cash net operating income excluding lease termination income for the twelve months ended December 31, 2023 and 2022 (amounts in thousands).
	Year Ended December 31,
	2023	2022
Operating Income and Same-store cash NOI Reconciliation
Net loss	$(599,337)	(76,303)
Depreciable real estate reserves and impairments	382,374	6,313
Loss on sale of real estate, net	32,370	84,485
Purchase price and other fair value adjustments	17,260	8,118
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	13,368	131
Depreciation and amortization	247,810	216,167
SUMMIT Operator Tax Expense	9,201	2,647
Amortization of deferred financing costs	7,837	7,817
Interest expense, net of interest income	137,114	89,473
Operating income	$247,997	338,848
Equity in net loss from unconsolidated joint ventures	76,509	57,958

APPENDIX A	A-3
	Year Ended December 31,
	2023	2022
Marketing, general and administrative expense	111,389	93,798
Transaction related costs	1,099	409
Loan loss and other investment reserves, net of recoveries	6,890	—
SUMMIT operator expenses	101,211	89,207
Loss on early extinguishment of debt	870	—
Investment income	(34,705)	(81,113)
SUMMIT operator revenue	(118,260)	(89,048)
Non-building revenue	(44,568)	(47,161)
Net operating income (NOI)	$348,432	362,898
Equity in net loss from unconsolidated joint venture	(76,509)	(57,958)
SLG share of unconsolidated JV depreciation and amortization	266,340	241,127
SLG share of unconsolidated JV amortization of deferred financing costs	12,005	12,031
SLG share of unconsolidated JV interest expense, net of interest income	272,217	209,182
SLG share of unconsolidated JV loss on early extinguishment of debt	—	325
SLG share of unconsolidated JV investment income	(1,271)	(1,420)
SLG share of unconsolidated JV non-building revenue	(14,336)	(7,232)
NOI including SLG share of unconsolidated JVs	$806,878	758,953
NOI from other properties/affiliates	(110,012)	(69,939)
Same-Store NOI	$696,866	689,014
Straight-line and free rent	(10,049)	(5,933)
Amortization of acquired above and below-market leases, net	53	(22)
Operating lease straight-line adjustment	815	815
SLG share of unconsolidated JV straight-line and free rent	(20,087)	(48,207)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(17,938)	(17,598)
SLG share of unconsolidated JV ground lease straight-line adjustment	678	770
Same-store cash NOI	$650,338	618,839
Lease termination income	(3,622)	(1,199)
SLG share of unconsolidated JV lease termination income	(2,265)	(8,515)
Same-store cash NOI excluding lease termination income	$644,451	609,125

Notes:
Funds from Operations and Normalized Funds from Operations
Funds from Operations, or FFO, is a widely recognized non-GAAP financial measure of REIT performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. We also use FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an

A-4	SL GREEN REALTY CORP. 2024 PROXY STATEMENT
indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
We also present Normalized FFO, defined as FFO excluding the impact of discrete transactions (set forth in the table above) that impacted FFO in 2023, which we present to enhance the comparability of our FFO across periods.
Funds Available for Distribution and Normalized Funds Available for Distribution
Funds Available for Distribution, or FAD, is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company’s unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
We also present Normalized FAD, defined as FAD excluding the impact of discrete transactions (set forth in the table above) that impacted FAD in 2023, which we present to enhance the comparability of our FAD across periods.
Same-Store Cash Net Operating Income
Net Operating Income, or NOI, is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
We present NOI and Cash NOI because we believe that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of our properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. We use these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Same-Store refers to properties owned in the same manner during both the current and prior year, excluding development and redevelopment properties that are not stabilized for both the current and prior year.
SLG Share of Unconsolidated JV is computed by multiplying the referenced line item by the Company’s percentage ownership or economic interest in the respective joint ventures and may not accurately depict the legal and economic implications of holding a non-controlling interest in the respective joint ventures.

SL Green Realty Corp.
One Vanderbilt Avenue,
New York, NY 10017
212 594 2700 | slgreen.com

SCAN TO
VIEW MATERIALS & VOTE

V39705-P07048

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

SL GREEN REALTY CORP.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. John H. Alschuler	☐	☐	☐
1b. Carol N. Brown	☐	☐	☐
1c. Lauren B. Dillard	☐	☐	☐
1d. Stephen L. Green	☐	☐	☐
1e. Craig M. Hatkoff	☐	☐	☐
1f. Marc Holliday	☐	☐	☐
1g. Andrew W. Mathias	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.
The undersigned hereby acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference, and revoke(s) any proxy or proxies heretofore given with respect to the Annual Meeting. This proxy may be revoked at any time prior to the time voting is declared closed by giving the corporate secretary of SL Green Realty Corp. written notice of revocation or by a subsequently dated proxy, or by casting a ballot at the Annual Meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV39705-P07048For Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !SL GREEN REALTY CORP.ONE VANDERBILT AVENUENEW YORK, NY 100171. Election of DirectorsNominees:The Board of Directors recommends you vote FOR thefollowing:1b. Carol N. Brown1a. John H. Alschuler1c. Lauren B. Dillard1d. Stephen L. Green1e. Craig M. Hatkoff1g. Andrew W. Mathias1f. Marc Holliday2. To approve, on a non-binding advisory basis, our executivecompensation.The Board of Directors recommends you vote FOR thefollowing proposals:NOTE: The proxies are authorized to vote in their discretionupon such other business as may properly come before theAnnual Meeting, including any adjournments or postponementsthereof.The undersigned hereby acknowledge(s) receipt of the Noticeof the Annual Meeting of Stockholders, the terms of which areincorporated herein by reference, and revoke(s) any proxy orproxies heretofore given with respect to the Annual Meeting.This proxy may be revoked at any time prior to the timevoting is declared closed by giving the corporate secretary ofSL Green Realty Corp. written notice of revocation or by asubsequently dated proxy, or by casting a ballot at the AnnualMeeting.This solicitation of proxies is made by and on behalf of theBoard. The validity of this proxy is governed by the MarylandGeneral Corporation Law and applicable federal securities laws.This proxy does not revoke any prior powers of attorney exceptfor prior proxies given in connection with the Annual Meeting.3. To ratify the appointment of Deloitte & Touche LLP asour independent registered public accounting firm forthe fiscal year ending December 31, 2024.SL GREEN REALTY CORP.SCAN TOVIEW MATERIALS & VOTE wAUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 p.m. Eastern Time on June 2, 2024. Have your proxycard in hand when you access the web site and follow the instructions to obtainyour records and to create an electronic voting instruction form.AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 p.m. Eastern Time on June 2, 2024. Have your proxy card in hand whenyou call and then follow the instructions.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meetingto be Held on June 3, 2024: The Notice and Proxy Statement and 2023 Annual Report are available atwww.proxyvote.com. V39706-P07048SL GREEN REALTY CORP.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned stockholder(s) hereby appoint(s) Marc Holliday and Andrew S. Levine, or either of them, as proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent and to vote as designated on the reverse side of this ballot all of the shares of Common Stock of SL GREEN REALTY CORP. that the stockholder(s) is/are entitled to vote at theAnnual Meeting of Stockholders to be held at the Auditorium at One Vanderbilt, One Vanderbilt Avenue, New York, NY 10017 at 10:00 A.M., Eastern Time on Monday, June 3, 2024 and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) AND IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED ON THE REVERSE SIDE HEREOF, AND FOR PROPOSALS 2 AND 3.PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side